Exhibit 96.1

TECHNICAL REPORT SUMMARY ON THE SANTA CRUZ PROJECT, ARIZONA, USA

S-K 1300 REPORT

IVANHOE ELECTRIC INC.

NORDMIN ENGINEERING LTD. PROJECT NO: 22032-01

SIGNATURE DATE: MAY 18, 2022

EFFECTIVE DATE: DECEMBER 8, 2021

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	1	Nordmin Engineering Ltd.

TECHNICAL REPORT SUMMARY ON THE SANTA CRUZ PROJECT, ARIZONA, USA

NORDMIN ENGINEERING LTD. PROJECT NO: 22032-01

Prepared by:

Nordmin Engineering Ltd.

160 Logan Ave., Thunder Bay, ON P7A 6R1

for:

Ivanhoe Electric Inc.

606 – 999 Canada Place

Vancouver, BC V6C 3E1

Canada

Signature Date: May 18, 2022

Effective Date: December 8, 2021

REVISION HISTORY

REV. NO	ISSUE DATE	PREPARED BY	REVIEWED BY	APPROVED BY	DESCRIPTION OF REVISION
4.3	December 13, 2021	Nordmin	IVNE		Initial Draft
5.2	December 17, 2021	Nordmin	IVNE		Draft
5.4	December 17, 2021	Nordmin	QP	QP/Nordmin	Draft
6.1	March 8, 2022	Nordmin	QP	QP/Nordmin	Draft
6.2	May 18, 2022	Nordmin	QP	QP/Nordmin	Final Issued

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	2	Nordmin Engineering Ltd.

CONTENTS

1	EXECUTIVE SUMMARY	14
1.1	Summary	14
1.2	Property Description, Ownership and Tenure	14
1.2.1	Mineral Tenure, Surface Rights, Royalties, Agreements, and Permits	14
1.3	Geology and Mineralization	15
1.4	Status of Exploration	15
1.5	Mineral Resource Estimate	16
1.6	Conclusions and Recommendations	18
2	INTRODUCTION	19
2.1	Registrant and Purpose	19
2.1.1	Information Sources and References	19
2.1.2	Site Visit	19
2.2	Previous Reporting	20
2.2.1	Previous Exploration Reports	20
2.3	Units of Measure	20
2.4	Symbols, Abbreviations and Acronyms	21
3	PROPERTY DESCRIPTION	23
3.1	Legal Description of Real Property	23
3.2	Property Location	23
3.3	Land Tenure and Underlying Agreements	24
3.4	Royalties	26
3.5	Permits and Authorization	27
3.6	Environmental Liabilities	28
4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	29
4.1	Accessibility and Infrastructure	29
4.2	Climate	30
4.3	Local Resources	30
4.4	Physiography	31
5	HISTORY	32
5.1	Introduction	32

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	3	Nordmin Engineering Ltd.

5.2	Previous Exploration	34
5.2.1	Sacaton Mine	34
5.2.2	Santa Cruz and Texaco Deposits	35
5.3	Previous Reporting	39
5.3.1	Hanna 1982	39
5.3.2	In Situ Joint Venture 1997	39
5.3.3	IMC 2013	39
5.3.4	Stantec-Mining 2013	40
5.3.5	Physical Resource Engineering 2014	40
5.4	Historical Production	40
5.5	Nordmin QP Opinion	40
6	GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT	40
6.1	Regional Geology	40
6.2	Metallogenic Setting	41
6.3	Santa Cruz Project Geology	45
6.3.1	Geologic Units	48
6.4	Property Mineralization	50
6.4.1	Hypogene Mineralization at the Santa Cruz Deposit	52
6.4.2	Supergene Mineralization at the Santa Cruz Deposit	53
6.4.3	Hypogene Mineralization at the Texaco Deposit	53
6.4.4	Supergene Mineralization at the Texaco Deposit	56
6.5	Alteration	56
6.5.1	Hypogene Alteration at the Santa Cruz Deposit	56
6.5.2	Supergene Alteration at the Santa Cruz Deposit	57
6.5.3	Hypogene Alteration at the Texaco Deposit	57
6.5.4	Supergene Alteration at the Texaco Deposit	57
6.6	Structural Geology	57
6.7	Deposit Types	58
6.8	Nordmin QP Opinion	61
7	EXPLORATION	62
7.1	IVNE Geophysical Exploration	62
7.2	Historic Geophysical Exploration	64
7.3	Historical Data Compilation	67

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7.4	Drilling	69
7.4.1	Historic Drilling – Santa Cruz Deposit	69
7.4.2	Historic Drilling – Texaco Deposit	69
7.4.3	2021 Drilling – IVNE	70
7.5	Geotechnical Data	72
7.6	Hydrogeological Data	72
7.7	Nordmin QP Opinion	72
8	SAMPLE PREPARATION, ANALYSES AND SECURITY	74
8.1	Assay Sample Preparation and Analysis	74
8.1.1	IVNE Core Sample Preparation and Analysis – 2021	74
8.1.2	Historic Core Assay Sample and Analysis	77
8.2	Specific Gravity Sampling	77
8.3	Quality Assurance/Quality Control Programs	78
8.3.1	Standards	78
8.3.2	Blanks	84
8.3.3	Field and Laboratory Duplicates	85
8.4	Security and Storage	89
8.5	Nordmin QP’s Opinion on the Adequacy of Sample Preparation, Security, and Analytical Procedures.	89
9	DATA VERIFICATION	90
9.1	Nordmin Site Visit 2022	90
9.1.1	Field Collar Validation	91
9.1.2	Core Logging, Sampling, and Storage Facilities	94
9.1.3	Independent Sampling	97
9.1.4	Audit of Analytical Laboratory	99
9.2	Twin Hole Analysis	99
9.3	Database Validation	103
9.4	Review of Company’s QA/QC	103
9.5	Nordmin QP’s Opinion	103
10	MINERAL PROCESSING AND METALLURGICAL TESTING	104
10.1	CGCC Studies (1976-1982)	104
10.1.1	Sample Selection	104
10.1.2	Grinding Studies	105
10.1.3	Flotation Studies	105

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	5	Nordmin Engineering Ltd.

10.1.4	Leaching Studies	106
10.1.5	Copper Measurement	106
10.2	ASARCO Study by Mountain States Engineering (1980)	107
10.3	Santa Cruz In Situ Study	107
10.4	Process Factors and Deleterious Elements	108
10.5	QP Opinion	108
11	MINERAL RESOURCE ESTIMATES	109
11.1	Drill Hole Database	109
11.2	Domaining	110
11.2.1	Geological Domaining	110
11.2.2	Regression	112
11.2.3	Mineralization Domaining	113
11.3	Exploratory Data Analysis	114
11.4	Data Preparation	118
11.4.1	Non-assayed Assay Intervals	118
11.4.2	Outlier Analysis and Capping	118
11.4.3	Compositing	120
11.4.4	Specific Gravity	120
11.4.5	Block Model Strategy and Analysis	121
11.4.6	Assessment of Spatial Grade Continuity	121
11.4.7	Block Model Definition	125
11.4.8	Interpolation Method	126
11.4.9	Search Strategy	126
11.5	Block Model Validation	127
11.5.1	Visual Comparison	128
11.5.2	Swath Plots	137
11.6	Mineral Resource Classification	140
11.7	Copper Pricing	142
11.7.1	Global Refined Copper Consumption and Production	142
11.7.2	Copper Prices	143
11.7.3	Commodity Price Projections	146
11.8	Reasonable Prospects of Eventual Economic Extraction	146
11.9	Mineral Resource Estimate	147

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	6	Nordmin Engineering Ltd.

11.10	Mineral Resource Sensitivity to Reporting Cut-off	149
11.11	Interpolation Comparison	149
11.12	Factors That May Affect the Mineral Resources	151
11.13	Nordmin’s QP Opinion	151
12	MINERAL RESERVE ESTIMATES	152
13	MINING METHODS	152
14	PROCESSING AND RECOVERY METHODS	152
15	INFRASTRUCTURE	152
16	MARKET STUDIES	152
17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS	152
18	CAPITAL AND OPERATING COSTS	152
19	ECONOMIC ANALYSIS	152
20	ADJACENT PROPERTIES	153
20.1	Cactus Project	153
21	OTHER RELEVANT DATA AND INFORMATION	156
22	INTERPRETATION AND CONCLUSIONS	157
22.1	Introduction	157
22.2	Mineral Tenure, Surface Rights, Royalties, and Agreements	157
22.3	Geology and Mineral Resource Modelling	158
22.4	Exploration, Drilling, and Analytical Data Collection in Support of Mineral Resource Estimation	158
22.5	Processing and Metallurgical Testing	159
22.6	Mineral Resource Estimate	159
22.7	Conclusions	162
23	RECOMMENDATIONS	163
24	REFERENCES	164
25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT	166
26	DATE AND SIGNATURE PAGE	167

APPENDIX A: Property and Rights

APPENDIX B: Standard, Blank and Duplicate Charts

APPENDIX C: Data Analysis Grade Domains

APPENDIX D: Block Model Classification Images

APPENDIX E: Block Model Validation Images

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	7	Nordmin Engineering Ltd.

LIST OF FIGURES

Figure 3-1: Land ownership	24
Figure 3-2: Land ownership including Mainspring property location	26
Figure 4-1: Location map	29
Figure 4-2: Average temperatures and precipitation	30
Figure 5-1: Historic drill collars, IMC mineral inventory outlines and historic deposit and exploration target names (white) as well as current project names for IVNE and Arizona Sonoran Copper Company assets (in yellow).	33
Figure 6-1: Regional geology of Cu porphyry belt and map of location of Cu porphyry deposits hosted in the area	42
Figure 6-2: Map of structures related to extension during the mid-Cenozoic	43
Figure 6-3: Generalized cross-section through well-developed supergene enrichment profile showing geochemical stratigraphy Leached capping environment and metals mobility engendered through oxidative destruction of pyrite and Cu ore sulphides.Pyrite contributes four moles of H+(aq) per mole of pyrite, with Fe++(aq) and sulphate; ferrous iron oxidizes rapidly to H+(aq) and Fe+++(aq), the latter serving as a strong oxidizer for Cu sulphides. Cu sulphides produce nominal to no low pH solutions upon weathering. Lateral transport of iron and Cu produces ferricretes of hematite > goethite and exotic Cu as silicates, sulphates, halides, and Cu++ adsorbed onto goethite and manganese oxides. Oxidation along sheeted fractures and faults deepens the topographic base of all supergene stratigraphic intervals, as do supergene solutions migrating through phyllic and argillic-altered host rocks. Reactive host rocks shown on the margins of the figure attenuate Cu transport and produce erratic, fracture-controlled in situ development of Cu oxides; such in situ development of Cu oxides would be characteristic of K-silicate–altered (potassic) rock volumes. For scale, note that any of the three supergene-related geochemical zones may be variably developed such that thicknesses may range from nominal to several hundred metres as a function of the maturity of the weathering profile. Abbreviations: bn = bornite, cp = chalcopyrite, HW = hanging wall, mt = magnetite, py = pyrite (Chávez, 2021)	44
Figure 6-4: Santa Cruz property mineralization cross-section (ASARCO, 1978)	45
Figure 6-5: Cross-section of the Santa Cruz system (Vikre et al.2014)	46
Figure 6-6: Plan map of the diatreme pipes, maar and tephra deposits at the Santa Cruz Project (Vikre et al.2014)	47
Figure 6-7: Simplified stratigraphic section of the Santa Cruz Project (IVNE documents)	48
Figure 6-8: Plan map of simplified mineralization and alteration zonation at the Texaco deposit (Kreis, 1978)	54
Figure 6-9: Historic cross-section of mineralization and alteration zonation at the Texaco deposit (Kreis, 1978)	55
Figure 6-10: Simplified alteration and mineralization zonation model of a porphyry Cu deposit, after Lowell and Guilbert, 1970.	59

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	8	Nordmin Engineering Ltd.

Figure 6-11: Schematic representation of an exotic Cu deposit and its relative position to an exposed porphyry Cu system (Fernandez-Mote et al., 2018; modified after Münchmeyer 1996; Sillitoe 2005).	60
Figure 6-12: Typical Cu porphyry cross-section displaying hypogene and supergene mineralization processes and associated minerals (modified from Asmus, B., [2013])	61
Figure 7-1: Gravity data stations (left) and Arizona State aeromagnetic data (Earthfield report to IVNE, 2021)	62
Figure 7-2: Proposed passive seismic survey configuration and stations showing historic mineral inventories, IVNE surface access agreements, and historic drilling	63
Figure 7-3: ASARCO map illustrating interpreted ground and aeromagnetic data detailed in historic report “Recommended Drilling Santa Cruz Project,” M.A.970 Pinal County, Arizona, August 21, 1964, by W.E. Saegart	66
Figure 7-4 Plan map of CG drill hole collars as blue dots	67
Figure 7-5 Plan map of SC drill hole collars as red dots	68
Figure 7-6: Collar locations of the historic diamond drilling (orange) versus recent 2021 IVNE twin drill holes (blue)	71
Figure 8-1: NTT diamond bladed automatic core saw used for cutting diamond drill core for sampling	75
Figure 8-2: Core storage at IVNE offices/core shack	76
Figure 8-3: (Left) samples placed in burlap and inner plastic bags labelled with sample numbers; (Right) sample batches placed in large plastic bags and bins for shipping to lab	76
Figure 8-4: Santa Cruz deposit, Oreas 908 standard total Cu (g/t), assayed at Skyline Laboratories	81
Figure 8-5: Santa Cruz deposit, Oreas 908 standard cyanide soluble Cu (g/t), assayed at Skyline Laboratories	81
Figure 8-6: Santa Cruz deposit, Oreas 908 standard cyanide soluble Cu (g/t), assayed at Skyline Laboratories	82
Figure 8-7: Santa Cruz deposit, Oreas 908 standard total Cu (g/t), assayed at American Assay Laboratories	82
Figure 8-8: Santa Cruz deposit, Oreas 908 standard acid soluble Cu (g/t), assayed at American Assay Laboratories	83
Figure 8-9: Santa Cruz deposit, Oreas 908 standard cyanide soluble Cu (g/t), assayed at American Assay Laboratories	83
Figure 8-10: Blanks submitted by IVNE to Skyline Laboratories as a part of their QA/QC process	84
Figure 8-11: Blanks submitted by IVNE to American Assay Laboratories as a part of their QA/QC process	85
Figure 8-12: Original versus field duplicate sample results as total Cu (%) from samples submitted to Skyline Laboratories	86
Figure 8-13: Original versus field duplicate sample results as total Cu (%) from samples submitted to American Assay Laboratories	87
Figure 8-14: Duplicates completed by Skyline Laboratories as a part of their QA/QC process	88
Figure 8-15: Duplicates completed by American Assay Laboratories as a part of their QA/QC process	88
Figure 9-1: Map of check drill hole collars from the 2022 site visit, also displaying all diamond drill hole collars	92

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	9	Nordmin Engineering Ltd.

Figure 9-2: Map of historic drill hole collars, also displaying all diamond drill hole collars	93
Figure 9-3: Collars for historic diamond drill holes CG-091 and CG-030	94
Figure 9-4: IVNE core logging facility located in Casa Grande, Arizona	95
Figure 9-5: Core photography station at the IVNE core logging facility	96
Figure 9-6: Nordmin independent sampling total Cu (%) assays from Skyline Laboratories	98
Figure 9-7: Nordmin independent sampling acid soluble Cu (%) assays from Skyline Laboratories	98
Figure 9-8: Nordmin independent sampling of cyanide soluble (%) assays from Skyline Laboratories	99
Figure 9-9: Collar locations of historic diamond drilling (orange) versus recent 2021 IVNE twin drill holes (blue)	100
Figure 9-10: Comparison of assays from SCC-001 versus CG-027. A) shows the direct comparison of total Cu assays as Cu (%). B) SCC-001 and CG-027 showing downhole charts of acid soluble Cu assays (%) on the left and total Cu (%) assays on the right.	101
Figure 11-1: Plan view of Santa Cruz Project diamond drilling	109
Figure 11-2: Domaining hierarchy of the Santa Cruz Project	110
Figure 11-3: Santa Cruz deposit domain idealized cross-section	112
Figure 11-4: Histogram and log probability plots for the Cu-oxide LG Sub-Domain	116
Figure 11-5: Histogram and log probability plots for the primary Cu LG Sub-Domain	116
Figure 11-6: Histogram and log probability plots for the chalcocite enrichment LG Sub-Domain	117
Figure 11-7: Histogram and log probability plots for the exotic Cu LG Sub-Domain	117
Figure 11-8: Primary Domain total Cu variogram	123
Figure 11-9: Oxide Domain total Cu variogram	123
Figure 11-10: Oxide Domain acid soluble Cu variogram	124
Figure 11-11: Chalcocite Enriched Domain Total Cu Variogram	124
Figure 11-12: Exotic Domain Total Cu Variogram	125
Figure 11-13: Cross-section outlining the analysis of cyanide soluble Cu estimation within the Chalcocite Enriched Domain	128
Figure 11-14: Block model validation, total Cu, cross-section	129
Figure 11-15: Block model validation, acid soluble Cu, cross-section	130
Figure 11-16: Block model validation, cyanide soluble Cu, cross-section	131
Figure 11-17: Block model validation, total Cu, cross-section	132
Figure 11-18: Block model validation, acid soluble Cu, cross-section	133
Figure 11-19: Block model validation, cyanide soluble Cu, cross-section	134
Figure 11-20: Block model validation, total Cu, cross-section	135

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	10	Nordmin Engineering Ltd.

Figure 11-21: Block model validation, acid soluble Cu, cross-section	136
Figure 11-22: Block model validation, cyanide soluble Cu, cross-section	137
Figure 11-23: Swath plots, total cu	138
Figure 11-24: Swath plots, acid soluble cu	138
Figure 11-25: Swath plots, cyanide soluble cu	139
Figure 11-26: Plan section demonstrating resource classification, -260 m depth	140
Figure 11-27: Plan section demonstrating resource classification, -475 m depth	141
Figure 11-28: Vertical section displaying resource classification	142
Figure 11-29: Global copper demand 2000-2040	143
Figure 11-30: A century of Cu prices	144
Figure 11-31: Projected mine supply demand to 2040	146

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	11	Nordmin Engineering Ltd.

LIST OF TABLES

Table 1-1: Santa Cruz Deposit Mineral Resource Estimate, 0.39% Total Cu CoG	17

Table 2-1: Symbols, Abbreviations and Acronyms Used in this Technical Report	21

Table 4-1: Description of Physiography of the Casa Grande Area, Santa Cruz Exploration Property	31

Table 5-1: Sacaton Historic Mine Production (Fiscal Years Ended December 31)	34

Table 5-2: History of Exploration Activities Across the Santa Cruz and Texaco Deposits	35

Table 7-1: Summary of Historic Exploration on the Santa Cruz Project and Surrounding Area	65

Table 7-2 Summary of Available Data by Region	68

Table 7-3: Drilling History Within the Santa Cruz Project Area	69

Table 7-4: Drilling History Within the Texaco Exploration Target Area of the Santa Cruz Project	70

Table 7-5 IVNE 2021 Drilling on the Santa Cruz Deposit	70

Table 7-6: Santa Cruz Project SG Measurements	72

Table 8-1: CRMs Inserted by IVNE into Sample Batches Sent to Skyline Laboratories	79

Table 8-2: CRMs Inserted by IVNE into Sample Batches Sent to American Assay Laboratories	80

Table 8-3: Skyline Laboratory Submitted CRMs	80

Table 8-4: American Assay Laboratory Submitted CRMs	80

Table 9-1: Check Coordinates for IVNE 2021 Drilling, March 3, 2022	91

Table 9-2: Check Coordinates for Historic Drilling Within the Santa Cruz Deposit, March 3, 2022	92

Table 9-3: Original Assay Values Versus Nordmin Check Sample Assay Values from the 2022 Site Visit	97

Table 9-4: Downhole Lithology Logging Comparison of CG-027 versus SCC-001	102

Table 11-1: Drill Hole Count Summary	110

Table 11-2: Mineral Resource Estimate Number of Assays by Assay Type	110

Table 11-3: Santa Cruz Geological Domains	111

Table 11-4: Regression Analysis for Acid Soluble Cu	113

Table 11-5: Regression Analysis for Cyanide Soluble Cu	113

Table 11-6: Santa Cruz Deposit Domain Wireframes	114

Table 11-7: Santa Cruz Deposit Domain, Assays by Cu Grade Sub-Domain	115

Table 11-8: Assays at Minimum Detection	118

Table 11-9: Santa Cruz Domain, Outlier Analysis, and Capping	119

Table 11-10: Santa Cruz Deposit Composite Analysis	120

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Table 11-11: Santa Cruz Deposit Variography Parameters	122

Table 11-12: Santa Cruz Deposit Block Model Definition Parameters	125

Table 11-13: Santa Cruz Deposit Block Model Search Parameters	127

Table 11-14: Consensus Copper Pricing 2021-2024	145

Table 11-15: Input Parameter Assumptions	147

Table 11-16: Santa Cruz Deposit Mineral Resource Estimate, 0.39% Total Cu CoG	148

Table 11-17: Mineral Resource Sensitivity for Total Cu	149

Table 11-18: Interpolation Comparison	150

Table 20-1: Global Mineral Resource Estimate of the Cactus Project. Source – Arizona Sonoran Copper Company, Inc. Cactus Project, Arizona, USA, PEA, Effective August 31, 2021	155

Table 20-2: Resource Estimate Utilized for the PEA. Source – Arizona Sonoran Copper Company, Inc. Cactus Project, Arizona, USA, PEA, Effective August 31, 2021	155

Table 20-3: Financial Results of the Cactus Project PEA. Source – Arizona Sonoran Copper Company, Inc. Cactus Project, Arizona, USA, PEA, Effective August 31, 2021	155

Table 22-1: Santa Cruz Deposit Mineral Resource Estimate, 0.39% Total Cu CoG	161

Table 23-1: 2022 Budget	163

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	13	Nordmin Engineering Ltd.

1	EXECUTIVE SUMMARY

1.1	Summary

Nordmin Engineering Ltd. (Nordmin) was retained by Ivanhoe Electric Inc. (IVNE or “the Company”) to prepare an independent Technical Report Summary (Technical Report) on the Santa Cruz Project, located approximately 11 km west of the town of Casa Grande in Arizona, USA. The purpose of this report is to support the Mineral Resource Estimate for the Santa Cruz Project (“the Project”) as of December 8th, 2021.

This Technical Report Summary conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. Nordmin completed a visit of the property from March 2nd to March 6th, 2022.

IVNE is a private company, with their corporate office located at 606 – 999 Canada Place, Vancouver, BC V6C 3E1, Canada.

1.2	Property Description, Ownership and Tenure

The Santa Cruz Project is located 11 kilometres (km) west of the town of Casa Grande, Arizona, and is approximately one hour’s drive south of the capital Phoenix and covers a cluster of deposits/targets about 11 km long and 1.6 km wide. The Santa Cruz Project centroid is approximately -111.88212, 32.89319 (WGS84) in Township 6 S, Range 4E, Section 13, Quarter C.

The property and rights owned by IVNE are described in Appendix A. These rights and title have not been independently verified, and the Title Opinion and Reliance letter by Marian Lalonde dated October 29, 2021, of Fennemore Law, Tucson, Arizona, has been relied upon by Nordmin for this section of the Technical Report.

In 2021, IVNE executed an agreement with Central Arizona Resources (CAR) for the right to acquire 100% of CAR’s option over the DR Horton Energy (DRHE) mineral title and CAR’s Surface Use Agreement (SUA) with Legend Property Group (Legend).

1.2.1	Mineral Tenure, Surface Rights, Royalties, Agreements, and Permits

The Santa Cruz Project lies primarily on private land, which is dominantly split estate surface and minerals. IVNE holds an option on the purchase of the mineral estate while holding an exclusive agreement on surface use. Additional lands and rights have been acquired by IVNE in the form of options on private parcels and staking of unpatented federal lode mining claims. The Santa Cruz exploration area covers 77.59 km2, including 27.75 km2 of private land, 30.52 km2 of Arizona State Mineral Exploration permits, and 238 unpatented claims, or 19.32 km2 of Bureau of Land Management (BLM) land.

Current exploration is conducted on private land under the SUA with Legend. Disturbance to date has been de minimis and permitting has consisted of filing Notices of Intent to Drill and to Abandon with the Arizona Department of Water Resources for each section of land on which drilling takes place.

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1.3	Geology and Mineralization

The Santa Cruz Project lies along a northwest to southeast trending, approximately 600 km long porphyry Cu belt that includes many productive Cu deposits such as Mineral Park, Bagdad, Resolution, and the neighbouring Sacaton. These deposits lie within the Basin and Range province that covers most of the southwestern United States and Northwestern Mexico. The Cu porphyry deposits within this trend are the genetic product of igneous activity during an approximately 80 Ma to 50 Ma orogenic event that resulted in northeast-directed subduction and a northwest-southeast-striking magmatic arc (Leveille and Stegen, 2012). During tectonic extension porphyry Cu systems were variably dismembered, tilted, and buried beneath basin alluvium and conglomeratic deposits that fill the Casa Grande Valley. Prior to concealment porphyry systems of Arizona experienced supergene enrichment events that make them such economically significant deposits.

The Santa Cruz system (comprising Santa Cruz, Texaco, Parks-Salyer, and Sacaton areas) represents portions of one or more large, Laramide-aged porphyry Cu systems that have been subsequently enriched by supergene processes. Supergene enrichment is a mineral deposition process in which near-surface oxidation produces acidic solutions that leach metals, carry them downward, and reprecipitate them, thus enriching sulphide minerals already present. Sometime following the development of supergene mineralization, the Santa Cruz system was dismembered, displaced, and eventually buried as a result of tertiary Basin and Range extensional tectonism.

Mineralization at the Santa Cruz Project is generally divided into three main groups:

•	Primary hypogene sulphide mineralization consists of chalcopyrite, pyrite, molybdenite, minor bornite, and covellite hosted within sulphide and quartz-sulphide stringers, veinlets, veins, vein breccias, and breccias as well as fine to coarse disseminations within vein envelopes (dominantly replacing mafic minerals biotite and hornblende) associated with hydrothermal porphyry-style mineralization and alteration related to Laramide-aged quartz-biotite-feldspar-phyric dykes (65-64 Ma from K-Ar; Balla, 1972).

•	Secondary supergene sulphide mineralization is comprised of chalcocite (with accessory chalcopyrite-pyrite) that was incompletely replaced by chalcocite, as well as djurleite, and digenite identified in historic XRD analyses.

•	Supergene enriched Cu mineralization, referred to as “oxide mineralization,” is dominated by chrysocolla (Cu-oxide) and atacamite (Cu-chloride) with subordinate brochantite, dioptase, tenorite, cuprite, Cu wad, and native Cu, and as Cu-bearing montmorillonite.

1.4	Status of Exploration

The exploration programs completed by IVNE and previous operators are appropriate for the deposit style. The programs delineated the Santa Cruz and Texaco deposits, as well as other deposits along the Santa Cruz-Sacaton Cu trend. Diamond drilling indicates the potential to further define and potentially expand on known exploration targets. A research program on in-situ mining was completed in the 1990s (see Section 5), but all equipment from the program has been removed. As of writing, there is no development or mining on the property.

The quantity and the quality of lithological, collar, and downhole survey data collected in the various exploration programs by operators are sufficient to support the Mineral Resource Estimate. The collected sampling is representative of total Cu, acid soluble Cu, cyanide soluble Cu, and molybdenum data in the Santa Cruz deposit, reflecting areas of higher, and lower grades. The analytical laboratories used for legacy and current assaying are well known in the industry, produce reliable data, are properly accredited, and are widely used within the industry.

Nordmin is not aware of any drilling, sampling, or recovery factors that could materially impact the accuracy and reliability of the results. In Nordmin’s opinion, the drilling, core handling, logging, and sampling procedures meet or exceed industry standards and are adequate for the purpose of Mineral Resource Estimation.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	15	Nordmin Engineering Ltd.

Nordmin considers the QA/QC protocols in place for the Project to be acceptable and in line with standard industry practice. Based on the data validation and the results of the standard, blank, and duplicate analyses, Nordmin is of the opinion that the assay and specific gravity (SG) databases are of sufficient quality for Mineral Resource Estimation for the Project.

1.5	Mineral Resource Estimate

Mineral Resources have been classified in accordance with the definitions for Mineral Resources in S-K 1300. This estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues.

The Mineral Resource Estimate was estimated from the main database of 104,184 m of diamond drilling in 121 drill holes spanning from 1964 to 2021. Nordmin, through an interactive process with IVNE, examined the historic interpretations of the mineralization. In 2021 IVNE completed four twin diamond drill holes (4,738 m) of historic drill holes. Nordmin utilized these drill holes and reviewed the assays, lithology, and mineralization to confirm the accuracy of the historic drilling as well as to determine the spatial controls on grade variations within the Project.

The Santa Cruz deposit model consists of four main Cu domains: the Exotic Domain, Oxide Domain, Chalcocite Enriched Domain, and Primary Domain. The Oxide Domain and Primary Domain are separated by a theoretical geochemical boundary defined by a 2:1 ratio of acid soluble Cu to total Cu. The Exotic Domain is separated by lithology and is only found above the Oracle Granite within Tertiary sediments. From a modelling perspective, each Cu-mineralized domain was further sub-domained into high, medium, and low grade (LG) domains to constrain grade distribution and geochemical differences. Overlap between domains exists between the Chalcocite Enriched Domain and Primary Domain, as well as the Chalcocite Enriched Domain and Oxide Domain, respectively.

Detailed wireframing of domains was completed in section and plan view to give better perspective of the depth and limits of the Cu-oxide mineralization. Special attention was given to consistent smoothing of wireframes to properly mimic the controls of mineralization including following the southwest dip of intrusives, and the steep topography of the Oracle Granite within the fault block. When not cut-off by drilling, the wireframes within each domain terminate at either the contact of the Cu-oxide boundary layer, the Tertiary sediments/Oracle Granite contact or D2 fault structure. There is an overlap of cyanide soluble Cu with either acid soluble Cu in the weathered supergene domain or with primary Cu in the primary hypogene mineralization domain. A block model has been fully validated with no material bias identified.

Mineral Resources were classified into Indicated and Inferred categories based on geological and grade continuity, in conjunction with data quality, spatial continuity based on variography, estimation pass, data density, and block model representativeness, specifically assay spacing and abundance, kriging variance, and search volume block estimation assignment.

The Mineral Resource Estimate has been defined based on an applied percentage (%) total copper (Cu) cut-off grade (CoG) to reflect processing methodology and assumed revenue stream from Cu.

The Mineral Resource Estimate is based on an underground mining methodology and surface leach float process to recover cathode Cu or a mixture of cathode Cu and Cu saleable concentrates.

The Santa Cruz deposit Mineral Resource Estimate is presented in Table 1-1 and has an effective date of December 8, 2022.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	16	Nordmin Engineering Ltd.

Table 1-1: Santa Cruz Deposit Mineral Resource Estimate, 0.39% Total Cu CoG

Domain	Resource Category	Kilotonnes kt	Total Cu %	Total Soluble Cu %	Acid Soluble Cu %	Cyanide Soluble Cu %	Total Cu kt	Total Soluble Cu kt	Acid Soluble Cu kt	Cyanide Soluble Cu kt
Exotic	Indicated	6,989	1.05	0.80	0.73	0.07	73	56	51	5
	Inferred	11,680	1.28	1.00	0.98	0.02	149	118	115	3
Oxide	Indicated	52,990	1.34	1.27	0.98	0.29	708	669	518	151
	Inferred	126,138	1.06	1.00	0.71	0.29	1,336	1,253	892	361
Chalcocite Enriched	Indicated	29,145	1.25	1.13	0.40	0.73	364	328	115	213
	Inferred	14,838	1.36	1.28	0.52	0.76	202	191	78	113
Primary	Indicated	184,877	0.75	n/a	n/a	n/a	1,394	n/a	n/a	n/a
	Inferred	96,098	0.59	n/a	n/a	n/a	568	n/a	n/a	n/a
TOTAL
	Indicated	274,000	0.93	0.38	0.25	0.13	2,539	1,053	684	369
	Inferred	248,754	0.91	0.63	0.44	0.19	2,255	1,563	1,085	478

Notes on Mineral Resources

1.	The Mineral Resources in this estimate were independently prepared by Nordmin Engineering Ltd and the Mineral Resources were prepared in accordance with Mineral Resources have been classified in accordance with the definitions for Mineral Resources in S-K 1300.

2.	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. No environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues are known that may affect this estimate of Mineral Resources.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	17	Nordmin Engineering Ltd.

3.	Verification included multiple site visits to inspect drilling, logging, density measurement procedures and sampling procedures, and a review of the control sample results used to assess laboratory assay quality. In addition, a random selection of the drill hole database results was compared with original records.

4.	The Mineral Resources in this estimate for the Santa Cruz deposit used Datamine Studio RMTM software to create the block models.

5.	The Mineral Resources have an effective date of December 8, 2021.

6.	Underground Mineral Resources are reported at a CoG of 0.39% Total Cu, which is based upon a Cu price of US$$3.70/lb and a Cu recovery factor of 80%.

7.	SG was applied using weighted averages by lithology.

8.	All figures are rounded to reflect the relative accuracy of the estimates, and totals may not add correctly.

9.	Excludes unclassified mineralization located along edges of the Santa Cruz deposit where drill density is poor.

10.	Report from within a mineralization envelope accounting for mineral continuity.

11.	Acid soluble Cu and cyanide soluble Cu are not reported for the Primary Domain.

There is a potential to increase the Mineral Resource by using infill drilling to expand and increase the Mineral Resource category.

Areas of uncertainty that may materially impact the Mineral Resource Estimate include:

•	Changes to long term metal price assumptions.

•	Changes to the input values for mining, processing, and G&A costs to constrain the estimate.

•	Changes to local interpretations of mineralization geometry and continuity of mineralized zones.

•	Changes to the density values applied to the mineralized zones.

•	Changes to metallurgical recovery assumptions.

•	Changes in assumption of marketability of the final product.

•	Variations in geotechnical, hydrogeological, and mining assumptions.

•	Changes to assumptions with an existing agreement or new agreements.

•	Changes to environmental, permitting, and social licence assumptions.

•	Logistics of securing and moving adequate services, labour, and supplies could be affected by epidemics, pandemics and other public health crises, including COVID-19, or similar such viruses.

1.6	Conclusions and Recommendations

Under the assumptions presented in this Technical Report, and based on the available data, the Mineral Resources show reasonable prospects of economic extraction. Exploration activities have shown that the Santa Cruz deposit retains significant potential. Additional infill drilling in the categories of Inferred and Indicated Resource is warranted.

The recommended program is focused on drilling, analytical, metallurgical test work, geological modelling, Mineral Resource Estimation, economic studies (Preliminary Economic Assessment) and environmental baseline studies to support permitting efforts. The recommendations are estimated to require a 2022 budget of $73.7 million.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	18	Nordmin Engineering Ltd.

2	INTRODUCTION

2.1	Registrant and Purpose

Nordmin was retained by IVNE to prepare an independent Technical Report Summary on the Santa Cruz Project located approximately 11 km west of the town of Casa Grande in Arizona, USA. This Technical Report is effective as of December 8, 2021 and supersedes all prior technical reports prepared for the Santa Cruz Project and was created for the purpose of defining and supporting a Mineral Resource Estimate for the Santa Cruz Project.

This Technical Report Summary conforms to United States SEC Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

Nordmin visited the property from March 2nd to March 6th, 2022.

IVNE is a private company, with their corporate office located at 606 – 999 Canada Place, Vancouver, BC V6C 3E1, Canada.

2.1.1	Information Sources and References

This Technical Report is based, in part, on internal Company technical reports and maps, published government reports, company letters and memoranda, and public information as listed in Section 24. Several sections from reports authored by other consultants have been directly quoted or summarized in this Technical Report and are so indicated where appropriate.

A draft copy of this Technical Report has been reviewed for factual errors by IVNE.

Any statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are not false and misleading at the date of this Technical Report.

During the preparation of this Technical Report and the site visit, discussions were held with the following personnel:

•	Eric Castleberry, PG – US Operations Manager, IVNE

•	Shawn Vandekerhove – Senior Geologist, IVNE

•	Lucas Forster – Geologist, IVNE

•	Andrea Cade – Reporting Geologist, IVNE

•	Charlie Forster – VP Exploration, IVNE

•	Eric Finlayson – President, IVNE

•	Mark Gibson – COO, IVNE

•	Christopher Seligman, MAusIMM CP(Geo) – Senior Geologist, IVNE

•	Graham Boyd – VP, US Projects, IVNE

•	Christian Ballard, P.Geo. – Sr. Geologist, Nordmin

•	Annika Van Kessel – Geologist in Training, Nordmin

•	James J. Moore, P.E. - President, Met Engineering, LLC.

2.1.2	Site Visit

Nordmin completed a visit to the Santa Cruz Project site from March 2nd to March 6th, 2022.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	19	Nordmin Engineering Ltd.

Activities during the site visits included:

•	Review of the geological and geographical setting of the Santa Cruz Project.

•	Review and inspection of the site geology, mineralization, and structural controls on mineralization.

•	Review of the drilling, logging, sampling, analytical and QA/QC procedures.

•	Review of the chain of custody of samples from the field to the assay lab.

•	Review of the drill logs, drill core, storage facilities, and independent assay verification on selected core samples.

•	Confirmation of several drill hole collar locations.

•	Review of the structural measurements recorded within the drill logs and how they are utilized within the 3D structural model.

•	Validation of a portion of the drill hole database.

IVNE geologists completed the geological mapping, core logging, and sampling associated with each drill location. Therefore, Nordmin relied on IVNE’s database to review the core logging procedures, the collection of samples, and the chain of custody associated with the drilling programs. IVNE provided Nordmin with digital copies of the logging and assay reports. All drilling data, including collars, logs, and assay results, were provided to Nordmin prior to the site visit. No significant issues were identified during the site visit.

2.2	Previous Reporting

Historical resources and estimates exist on the property and predate the Company’s acquisition. The following historical information is relevant to provide context but is not current and should not be relied upon. The Company has not verified the relevance and reliability of the estimate, key assumptions, parameters, and methods used to prepare the estimate and require further exploration work by the Company to appropriately determine the relevance and reliability of the non-compliant historical estimations. A qualified person has not done sufficient work to classify the historical estimate as current mineral resources or mineral reserves and the Company is not treating the historical estimate as current mineral resources or mineral reserves

2.2.1	Previous Exploration Reports

•	Watts Griffis McOuat Ltd. (WGM), 1982. Non-compliant ore and mining reserve for Hanna Mining in 1982.

•	In-situ Joint Venture, 1999.

•	Independent Mining Consultants, Inc. (IMC), 2013. Non-compliant block model for the Texaco deposit.

•	IMC, 2013. Non-compliant block model for the Parks-Salyer deposit.

•	IMC, 2013. Non-compliant Mineral Resource for the Santa Cruz South deposit.

•	Stantec, 2013. Non-compliant conceptual study of geologic resource and reserve.

•	Physical Resource Engineering, 2014. Non-compliant conceptual study of geologic resource and reserve.

2.3	Units of Measure

Unless otherwise noted, the following measurement units, formats, and systems are used throughout this Technical Report.

•	Measurement Units: all references to measurement units use the System International (SI, or metric) for measurement. The primary linear distance unit, unless otherwise noted, are metres (m).

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	20	Nordmin Engineering Ltd.

•	General Orientation: all references to orientation and coordinates in this Technical Report are presented as Universal Transverse Mercator (UTM) in metres unless otherwise noted.

•	Currencies outlined in the Technical Report are stated in US$ unless otherwise noted.

2.4	Symbols, Abbreviations and Acronyms

Table 2-1: Symbols, Abbreviations and Acronyms Used in this Technical Report

Abbreviation	Unit or Term
%	percent
°	degree
<	less than
>	greater than
µm	microns
AAS	atomic-absorption spectroscopy
ADEQ	Arizona Department of Environmental Quality
Ag	silver
ASARCO	Arizona Smelting and Refining Company Inc.
Au	gold
BLM	Bureau of Land Management
CAP	covered area project
CAR	Central Arizona Resources
CGCC	Casa Grande Copper Corporation
CIM	Canadian Institute of Mining, Metallurgy and Petroleum
CoG	cut-off grade
CRM	certified reference material
CSAMT	controlled source audio-frequency magnetotelluric
Cu	copper
DRHE	DR Horton Energy
ESA	environmental site audit
FS	Feasibility Study
ft	foot/feet
Ga	giga annum
gpl	grams per litre
g/t	grams per tonne
HG	high grade
ICP	inductively coupled plasma
ICP-MS	inductively coupled plasma mass spectrometry
ICP-OES	inductively coupled plasma optical emission spectrometry
IMC	Independent Mining Consultants, Inc.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	21	Nordmin Engineering Ltd.

Abbreviation	Unit or Term
IP	induced polarization
IRR	internal rate of return
IVNE	Ivanhoe Electric Inc.
Jacor	Jacor, LLC
JORC	Joint Ore Reserves Committee
km	kilometre
kton/a	thousand tons per annum
Legend	Legend Property Group
LG	low grade
m	metre
MASW	mega annum
MASW	multichannel analysis of surface waves
Mlb	million pounds
Mton	Million tons
NEPA	National Environmental Policy Act
NPV	net present value
PEA	Preliminary Economic Assessment
PFS	Prefeasibility Study
PGS	pale-green sericite
PLS	pregnant leach solution
Presidio	Presidio Capital
psi	pounds per square inch
QA	quality assurance
QA/QC	quality assurance/quality control
QC	quality control
QP	Qualified Person
RC	reverse circulation
ROFO	right of first offer
ROFR	right of first refusal
RTP	reduced to pole
SCJV	Santa Cruz Joint Venture
SEC	Securities and Exchange Commission
SEQ	sequential acid leaching
SG	specific gravity
SUA	surface use agreement
SX-EW	solvent extraction-electrowinning
TMI	total magnetic intensity
UIC	underground injection control
USBR	US Bureau of Reclamation
USGS	US Geological Survey
WGM	Watts Griffis McOuat Ltd.
XRF	x-ray fluorescence

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3	PROPERTY DESCRIPTION

3.1	Legal Description of Real Property

The property and rights owned by IVNE are described in Appendix A. These rights and title have not been independently verified, and the Title Opinion and Reliance letter by Marian Lalonde dated October 29, 2021, of Fennemore Law, Tucson, Arizona, has been relied upon by the Nordmin QP for this section of the Technical Report.

3.2	Property Location

The Santa Cruz Project is located 11 km west of the town of Casa Grande, Arizona, and is approximately one hour’s drive south of the capital Phoenix (Figure 3-1). It is less than 10 km southwest of the Sacaton deposit, which was previously mined by ASARCO, and covers a cluster of deposits/targets about 11 km long and 1.6 km wide. The Santa Cruz Project centroid is approximately -111.88212, 32.89319 (WGS84) in Township 6 S, Range 4E, Section 13, Quarter C.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	23	Nordmin Engineering Ltd.

Ivanhoe ELECTRIC
SANTA CRUZ, AZ
LAND OWNERSHIP
Date: 11/12/2021
Projection: UTM NAD83 Zone 12
N
5S 3E
5S 4E
5S 5E
6S 3E
6S 4E
6S 5E
7S 3E
7S 4E
7S 5E
405000
410000
415000
420000
425000
3650000
3645000
3640000
3635000
3630000
3625000
0
2.5
5 Km
LEGEND
IVNE UNPATENTED MINERAL CLAIMS
LEGENDS SURFACE RIGHTS
DRHE SURFACE RIGHTS
DRHE MINERAL RIGHTS
DRHE FEDERAL UMC (SPLIT ESTATE)

Figure 3-1: Land ownership

3.3	Land Tenure and Underlying Agreements

In 2021, IVNE executed an agreement with CAR for the right to acquire 100% of CAR’s option over the DRHE mineral title and CAR’s SUA with Legend. The Santa Cruz exploration area covers 77.59 km2, including 27.75 km2 of private land, 30.52 km2 of Arizona State Mineral Exploration permits, and 238 unpatented claims, or 19.32 km2 of BLM land (Figure 3-1).

Private Parcels

The Santa Cruz Project lies primarily on private land, which is dominantly split estate surface and minerals. IVNE holds an option on the purchase of the mineral estate, while holding an exclusive agreement on surface use. Additional lands and rights have been acquired by IVNE in the form of options on private parcels and staking of unpatented federal lode mining claims.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	24	Nordmin Engineering Ltd.

DRHE Option

The agreement with DRHE provides that IVNE (by way of assignment from CAR) has the right, but not the obligation, to earn 100% of the mineral title in the fee simple mineral estate, 39 Federal Unpatented mining claims, and three small approximately 10 acre surface parcels (Figure 3-1), in cash or IVNE shares at DRHE election, over the course of three years as follows:

a.	On the Effective Date, IVNE shall pay the “Initial Payment” [paid]; and
b.	Within five (5) days following of the expiration of the Due Diligence Period, IVNE shall pay “Due Diligence Payment” [paid]; and
c.	On or before the first anniversary of the Effective Date, IVNE shall pay “First Payment”; and
d.	On or before the second anniversary of the Effective Date, IVNE shall pay collectively with the Initial Payment, the Due Diligence Payment, and the First Payment, the “Option Payments”.
e.	Following the exercise of the Option and upon the Closing Date, IVNE shall pay the “Closing Payment”.

The agreement with DRHE also provides IVNE with a Right of First Refusal (ROFR) on certain surface parcels owned by Legend. This ROFR reserved by DRHE when the property was sold to Legend in 2007, and this right is now part of the rights being sold to IVNE and affords a great deal of control on the destiny of the surface estate overlying the Santa Cruz Project.

3.3.1.1	Legend SUA

The SUA with Legend Property Group allows for the exclusive use of the property for the purposes of drilling and geophysical testing, as well as granting a Right of First Offer (ROFO) on the sale of the property. Legend has granted these rights to IVNE (by way of assignment from CAR) for up to four years under the following conditions:

•	Year 1 Payment –to be paid as follows:

•	Initial payment within five (5) days following the Effective Date [paid].
•	Trigger payment within five (5) days following the Trigger Date [paid].

•	Year 2 Payment – due on, or before the first anniversary of the Trigger Date.
•	Year 3 Payment –due on, or before the second anniversary of the Trigger Date.
•	Extension Period (“Fourth Year Payment”):

•	providing written notice to Legend of its intent to extend the term of this Agreement for an additional 12 months, for a total term of 48 months; and
•	paying to Legends the Fourth Year Payment

3.3.1.2	Other Parcels

IVNE has entered into binding agreements to acquire an additional parcel of private land, called the “Mainspring” Parcel. This parcel is depicted in Figure 4-2. The lands were optioned to secure portions of, and exploration potential surrounding, the Parks-Salyer deposit.

This acquisition is structured as an option where failure to meet any payment would lose the right to acquire the property, and is budgeted as part of the “Land and Commercial” line item in Table 26-1.

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Ivanhoe ELECTRIC
N
SANTA CRUZ, AZ
LAND OWNERSHIP
Date: 12/17/2021
Projection: UTM NAD83 Zone 12
5S 3E
5S 4E
5S 5E
6S 3E
6S 4E
6S 5E
7S 3E
7S 4E
7S 5E
8S 3E
8S 4E
8S 5E
400000
405000
410000
415000
420000
425000
3645000
3640000
3635000
3630000
3625000
0
2
4 Km
LEGEND
IVNE UNPATENTED MINERAL CLAIMS
LEGENDS SURFACE RIGHTS
DRHE MINERAL RIGHTS
DRHE FEDERAL UMC (SPLIT ESTATE)
DRHE SURFACE RIGHTS
OTHER
MAINSPRING (OPTION)

Figure 3-2: Land ownership including Mainspring property location

3.3.1.3	Federal Unpatented Mineral Claims

IVNE (by way of assignment and deed from CAR) holds 238 unpatented Federal Mining claims (Appendix A).

DRHE also holds 39 Federal unpatented mining claims in T06S R04E in N/2 Section 12, W/2 Section 23 and W/2 Section 24, which are subject to the option described in Section 4.1.1.

3.4	Royalties

Noted royalties on future mineral development of the Project are summarized here:

•	Royalty interests in favour of the royalty holders of a 5% net smelter return royalty interest for minerals derived from all portions of the property pursuant to terms contained therein recorded in the royalty document.

•	Royalty interests in favour of the royalty holder of a 10% net smelter return royalty interest in section 13, 18, 19, and 24, Township 6 South, Range 4 East, for minerals derived from the property pursuant to terms contained therein recorded in the royalty document.

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•	Rights conveyed to the royalty holder in Sections 13, 18, 19, 24, Township 6 South, Range 4 East, consisting of 10% of one eight-hundredth of Fair Market Value and interest in the Cu and other associated minerals with additional terms, conditions, and matters contained therein, recorded in the royalty documents.

•	Rights granted to the royalty holders, as joint tenants with right of survivorship, a royalty in sections 13, 18, 19, and 24, Township 6 South, Range 4 East, consisting of 30% of five tenths of one percent of the net smelter return from all minerals with additional terms, conditions, and matters contained therein, recorded in the royalty documents.

•	Royalty interest of a 2.25% in favour of the royalty holder in Section 1, Township 6 South, Range 4 East, and Sections 6, 7, 8, and 17, Township 6 South, Range 5 East, for net smelter return royalty interest in minerals derived from the property pursuant to terms contained therein recorded in the royalty document.

•	Rights conveyed to the royalty holder in Sections 13, 23, 24, 25, and 26, Township 6 South, Range 4 East and Sections 5, 6, 17, 18, 19, and 30, Township 6 South, Range 5 East, consisting of 60% of one eighth-hundredth of Fair Market Value and interest in the Cu and other minerals with additional terms, conditions, and matters contained therein, recorded in the royalty documents.

•	Reservation of a 1% royalty interest in favour of the royalty holder recorded in the royalty document, for E1/2 of Section 5, Township 6 South, Range 5 East, south and west of Southern Pacific RR, “that when mined or extracted therefrom shall be equal in value to 1% of the net smelter returns on all ores, concentrated, and precipitates mined, and shipped from said property.”

•	Reservation of a royalty interest in favour of the royalty holders in the SW1/4 of Section 17, Township 6 South, Range 5 East, for an amount equal to one half of 1% net smelter returns in the sale and disposal of all ores, minerals, and other products mined and removed from the above described parcel and sold to a commercial smelter or chemical hydrometallurgical plant or one half of 1% of 60% of the sales price if the mine product is disposed of other than to a commercial smelter, additional provisions contained therein, recorded in the royalty documents.

3.5	Permits and Authorization

Current exploration is conducted on private land under the SUA with Legend. Disturbance to date has been de minimis and permitting has consisted of filing Notices of Intent to Drill and to Abandon with the Arizona Department of Water Resources for each section of land on which drilling takes place. IVNE will obtain additional permits as required. Specific permits to construct and operate mine facilities would be determined as the design of the Project advances.

Existing and past land uses in the Project area and immediately surrounding areas include agriculture, residential home development, light industrial facilities, and mineral exploration and development. Some dispersed recreation occurs in the area. The climate is dry, and most of the Project area is flat, sandy, and sparsely vegetated. Portions of the Project area are in the 100-year flood plain of the North Branch of Santa Cruz Wash. Within the Project area, approximately 85 acres of land located approximately ¾ mile north of the intersection of N. Spike Road and W. Clayton Road was used during an in situ leaching project in 1991. A Phase 1 Environmental Site Audit (ESA) was conducted on the Project area (Civil & Environmental Consultants 2021).

There is a large private land package covering the Project area and area of known mineralization. This private land position could result in reduced permitting time relative to projects that are required to undergo the National Environmental Policy Act (NEPA) process. The precise list of permits required to authorize the construction and operation of this Project will be determined as the mining and processing methods are designed. If NEPA and other federal permitting are avoided, required permits would be administered by Arizona State, Pinal County, and Casa Grande authorities.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	27	Nordmin Engineering Ltd.

The permit approval process for some permits includes review and approval of the process design. Thus, the project design must be substantially advanced to support the application for those permits. These technical permits typically represent the “longest lead” permits. Technical permits with substantial technical design are needed as part of the applications. The anticipated issuing agencies include:

-	Reclamation Plan approval (Arizona State Mine Inspector)
-	Water permits
-	Aquifer Protection Permit (ADEQ)
-	Air Quality Operating Permit (Pinal County)

3.6	Environmental Liabilities

The 2021 Phase 1 ESA study found no previously unmitigated environmental liabilities associated with the Santa Cruz Project.

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4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1	Accessibility and Infrastructure

The Santa Cruz Project is located 60 km south southwest of the Greater Phoenix metropolitan area and is accessed from the Gila Bend Highway, 9 km from the City of Casa Grande (population of 55,653 persons). The Santa Cruz Project, as shown in Figure 4-1, is surrounded by current and past-producing Cu mines and processing facilities. The Greater Phoenix area is a major population centre (approximately 4.6 million persons) with a major international airport (Phoenix Sky Harbour International Airport), and well-developed infrastructure, and services that support the mining industry. The cities of Casa Grande, Maricopa, and Phoenix can supply sufficient skilled water, electricity, labour, and supplies for the Santa Cruz Project.

Ivanhoe
ELECTRIC
SANTA CRUZ, AZ
Project Location
N
0
40
80
Kilometers
0
20
40
Miles
Scale 1:1,500,000
Date: 11/8/2021
Legend
Project Location
USA Porphyries
Active
Undeveloped / In development
Historic
SANTA CRUZ
Sacaton
Mineral Butte
Florence
Red Hills
Castle Dome
Superior East
Resolution
Gibson
Globe-Miami
Lonesome Pine
Ray
Chilito
Christmas
Copper Creek
San Manuel-Kalamazoo
Vekol Hills
Lakeshore
Silver Bell
Ajo
San Xavier North
Mission-Pima
Twin Buttes
Esperanza-Sierrita
Helvetia
Two Peaks
Red Mountain
Sunnyside
Phoenix
Mesa
Tucson
SONORAN DESERT
MEXICO

Figure 4-1: Location map

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	29	Nordmin Engineering Ltd.

4.2	Climate

The climate at the Santa Cruz Project is typical of the Sonoran Desert, with temperatures ranging from -7 °C (19 °F) to 47 ⁰C (117 °F) and average annual precipitation ranging from 76 – 500 mm (3 – 30 in) per year. Precipitation occurs as frequent low-intensity winter (December/January) rains and violent summer (July/August) “monsoon” thunderstorms (Figure 4-2). The Santa Cruz Project site contains no surface water resources. Storm runoff waters from the site are drained toward the Santa Cruz River by minor tributaries to the Santa Rosa and North Santa Cruz washes. Operations at the Santa Cruz Project site can continue year-round as there are no limiting weather or accessibility factors.

Temperature °C
Precipitation mm
45
40
35
30
25
20
15
10
5
0
40
35
30
25
20
15
10
5
0
January
February
March
April
May
June
July
August
September
October
November
December
Average Precipitation (mm)
Average High (°C)
Average Low (°C)

Figure 4-2: Average temperatures and precipitation

The wind is usually calm. The windiest month is May, followed by April and July. May’s average wind speed of around 5.5 knots (6.4 mph or 10.3 km/h) is considered a light breeze. IVNE will institute measures to reduce dust that could be produced at the Santa Cruz Project site.

4.3	Local Resources

Water rights to the property are held by Legend Property, LLC. Water for exploration drilling has been sourced from a local farm.

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Electrical power is available along Midway Road with a high voltage line along the Maricopa-Casa Grande Highway along the northern edges of the Santa Cruz Project area. Also, an east-west rail line parallels the Highway and passes through Casa Grande. A natural Gas line is available along Clayton Road on the southern side of the Project area.

IVNE is securing water rights and additional lands surrounding the Santa Cruz and Texaco Deposits (see Section 3) to allow for future mine development activities including potential tailings storage, potential waste disposal and heap leach pad, and processing plant areas as well as space for ramps for underground development.

4.4	Physiography

The Santa Cruz Project is located in the Middle Gila Basin, entirely within the Sonoran Desert Ecoregion of Basin and Range Physiographic Province. The area is characterized by relatively low, jagged mountain ranges separated by broad alluvial-filled basins. This portion of the Sonoran Desert is sparsely vegetated with greater variability near washes and in areas that have lain fallow long. Near washes and longer abandoned areas, catclaw acacia, mesquite, creosote bush, bursage, and salt cedar are common. The Santa Cruz Project area is flat and featureless with an elevation of 403±5 masl and sloping gently to the northwest. The majority of the Santa Cruz Project area has been used for irrigated agriculture, with decaying remnants of an extensive system of wells and concrete lined ditches still present. The alignments of furrows are still visible despite decades of lying fallow. Efforts at real estate development in the 1990s and 2000s have also left visible remnants with preliminary roadworks and some planting (palm trees) overlying the previous agricultural remains. Soils proximal to washes tend to be more sand and gravel-rich, while soils in old agricultural areas are more silt and clay-rich. The physiography is further described in Table 4-1.

Table 4-1: Description of Physiography of the Casa Grande Area, Santa Cruz Exploration Property

General Physiographic Area	Intermontane Plateaus
Physiographic Province	Basin and Range
Physiographic Section	Sonoran Desert
Alteration	Potassic, Phyllic, and Argillic – more intense in mineralized areas
Associated Rocks	Breccia Conglomerate Schist Porphyry Granite Diabase
Rock Unit Names	Pinal Schist Oracle Granite Gila Conglomerate Laramide Porphyry

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5	HISTORY

5.1	Introduction

Historically, there are three main deposit areas that make up the Santa Cruz project, including Texaco (to the northeast), Santa Cruz North directly southwest of Texaco, and Casa Grande West/Santa Cruz South which is the southernmost deposit (see Figure 5-1). ASARCO owned and drilled the Texaco and Santa Cruz North deposits and Hanna-Getty the Casa Grande/ Santa Cruz South deposit (Table 6 2). In 1990 ASARCO entered into a joint venture with Freeport McMoRan Copper & Gold Inc. on the Texaco land position (Table 5-2). Hanna-Getty continued to own and operate the Casa Grande West/Santa Cruz South deposit. The ownership and operations history is further described in Table 5-2.

The first discovery of Cu mineralization in the area occurred in February 1961 by geologists from ASARCO. They discovered a small outcrop of leached capping composed of granite cut by a thin monzonite porphyry dyke. The outcrop was altered to quartz-sericite-clay with weak but pervasive jarosite-goethite and a few specks of hematite after chalcocite, particularly in the dyke.

ASARCO proceeded with preliminary geophysical surveys that same year, including induced polarization (IP), resistivity, seismic reflection, and magnetics. Upon positive results from the geophysical surveys, a small drill program of six holes was funded, with the last hole being the first to intersect the significant mineralization that became known as the West Orebody and, in time, the Sacaton open pit mine (Figure 5-1).

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Figure 5-1: Historic drill collars, IMC mineral inventory outlines and historic deposit and exploration target names (white) as well as current project names for IVNE and Arizona Sonoran Copper Company assets (in yellow).

Bolstered by the discovery at Sacaton, ASARCO expanded exploration efforts across the Casa Grande Valley and in 1964 the first hole was drilled on the Santa Cruz Project. By May 1965, seventeen drill holes were completed without similar success, and ASARCO reduced their land position. Subsequent reviews in 1970-1971 deemed the Santa Cruz Project worth renewed exploration activity. Following the initiation of the Santa Cruz Joint Venture (SCJV) between ASARCO Santa Cruz, Inc. and Freeport McMoRan Copper & Gold Inc. in 1974, additional ground was acquired around the Santa Cruz North deposit. By this time, various joint ventures, as below, had staked considerable ground over and around what would eventually be the Casa Grande West (now Santa Cruz South) deposit.

In 1973, David Lowell put together an exploration program called “the Covered Area Project” (CAP) that was funded first by Newmont Mining, then, in succession, by a joint venture between Newmont and Hanna Mining, then Hanna with Getty Oil Corp. and Quintana; though both Quintana and Newmont would pull out of the project before any discoveries were made. In 1974, after having systematically drilled over 120 holes at 20 projects across Southwestern Arizona, David Lowell and his team focused their attention on the Santa Cruz system (which Lowell and his team called “the Casa Grande Project”). ASARCO had just put the Sacaton operation into production and Lowell and associates were aware of the evidence for shallow angle faulting and potential for dissected porphyry mineralization that might have been displaced undercover in the Casa Grande Valley (Lowell, unpublished personal communication). Furthermore, the CAP program had compiled historic data of the area that indicated several water wells drilled had returned pebbles of Cu-oxide mineralization. Careful stream mapping and drainage analysis revealed that the Santa Cruz River had reversed flow directions at least twice in recent history, and it was this revelation that allowed Lowell to trace the exogenous oxide-Cu pebbles back to the Santa Cruz deposit area. They discovered evidence for porphyry mineralization in their first drill hole, which intersected leached capping, and by their seventh hole (CG-7), they had intersected ore grade supergene enriched Cu mineralization at what would be called the Casa Grande West deposit. Drilling under the CAP program continued through to 1977, at which point Hanna Mining took over as operator under a joint venture with operation funding from Getty Oil Corp. Between 1977 and 1982, Hanna-Getty advanced a tight spaced drill program that delineated an estimated 500 million tonnes of 1% Cu at Casa Grande West, and countless exploration holes in the surrounding Casa Grande Valley (Lowell unpublished personal communication). The decision to go underground and mine the Casa Grande West deposit was never made, and the combination of encroaching real estate, the growing environmental movement, and potential mismanagement by Hanna-Getty followed by the fall of Cu commodity prices all resulted in the Casa Grande West project becoming inactive in the early 80s.

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5.2	Previous Exploration

5.2.1	Sacaton Mine

ASARCO went on to mine the Sacaton deposit from 1974 to 1984. The Sacaton deposit was mined using open pit methods with the beginnings of underground workings initiated but depressed Cu prices resulted in the halt of all mining at Sacaton. Table 5-1 shows the historic mine production from Sacaton.

Table 5-1: Sacaton Historic Mine Production (Fiscal Years Ended December 31)

Year	Ore Milled Short Tons	Mill Grade Cu%	Cu Short Tons	Au Troy Oz.	Ag Troy Oz.
1974	2,020,000	0.63	9,516	N/A	N/A
1975	3,630,000	0.74	21,918	3,153	N/A
1976	3,782,000	0.71	22,021	3,151	N/A
1977	3,471,000	0.70	19,872	3,103	N/A
1978	4,153,000	0.67	23,042	3,691	N/A
1979	4,006,000	0.65	21,367	3,558	142,000
1980	3,819,000	-	16,097	2,504	124,000
1981	4,103,000	-	21,015	3,334	172,000
1982	4,165,000	-	20,892	2,499	154,000
1983	4,003,000	-	18,794	1,983	134,000
1984	1,000,000	-	4,496	479	33,000
Total	38,152,000	0.69	199,030	27,455	759,000

Source: Arizona Sonoran Copper Company, Inc. Preliminary Economic Assessment (NI 43-101), August 2021.

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5.2.2	Santa Cruz and Texaco Deposits

Several other deposits, including Santa Cruz South (also known as Casa Grande West), Santa Cruz North (Santa Cruz North and South are collectively referred to as “Santa Cruz”), Texaco, and Parks-Salyer were identified during ASARCO drilling in the 1960s and subsequent drilling in the 1970s and 1980s by numerous exploration companies including Newmont Mining, Hanna, Hanna-Getty, and a joint venture between ASARCO Santa Cruz Inc. and Freeport McMoRan Copper & Gold Company (SCJV). In total, 362 drill holes totalling 229,577 m have been drilled by previous owners delineating the cluster of deposits. Table 5-2 presents a summarized history of exploration on the property. There are no records of work by Texaco, but the company held land over what is now called the Texaco deposit.

Table 5-2: History of Exploration Activities Across the Santa Cruz and Texaco Deposits

Dates	Activities	Company(s)	Description	Notes
1961	Prospecting and discovery	ASARCO	ASARCO geologists Kinnison and Blucher identify Sacaton Discovery Outcrop	An outcrop of granite with a thin dyke of porphyry was discovered.
1961	Geophysical Surveying	ASARCO	ASARCO Geophysical Dept. report	Geophysical surveys including IP, resistivity, magnetics.
1962	Drilling	ASARCO	Six exploration drill holes at Sacaton	First five holes cut sulphides, but only a few short runs of ore grade rock. The sixth hole was the first hole within the West Orebody.
1964	Drilling	ASARCO	Five holes were drilled near the Santa Cruz deposit by ASARCO (SC-2 to SC-6)	These were exploration drill holes, none of which intersected the main mineralization at Santa Cruz. SC-5 was drilled nearly 3 km SW of the main deposit.
1965	Drilling	ASARCO	11 holes drilled near the Santa Cruz deposit by ASARCO (SC-7 to SC-17)	These were exploration drill holes, SC-1 was drilled along the western margin of the subsequent Independent Mining Consultants, Inc. (IMC) block model. And SC-16 was just to the East of the future Santa Cruz North deposit. SC-17 was drilled approximately 4 km SW of the Casa Grande deposit (furthest step out exploration hole in the database).

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Dates	Activities	Company(s)	Description	Notes
1974	Drilling and Discovery	Hanna-Getty	Five holes were drilled around Santa Cruz North and one at Casa Grande by Hanna-Getty (CG-1 to CG-6)	Six holes drilled by Hanna-Getty under the CAP led by Lowell, one of which (CG-3) intersected near ore grade mineralization along the western boundary of what would become the Santa Cruz North and Casa Grande deposits.
1974	Drilling and Discovery	ASARCO	SC-18,19 and 20 are drilled at Santa Cruz North by ASARCO	Following the initiation of exploration in the Santa Cruz area by the CAP initiative, led by Lowell, ASARCO re-initiated exploration drilling in the area. All three holes intersected porphyry-style mineralization at what would be called the Santa Cruz North deposit.
1975	Drilling	Hanna-Getty	Two holes were drilled at Casa Grande, two holes drilled at Santa Cruz North and one hole drilled at Texaco by Hanna-Getty (CG-7 to CG-11)	Hole CG-7 was the first intersection of ore grade mineralization, as reported by Lowell.
1975	Drilling and Discovery	ASARCO	Four holes were drilled at Santa Cruz North and one at Texaco by ASARCO (SC-21 to SC-24)	ASARCO drilled five holes, 3 nearby 1974 drilling that intersected mineralization at Santa Cruz North, and two exploration step out holes each 1.5 km to the NE of the Santa Cruz North area, SC-21, and SC-23 which intersected the Texaco deposit mineralization.
1976	Drilling and land position expansion	Hanna-Getty	Two holes were drilled at Santa Cruz North and 14 holes drilled at Casa Grande by Hanna-Getty (CG-12 to CG-33)	Bolstered by success in CG-7, and led by Lowell, key ground over what would eventually be the Casa Grande deposit was picked up, and exploration drilling advanced through 1976.
1976	Drilling	ASARCO	One hole was drilled approximately 1 km NE of the Casa Grande deposit (SC-25), and six holes were drilled at Texaco (SC-27, -28, -29, -30, -31, and -34)

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Dates	Activities	Company(s)	Description	Notes
1977	Drilling and Operatorship change	Hanna-Getty	One hole was drilled at Texaco (CG-48), and 45 holes were drilled at Casa Grande (CG-34-CG-79)	Hanna-Getty took over operatorship from Lowell and the CAP team and began a close-spaced drill program to delineate the ore body at Casa Grande.
1977	Drilling	ASARCO	Six holes were drilled at Texaco and 12 holes drilled at Santa Cruz North by ASARCO (SC-35 to SC-52)
1978	Drilling	Hanna-Getty	One hole was drilled north of Santa Cruz North and 31 holes drilled at Casa Grande by Hanna-Getty (CG-80 to CG-122)
1979	Drilling	Hanna-Getty	Six holes drilled by Hanna-Getty approximately 1 km west of the Casa Grande and Santa Cruz North deposits
1979	Drilling	ASARCO	Four holes were drilled at Santa Cruz North by ASARCO (SC-55 to SC-58)
1980	Drilling	ASARCO	Six holes were drilled at Santa Cruz North by ASARCO (SC-59 to SC-64)
1981	Drilling	Hanna-Getty	Two holes were drilled north and west of Santa Cruz North
1982	Drilling	Hanna-Getty	Two holes were drilled north and west of Santa Cruz North
1990-1991	Land Consolidation	SCJV (ASARCO, Santa Cruz Inc., and Freeport McMoRan Copper & Gold Inc.) – Texaco	Texaco approached SCJV (ASARCO-Freeport) regarding the sale of the Texaco land position	A series of internal memos from SCJV discussed the opportunity and holding costs and why they should acquire the lands from Texaco.
1994	In situ Cu Mining Research Project	US Bureau of Reclamation (USBR) and SCJV		Permits received to begin injection of sulphuric acid.

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Dates	Activities	Company(s)	Description	Notes
1995	In situ Cu Mining Research Project	USBR – SCJV		Pilot plant completed.
1996	Drilling	SCJV	11 holes drilled at and around Texaco by ASARCO (SC-65 to SC-74)
1996	In situ Cu Mining Research Project	USBR-SCJV		Mining test started In February.
1997	Drilling	SCJV	Four holes were drilled by ASARCO at Texaco (SC-75 to SC-78)
1997	In situ Cu Mining Research Project	USBR-SCJV	Lost funding – closure started	USBR lost Congressional funding in October. Injection continued until December.
1998	In situ CU Mining Research Project	USBR-SCJV	State required closure activities – final report to Bureau of Reclamation	Pumping continued until the end of February. Plant to care and maintenance. The final research report was never made public.

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5.3	Previous Reporting

5.3.1	Hanna 1982

Watts Griffis McOuat Ltd. (WGM) calculated a historical ore and mining reserve for Hanna Mining in 1982. Ore was determined from sections by calculating areas from drill hole intercepts and distance between holes, and by assigning to each area the weighted average grade of the holes on either side. If a single hole was involved, the grade of that hole prevailed.

Mining reserves were calculated using mining blocks outlined for Hanna’s mining plan 5-E and took into consideration the additional work done on geologic interpretation.

WGM recommended additional consideration be given to a more flexible method of mining such as sublevel caving.

5.3.2	In Situ Joint Venture 1997

In 1986, the Bureau of Mines obtained Congressional approval and funding to study in situ Cu mining. In 1988, the Santa Cruz deposit was selected for this research project sponsored by a joint venture program between landowners ASARCO Santa Cruz Inc. and Freeport McMoRan Copper & Gold Inc., and the main project funder the US Department of the Interior, Bureau of Reclamation.

Field testing began in 1988, and the test wells were constructed in 1989 in a 5-point pattern with one injection well centred between four extraction wells. Salt tracer tests were conducted in 1991, permits for the use of sulphuric acid were received in 1994, and the solvent extraction-electrowinning (SX-EW) pilot plant was completed in 1995.

The in situ testing began in February 1996, but research funding was halted in October 1997 due to a change from Congress. Utilizing the carryover funds from previous years of the program, injections continued until December 1997 and pumping until mid-February 1998. At this point, the remaining fluids in the leach zone were less acidic, and metals remaining in solution were redeposited into the ore body through precipitation. A final report was not made publicly available. However, a newsletter from the project was circulated in March 1998 and noted that 35,000 lbs. of Cu were extracted.

5.3.3	IMC 2013

IMC constructed a block model for the Santa Cruz South deposit, the Texaco deposit, and the Parks-Salyer deposit for Russell Mining and Minerals in 2013.

The block model for the Santa Cruz South deposit was based on 116 drill holes with 18,034 assay intervals for a total of approximately 342,338 ft (104,344 m) of drilling, in which 90.7% of the intervals were assayed for Cu. Forty percent of the drill intervals were assayed for acid soluble Cu and 5% for cyanide soluble Cu.

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The block model for the Texaco deposit was based on all Cu drilling data available as of April 5, 2013. The block model was based on 29 drill holes with 2,281 assay intervals for a total of approximately 82,696 ft (25,205 m) of drilling, in which 92.5% of the intervals were assayed for Cu. Less than 9% of the drill intervals were assayed for acid soluble Cu or cyanide soluble Cu.

The block model for the Parks-Salyer was based on seven drill holes with 7,398 ft (2,254 m) of drilling. Topography, the bottom of the conglomerate, and the top of the bedrock were all added to the model using the drill hole collars, any downhole information that existed, plus additional data for drill holes from outside the model limits. These surfaces are a rough approximation based on the limited amount of information available.

5.3.4	Stantec-Mining 2013

5.3.5	Physical Resource Engineering 2014

In 2014 Physical Resource Engineering completed a conceptual study, “Mining Study Exploitation of the Santa Cruz South Deposit by Undercut Caving” for Casa Grande Resources LLC.

5.4	Historical Production

No historical production has been carried out on the property.

5.5	Nordmin QP Opinion

The historical mining and processing as described above are reasonable indicators of what IVNE could expect to encounter should IVNE develop any of the exploration potential areas into an Exploration Target in the future. The reader is cautioned that the historical mineral inventories listed above vary between different sources and therefore should be considered as an indicative only.

6	GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT

6.1	Regional Geology

Basement lithologies of Arizona consist of formations developed during the Paleoproterozoic collisional orogeny that were subsequently stitched together by anorogenic granitic plutonic suites in the Proterozoic. Basement lithologies are represented by units such as the Pinal Schist, a lithology common throughout southern Arizona, and the Oracle and Ruin anorogenic granites. Proterozoic anorogenic granitic complexes were emplaced between 1450-1350 Ma. Continental rifting in the Mesoproterozoic brought Paleo- and early Mesoproterozoic granitic complexes to the surface where they were subsequently buried beneath rocks of Apache Group, which represents a very shallow intracontinental basin. Around 1100 Ma, these rocks were intruded by Diabase dykes and sills related to the break-up of the Rodinia supercontinent.

Throughout the Paleozoic, Arizona was located within a craton with major disconformities in the stratigraphy interpreted to represent relative sea level changes. By the Triassic, a subduction zone was established along the continental margin of Pangea with a magmatic arc that lay largely to the west of Arizona. A sinistral convergence is generally assumed at the continental plate margin. This convergence geometry suggests the potential for arc parallel transtensional or transpressional deformation in the back arc. The magmatic arc led to the deposition of material into the Arizona continental interior. By the Middle Jurassic, the magmatic arc had been established through Arizona. The arc was low standing as an eolian dune field from the continental interior was blown into the basins and interbedded with the felsic volcanic rocks. At this time, the arc generally is considered to have been under transtension with a major sinistral strike-slip fault, the Mojave – Sonora Megashear, cutting across northern Mexico and linking with the opening of the Atlantic Ocean (Tosdal and Wooden, 2015; Anderson, 2015).

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By the Late Jurassic Period and into the Early Cretaceous Period, the Santa Cruz Project area was located on the shoulder of a major rift, the Bisbee basin, which is a failed arm of the rift that created the Gulf of Mexico. By the end of the Early Cretaceous Period, the area lay in a back arc setting that was gradually being eroded. Material from this erosion was being shed to the northeast. By the Late Cretaceous Period (approximately 80 Ma), the magmatic arc had migrated into Arizona. Shortening is contemporaneous with diachronous magmatism within the same location (Tosdal and Wooden, 2015).

Cessation of magmatic activity in the Paleocene Period marked the onset of erosion of the uplifted arc, which lay southwest of the Colorado Plateau. Eocene sequences deposited from the Transition Zone, which separates the Colorado Plateau from the Basin and Range extended terrane, onto the Colorado Plateau represent the products of the exhumation of the arc.

6.2	Metallogenic Setting

The Santa Cruz Project lies along a northwest to southeast trending, approximately 600 km long porphyry Cu belt that includes many productive Cu deposits such as Mineral Park, Bagdad, Resolution, Miami-Globe, San Manuel-Kalamazoo, Ray, Morenci, and the neighbouring Sacaton (Figure 6-1). These deposits lie within the Basin and Range province that covers most of the southwestern United States and Northwestern Mexico. This region is characterized by linear mountain chains separated by broad flat valleys that are the result of the tectonic extension during the mid-Cenozoic Period (Figure 6-2).

The Cu porphyry deposits within this trend are the genetic product of igneous activity during the Laramide orogeny (approximately 80 Ma to 50 Ma) when northeast-directed subduction of the Farallon Plate beneath the North American plate produced a northwest-southeast-striking magmatic arc (Leveille and Stegen, 2012) and associated porphyry Cu systems (Figure 6-1). Laramide porphyry systems in the immediate vicinity of the Santa Cruz Project define a southwest to northeast linear array orthogonal to the trend of the magmatic arc environment.

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Figure 6-1: Regional geology of Cu porphyry belt and map of location of Cu porphyry deposits hosted in the area

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Figure 6-2: Map of structures related to extension during the mid-Cenozoic

During the tectonic extension of the mid-Cenozoic Period, the Laramide arc and related porphyry Cu systems were variably dismembered, tilted, and buried beneath basin alluvium and conglomeratic deposits that fill the Casa Grande Valley. Prior to concealment undercover, many of the Laramide porphyry systems of Arizona experienced supergene enrichment events that make them such economically significant deposits (Figure 6-3).

Supergene alunite from the Sacaton porphyry Cu deposit was K-Ar dated at 41 Ma (Cook, 1994). At the Santa Cruz Project, evidence for multiple cycles of supergene enrichment is represented by multiple chalcocite and oxide-Cu “blankets” that were developed oblique to each other (Figure 6-4) as a result of rotation and subsequent overprinting by new supergene blankets. Cook (1994) has shown that enrichment happened throughout the Tertiary and ceased with the deposition of overlying sedimentary packages, comprised predominantly of conglomerates, which changed the hydrology in the vicinity of the deposit(s). The earliest supergene enrichment is interpreted to have occurred in the Eocene epoch (Tosdal and Wooden, 2015).

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Paleosurface at initiation of cyclical weathering
Fe⁺⁺, SO₄⁼, Cu⁺⁺
indigenous FeOx > exotic FeOx
ferricretes with anomalous copper
Leached
Capping
exotic FeOx > indigenous FeOx
paleochannels host exotic Cu
Scant CuOx on fractures and replacing feldspars
oxidative destruction of sulfides
"hanging" CuOx, CuSx
capillary
fringe
paleophreatic level
Copper
Oxide
Zone
Solution ponding along HW fault zone
chalcocite stoichiometry changes vertically, horizontally
Enrichment
Zone
deep oxidation along faults, fracture zones
wall rock with reactive alteration
Base of geochemically significant weathering = top of anhydrite, chlorite, magnetite intrusion-wall rock contact
Protore
(py, cp,mt,bn)
• Notes
• 1 mole pyrite = 4 moles H⁺, SO₄⁼, Fe⁺⁺
• Fe⁺⁺ → Fe⁺⁺⁺ → Fe(OH)₃
• cp, bn → Cu⁺⁺, Fe⁺⁺, SO₄⁼, nominal H⁺

Figure 6-3: Generalized cross-section through well-developed supergene enrichment profile showing geochemical stratigraphy Leached capping environment and metals mobility engendered through oxidative destruction of pyrite and Cu ore sulphides.Pyrite contributes four moles of H+(aq) per mole of pyrite, with Fe++(aq) and sulphate; ferrous iron oxidizes rapidly to H+(aq) and Fe+++(aq), the latter serving as a strong oxidizer for Cu sulphides. Cu sulphides produce nominal to no low pH solutions upon weathering. Lateral transport of iron and Cu produces ferricretes of hematite > goethite and exotic Cu as silicates, sulphates, halides, and Cu++ adsorbed onto goethite and manganese oxides. Oxidation along sheeted fractures and faults deepens the topographic base of all supergene stratigraphic intervals, as do supergene solutions migrating through phyllic and argillic-altered host rocks. Reactive host rocks shown on the margins of the figure attenuate Cu transport and produce erratic, fracture-controlled in situ development of Cu oxides; such in situ development of Cu oxides would be characteristic of K-silicate–altered (potassic) rock volumes. For scale, note that any of the three supergene-related geochemical zones may be variably developed such that thicknesses may range from nominal to several hundred metres as a function of the maturity of the weathering profile. Abbreviations: bn = bornite, cp = chalcopyrite, HW = hanging wall, mt = magnetite, py = pyrite (Chávez, 2021)

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Figure 6-4: Santa Cruz property mineralization cross-section (ASARCO, 1978)

6.3	Santa Cruz Project Geology

The Santa Cruz system (comprising Santa Cruz, Sacaton, Texaco and Parks-Salyer areas); (Figure 6-5) represent portions of one or more large porphyry Cu systems that have experienced supergene enrichment, dismemberment, and displacement during Tertiary extensional faulting.

The geology of the area is dominated by the 1450 Ma to 1350 Ma anorogenic Oracle Granite. Proterozoic aged (approximately 1100 Ma) diabase sills, and rare dykes, are also known from historic drilling and have a shallow dip to the west (25°/005°) that is interpreted to reflect rotation during Basin and Range extensional tectonics. The Diabase dykes are associated with discrete local increases in Cu grades attributable to rheological and geochemical contrasts with the more felsic Oracle host rocks.

At the Santa Cruz Project, porphyry-style mineralization is attributed to Laramide-aged (approximately 80 Ma to 50 Ma) magmatism characterized by biotite-quartz-feldspar-phyric granodiorite and quartz monzonite porphyry dykes that are interpreted to have shallow dips variably to the west. Sometime after emplacement, the Laramide dykes and the associated porphyry-style mineralized system experienced uplift, erosion, dismemberment, tilting, and supergene enrichment that continued until the system was buried under syn-extensional basin filling conglomerates that sealed off the system during Basin and Range formation.

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Figure 6-5: Cross-section of the Santa Cruz system (Vikre et al.2014)

Directly overlying the erosional surface of crystalline basement rocks is a series of sedimentary and volcanic units consisting predominantly of syn-extensional conglomerates (dipping as much as 50°), and andesitic, latitic, and alkali basalts associated with dykes, sills, flows, and three diatremes (Vikre et al., 2014). These units have all been intersected in drilling at the Santa Cruz Project (Figure 6-6). Some tephra deposits related to the diatremes are interbedded with a moderately sorted pebble conglomerate interpreted by Vikre et al. (2014) as being part of the basal Whitetail formation dated to approximately 40 Ma to 28 Ma (Banks et al., 1972; Cummings, 1982; Scarborough, 1989). The diatremes are similar in age and include maar and tephra variably deposited above the earliest syn-extensional conglomerates as well as directly onto the Oracle-Laramide erosional surface.

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Figure 6-6: Plan map of the diatreme pipes, maar and tephra deposits at the Santa Cruz Project (Vikre et al.2014)

These diatreme facies are buried beneath a 200 m to 900 m sequence of basin fill deposits that include well consolidated conglomerates (tentatively correlated with the Whitetail formation) and younger variably consolidated conglomerates interpreted to be equivalent to the Gila Group. These basin filling sediments predominantly composed of conglomeritic sequences cover the entire Santa Cruz Project area. Historic field mapping outside of the Santa Cruz Project subdivided outcropping conglomerate units into the Sacaton conglomerate, Burgess Peak conglomerate, and Gas line conglomerate.

Quaternary alluvium consisting of poorly sorted silt and sand is spread out across the Casa Grande valley, reaching up to 70 m thick near the Santa Cruz River and displays a conformable relationship with underlying Gila Group conglomerates. Dissected alluvial fans flank the Tabletop mountains to the southwest and are largely comprised of volcanic rubble. Figure 6-7 shows a simplified stratigraphic column of the geologic units and mineralization.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	47	Nordmin Engineering Ltd.

(Elevation) Depth
(400m ASL) 0 m
(0 m ASL)
500 m
(-400 m ASL)
1000 m
SW
NE
LEGEND
Geology
Quaternary Alluvium
Weakly Consolidated Conglomerate (Gila)
Consolidated Conglomerates
Early Syn-extensional Conglomerates
Laramide Porphyry Dykes
Proterozoic Diabase
Proterozoic Oracle Granite
Structure
D2 Fault
D1 Fault
Mineralization
Exotic Copper
Leached Capping
Supergene Oxide Copper Enriched
Supergene Chalcocite Enriched
Hypogene Mineralization (Cu-Mo ± Au)

Figure 6-7: Simplified stratigraphic section of the Santa Cruz Project (IVNE documents)

6.3.1	Geologic Units

Detailed descriptions of the dominant lithologies present in the Santa Cruz Project area are as follows:

Proterozoic

•	Pinal Schist: Quartz-sericite schist with banded injection gneiss, granitic gneiss, and aplite. The Pinal is a common basement rock of southeastern Arizona, possessing many of the characteristics of a subduction complex associated with the Paleoproterozoic (1.7 Gz to 1.64 Ga) Mazatzal volcanic arc. The Pinal Schist is well exposed throughout southern Arizona but is known in the area only from deep drilling near Sacaton and Parks-Salyer areas that intersected Pinal Schist beneath an interpreted sub-horizontal listric fault.

•	Oracle Granite: There are two dominant phases identified from historic drilling. One is a coarse-grained granite with biotite and has noted similarities with the Mineral Butte Granite at Blackwater (report by A.G. Blucher) and a second coarse-grained megacrystic quartz monzonite with decrease biotite. In the surrounding mapped quadrangle, the Oracle Granite is prevailingly a coarse-grained hypidiomorphic biotite granite with large pink or salmon-coloured orthoclase feldspars 32 mm to 38 mm across that gives rock a pink or gray mottled appearance on fresh surfaces. Groundmass composed of uniformly sized, 5 mm, grains of clear white feldspar and glassy quartz with greenish-black masses of biotite and magnetite. Composition suggests that rock should be classed as quartz monzonite rather than granite. Surface exposures of light-buff colour. Age is interpreted to be 1450 Ma to 1350 Ma (Tosdal and Wooden, 2015). Alteration minerals are dominated by secondary orthoclase and sericite.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	48	Nordmin Engineering Ltd.

•	Proterozoic Diabase: Holocrystalline, medium- to coarse-grained ophitic to subophitic textures with plagioclase and clinopyroxene (augite) as the dominant primary phases. Magnetite, oligoclase, sulphide (pyrite and chacopyrite) mineralization are reported as minor phases within the diabase. The diabase is interpreted as belonging to the Mid-Proterozoic (1090 Ma) diabase province exposed throughout much of central Arizona, and is considered to be a ubiquitous feature of the Precambrian geology of central and western Arizona and southeastern California (Harlan, 1993). These diabase intrusions were dominantly emplaced as horizontal to sub-horizontal sills, though rare dykes are recognized. These dykes are associated with local discrete increases in observed hypogene sulphide mineralization – interpreted as being a more reactive and receptive host rock for hydrothermal fluid deposition of sulphide mineralization. Historic petrographic thin section analysis indicates diabase is dominantly associated with hydrothermal biotite and epidote.

Laramide Igneous Rocks

•	Laramide Porphyry: Quartz-biotite-feldspar-phyric porphyritic dykes at the Santa Cruz Project are associated with primary hypogene mineralization and alteration. The porphyry has a quartz monzonite composition (35% quartz, 6% biotite, 29% feldspar, 30% K-feldspar, and plagioclase) with 40% phenocrysts averaging 1.5 mm and 60% aplitic to aphanitic groundmass. Quartz phenocrysts are less than 10 mm, sub-spherical, and comprise approximately 25% of the phenocrysts. Biotite makes up 15% of the phenocrysts and are less than 5 mm. Subhedral plagioclase phenocrysts, 60%, are generally less than 7 mm. There are at least two different mineralizing phases of Laramide-aged porphyritic intrusion at Santa Cruz. One porphyry contains quartz phenocrysts <5% by volume, and is generally associated with increased biotite phenocrysts as well as increased biotite content in the groundmass, typically giving this unit a darker colour. The other variant contains more quartz phenocrysts (>5%), and is often described as being more siliceous and lighter in colour. Historic petrographic reporting indicates the overall microscopic characteristics and model mineral abundances are broadly equivalent. Late biotite-quartz feldspar monzonite porphyry dykes intersected in SC-041 and SC-043 clearly cross-cut sulphide mineralization, but appear very similar to pre-mineral and mineralizing dykes and hosts strong biotite-orthoclase alteration interpreted as indicating a late emplacement but prior to cessation of hydrothermal activity. The late biotite-quartz feldspar monzonite porphyry is composed of 15% biotite, 25% K-feldspar, 40% plagioclase and 20% quartz with 15% phenocrysts consisting of 20% biotite, 70% plagioclase and 10% quartz in an aphanitic 15% biotite, 30% K-feldspar, 35% plagioclase, 20% and quartz groundmass with 0.06 mm average crystal size. Alteration minerals in mineralized Laramide dykes are dominated by hydrothermal biotite, sericite, and lesser orthoclase feldspar. K-Ar age dating reported in Balla (1972) returned 65 Ma to 64 Ma ranges for phyllic alteration of Oracle Granite and 70.53 Ma from Ar-Ar in biotite phenocrysts within a biotite-quartzfeldspar-phyric porphyry in central fault block at Sacaton.

Tertiary

•	Syn-extensional Conglomerates: These conglomerates show wide variation in thickness, and characteristics across the property. They are mainly composed of locally derived material, dominant clasts have been identified as originating from the Oracle Granite, Pinal Schist, Laramide Porphyry, and diabase. They have been deposited directly atop the erosional surface of the previously described lithological units. The oldest basal conglomerates have been tentatively correlated with the Whitetail Conglomerate that has an age range of approximately 41 Ma to 28 Ma (Vikre et al., 2014)

•	Diatremes and Associated Mafic Volcanics: Three diatremes are recognized on the property (Vikre et al., 2014) and consist of intrusive heterolithic breccias and eruptive deposits including tephras (tuff rungs) and tuffaceous sediments (maar-fil deposits) that border and fill diatreme vents respectively, and lie on the mid-Tertiary erosion surface of Middle Proterozoic granite and Laramide porphyry, which compose most xenoliths in pipes and are the host rocks of the system. Some igneous xenoliths in the pipes contain bornite-chalcopyrite-covellite assemblages with hypogene grades >1 wt % Cu, 0.34 g/t Au, 15.6 g/t Ag, and small amounts of Mo (<0.01 wt %), indicating the phreatomagmatic event has partially dissected and sampled mineralization at depth. The phreatomagmatic diatreme events are interpreted to be related to Tertiary igneous activity recognized outside of the project area to the south and west that consist of andesitic, latitic, and basaltic flows that are often tilted and faulted where exposed.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	49	Nordmin Engineering Ltd.

•	Conglomerates: The basin fill conglomerates are considered to be broadly corelative with the Gila Conglomerate, recognized throughout much of Southwestern Arizona. In the Santa Cruz Project area, the conglomerates are up to 900 m thick and are generally dominated by clasts of Oracle Granite, Pinal Schist and mafic volcanics sourced proximally, and are variably tilted at depth and structurally offset by numerous normal faults associated with Basin and Range extension. Historical mapping reports the Sacaton conglomerate is known near the Sacaton deposit to the northeast of the Santa Cruz deposit and consists of well consolidated, unsorted fanglomerate with indurrated Precambrian granite, schist, and gneissic boulders and grains. Burgess Peak conglomerate is exposed just northwest of Casa Grande and is composed of hard granite-boulder fanglomerate with hematite cement. The Gas Line conglomerate outcrops to the east of the Sacaton deposit, and consists of poorly consolidated fanglomerate and sandy stream and clay deposits that exited north and south into the valley and is considered an important component in the Casa Grande aquifer. Historic reporting by ASARCO describes three generalized units from historic drilling in the Santa Cruz Project area:

o	Unit I is the lowermost conglomerate and is characterized by a massively bedded, well consolidated, poorly sorted, conglomerate with 30% to 70% clasts comprised of 70% to 100% altered leached capping and 0% to 30% granite, porphyry and gneiss in a heavily iron-stained sand and silt-sized matrix (Kreis, 1978). This unit closely resembles structureless fault gouge and breccia capping in general appearance.

o	Unit II lies both above Unit 1 and directly upon bedrock and is characterized by well consolidated, poorly sorted, conglomerate with locally developed siltstone and sandstone beds dipping 30° to 50° (to core axis in vertical holes – no azimuth constrained historically), and massive conglomerate with approximately 60% clasts comprised of 90% to 100% gneiss and lesser volcanic agglomerate clasts with <10% granite, porphyry, and leached capping material supported by a brown to locally grey-coloured clay-sand matrix.

o	Upper Unit conglomerates are reported from several historic holes (SC-45, SC-44, SC-41, SC-28, and SC-23) and are described as calcite-cement-supported indurated conglomerates with 45% clasts dominated by 60% fresh to propylitically altered granitic rocks, 25% propylitically altered porphyry and 15% unmineralized clasts in a sand to clay-sized matrix that ranges from brown to grey to locally brownish-red in colour. This lithology occurs in sedimentary contact between Unit I and Unit II in faulted contact with bedrock.

•	Quaternary Alluvium: The alluvium is comprised of poorly consolidated silt and sand and minor volcaniclastic material from nearby weathering hills and is spread out across the Casa Grande valley, reaching a maximum thickness of around 80 m (approximately 262 ft) near the Santa Cruz River. It appears to have a gradational conformable contact with underlying conglomerates.

6.4	Property Mineralization

Deep drilling through cover has delineated a 10 km by 2.5 km corridor trending from the Santa Cruz deposit in the southwest to the Sacaton deposit in the northeast, which contains basement rocks that host hypogene porphyry-style alteration and mineralization with secondary supergene enriched Cu mineralization relating to the oxidation of Laramide age porphyry mineralization of the Santa Cruz system. The Santa Cruz Project covers the southwest 5.5 km by 2.5 km of that corridor, encompassing the Santa Cruz deposit and Texaco target.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	50	Nordmin Engineering Ltd.

Mineralization at the Santa Cruz Project is generally divided into three main groups:

1.	Primary hypogene sulphide mineralization consists of chalcopyrite, pyrite, molybdenite, and minor bornite, and covellite hosted within sulphide and quartz-sulphide stringers, veinlets, veins, vein breccias, and breccias as well as fine to coarse disseminations within vein envelopes (dominantly replacing mafic minerals biotite and hornblende) associated with hydrothermal porphyry-style mineralization and alteration related to Laramide-aged quartz-biotite-feldspar-phyric dykes (65 Ma to 64 Ma from K-Ar; Balla, 1972). Hypogene mineralization appears concentrated around one or more intrusive centres that have been subsequently dismembered and buried during Basin and Range extension. Hypogene mineralization has been intersected in drilling to depths of over 1,200 m. Rock types hosting hypogene mineralization in and about the Santa Cruz deposit are comprised of 82% Precambrian granite (locally known as Oracle Granite), 15% Laramide biotite-quartz-feldspar porphyry dykes (quartz monzonite to granodiorite compositions), and 3% Precambrian Diabase dykes and other rock types.

2.	Secondary supergene sulphide mineralization is comprised of chalcocite (with accessory chalcopyrite-pyrite that was incompletely replaced by chalcocite, as well as djurleite, and digenite identified in historic XRD analyses). Supergene mineralization was originally developed as sub-horizontal domains (i.e., “chalcocite blankets”) within the phreatic zone (below paleo water table) as a result of Cu being remobilized by acidic groundwater that leached Cu from the overlying oxidizing hypogene sulphide environment. The Cu was then subsequently transported through the vadose zone (above the paleo water table), where it was redeposited within the phreatic zone as chalcocite that dominantly replaces iron sulphide minerals (i.e., pyrite-chalcopyrite). As uplift and erosion occurred, this process was repeated several times, resulting in multiple chalcocite horizons being developed over geologic time. Basin and Range tectonic extension then exposed these horizons to subsequent leaching and oxidization (hematite replacing chalcocite) and structural modification by faulting that rotated, truncated, offset, and displaced domains of supergene sulphide mineralization.

3.	Supergene enriched Cu mineralization, referred to as “oxide mineralization” is dominated by chrysocolla (Cu-oxide) and atacamite (Cu-chloride) with subordinate brochantite, dioptase, tenorite, cuprite, Cu wad, and native Cu, and as Cu-bearing montmorillonite. Cu oxide mineralization is generally developed at the interface between the leached capping and chalcocite zones, as well as being irregularly distributed within structures and in the overlying conglomerates, where they are present as exogenous, or “exotic” Cu occurrences (this includes Cu-oxide cemented paleo-gravels/conglomerates as well as remobilized clasts of weathered Cu-oxide mineralization). At the Santa Cruz deposit atacamite and chrysocolla mineralization exhibit a two-fold geometry, with a relatively steep northeast-dipping, and a shallow southwest-dipping horizon of mineralization with distinct zonation of chrysocolla overlying a zone of chrysocolla and atacamite, overlying a zone of atacamite that in turn overlies the secondary supergene chalcocite mineralization described above (Figure 6-4). Poorly crystalline chrysocolla was identified and studied by previous operators, Hanna-Getty, who noted an intimate association (and possibly intergrown relationship) with Cu-bearing montmorillonite. The poor crystallinity, exceptionally fine-grain size, intimate intergrowths, and silicate composition made the chrysocolla and Cu-bearing montmorillonite difficult to recover (Watts et al., 1982).

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	51	Nordmin Engineering Ltd.

6.4.1	Hypogene Mineralization at the Santa Cruz Deposit

Hypogene mineralization at the Santa Cruz deposit is distributed within an area approximately 2 km by 2 km and has been intersected in drilling from the bedrock interface at 300 m depth to over 1,200 m depth and exhibits potential to be open in all directions. Lithologies hosting hypogene mineralization in and about the Santa Cruz deposit are comprised of 82% Precambrian Oracle Granite, 15% Laramide porphyry dykes, and 3% Precambrian Diabase dykes and other rock types. Historic operators report a NE striking fault interpreted to cut-off mineralization to the SE. However, the evidence is equivocal, and the complicated paleotopographic and structural configuration are not altogether understood. Early sub-horizontal D1 faults that offset mineralization are recognized but do not appear to completely close it off, but rather place relatively weaker mineralization (i.e., higher pyrite to chalcopyrite ratio mineralization) in structural contact with more robust mineralization (chalcopyrite greater than pyrite).

Primary hypogene sulphide mineralization consists of chalcopyrite, pyrite, molybdenite, and minor bornite and covellite hosted within sulphide and quartz-sulphide stringers, veinlets, veins, vein breccias, and breccias as well as fine to coarse disseminations within vein envelopes (dominantly replacing mafic minerals biotite and hornblende) associated with hydrothermal porphyry-style mineralization and alteration related to Laramide-aged quartz-biotite-feldspar-phyric dykes (65 Ma to 64 Ma from K-Ar; Balla, 1972).

Minor gold (Au) and silver (Ag) were noted in historic flotation concentrates from the Casa Grande West deposit (Santa Cruz South; Watts et al., 1982). In general, Au, and Ag values range from 0.03 g/t to 0.3 g/t, with a single notable outlier from historic hole CG-031 that intersected 3.05 m of 307.9 g/t Au at 740.67 m depth in Oracle Granite. Where Au occurs as native flakes associated with quartz, orthoclase, analcime, clay, hematite, and mica. Trace amounts of Ag occur in solid solution within chalcocite and as an Ag selenide (estimated 60% Ag, 40% selenium) associated with chalcocite as evidenced by x-ray diffraction pattern analyses from historic reports.

Historic operators report several local centres of alteration-mineralization that exhibit distinct mineralogical and textural zonation. ASARCO outline two discrete centres of mineralization near historic drill holes SC-004 and SC-019 at their Santa Cruz North deposit. These centres of mineralization were present with inner chalcopyrite-molybdenite mineralization associated with orthoclase-biotite-sericite alteration assemblages that grade outward into pyrite-chalcopyrite mineralization associated with sericite-quartz alteration assemblages. Historic operators Hanna-Getty reported pyrite-chalcopyrite ratios that drop from 5:1, down to 3:1, with discrete domains of 1:1 near the centre of the historic Casa Grande West (Santa Cruz South) deposit. This coincides with the area with the most bornite noted in historic logs (centred on historic drill hole CG-027) and likely reflects an additional discrete locus for mineralization apart from the two centres identified and described by ASARCO nearly 2 km to the north.

Three diatremes are recognized on the property (Vikre et al., 2014; Figure 6-6), which consist of intrusive heterolithic breccias, eruptive deposits, including tephras (tuff rungs), and tuffaceous sediments (maar-fill deposits). All border and fill diatreme vents, respectively, and lie on the mid-Tertiary erosional surface of Middle Proterozoic granite and Laramide porphyry. Some igneous xenoliths in the pipes contain bornite-chalcopyrite-covellite assemblages with hypogene grades indicating the phreatomagmatic event has partially dissected and sampled mineralization at depth that has not been intersected in drilling to date. The phreatomagmatic diatreme events are interpreted to be related to Tertiary igneous activity recognized outside of the project area to the south and west that consist of andesitic, latitic, and basaltic flows that are often tilted and faulted where exposed.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	52	Nordmin Engineering Ltd.

6.4.2	Supergene Mineralization at the Santa Cruz Deposit

Prior to the burial of the Santa Cruz deposit by post-mineral cover, hypogene sulphide mineralization near the paleo ground surface was subjected to multiple cycles of oxidation and enrichment. This resulted in the locally abundant atacamite, chrysocolla, and chalcocite mineralization that form a supergene zone with complex geometries that is up to 600 m thick in vertical drill holes (Figure 6-4). Drilling to date has delineated a thick domain of supergene Cu mineralization (averaging approximately 200 m in thickness) contiguous over an area approximately 2,000 m (NNW-SSE) by 800 m (SW-NE) within the Santa Cruz deposit area. Supergene mineralization is generally subdivided into supergene sulphide (chalcocite) and Cu-oxide mineralization, with relatively minor quantities of exotic Cu mineralization. The exotic Cu mineralization is dominantly hosted in the overlying clastic and volcanic rocks at the Santa Cruz deposit. Supergene mineralization at the Santa Cruz Project reflects a mature, long lived supergene system (chalcocite replacing pyrite) with a well-developed supergene stratigraphy consisting of distinctly zoned mineralization with chrysocolla overlying chrysocolla-atacamite, overlying atacamite, overlying chalcocite. There is also abundant evidence for post rotational development of multiple supergene enrichment horizons as illustrated in historic Figure 6-4 that shows two or more distinct supergene sulphide (chalcocite) and oxide horizons exhibiting oblique configurations, with one set dipping shallowly to the southwest (interpreted as a younger overprint) and a second set dipping more steeply to the northeast. K-Ar age dating by Cook (1994) on supergene alunite returned an age of approximately 41 Ma. During the Tertiary (likely no later than 15 Ma), the rapid burial of the Santa Cruz deposit led to the cessation of supergene enrichment processes and subsequently interred the deposit(s) under 200 m to 900 m of post-mineral cover comprising the valley fill conglomerate units.

6.4.3	Hypogene Mineralization at the Texaco Deposit

At Texaco deposit, hypogene mineralization has been intersected in drilling within a 2 km by 1 km zone prevalent between 400 m and 110 m depth; however, the hypogene system has not been systematically tested and remains open in all directions. Hypogene mineral assemblages consist of chalcopyrite, pyrite, and molybdenite hosted within sulphide and quartz-sulphide stringers, veinlets, veins, vein breccias, and breccias, as well as fine to coarse disseminations within vein envelopes (dominantly replacing mafic minerals biotite and hornblende). Hypogene mineralization is related to Laramide-aged quartz-biotite-feldspar-phyric dykes (65 Ma to 64 Ma from K-Ar; Balla, 1972). At the Texaco deposit, these sulphide minerals have been historically interpreted to exhibit a distinct zoning pattern, with a core zone of chalcopyrite-molybdenite, a chalcopyrite zone, and a pyrite zone (Figure 6-8 and Figure 6-9). The core and chalcopyrite zone host rocks are altered by biotite-orthoclase-sericite. Host rocks in the outer chalcopyrite zone and pyrite zone are altered by quartz-sericite (Kreis, 1978).

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	53	Nordmin Engineering Ltd.

EXPLANATION
Bottom of drill hole
Competitive drill hole
Core Zone
Chalcopyrite Zone
Pyrite Zone
Fault, interpretive strike
Estimated SW extent of fresh bottom basement rocks
SC-41
.72-5.3-40
SC-23
SC-43
.55-2.2-74
SC-42
.24-1.5-47
SC-45
.45-2.7-50
SC-29
.63-3.9-46
SC-30
.40-2.8-43
SC-44
.21-7.0-9
SC-28
.28-7.6-12
SC-34
.08-7.9-3
SC-31
.14-5.4-8
A
B
C
D
E
F
G
D'
E'
F'
G'
N

FIGURE 15
SIMPLIFIED INTERPRETATION OF PRIMARY MINERALIZATION AT −2000' ELEVATION
SANTA CRUZ PROJECT
PINAL COUNTY, ARIZONA

Figure 6-8: Plan map of simplified mineralization and alteration zonation at the Texaco deposit (Kreis, 1978)

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	54	Nordmin Engineering Ltd.

A
WEST
SC 43
SC 23
SC 29
SC 30
SC 44
SC 31
A'
EAST
1000'
500'
S.L.
-500'
-1000'
-1500'
-2000'
Hanna Getty property
ASARCO-Freeport property
Possible basement fault type fault
3160'T.D.
2671'T.D.
3385'T.D.
3405'T.D.
3541'T.D.
3605'T.D.
?

Post-mineral Conglomerate

Laramide Biotite Quartz Feldspar Porphyry

Precambrian Granite

Leached Capping

Copper Oxides in Capping

Chalcocite

Chalcopyrite

— 2 — Interpretive contour of % total sulfides (wt). 2% C.I. and contoured to outer edge of pyrite zone.

— — Interpretive fault

NOTE: see Cross Section A-A' for detailed drill hole information.

SANTA CRUZ PROJECT
PINAL COUNTY, ARIZONA

POSSIBLE STRUCTURAL INTERPRETATION OF SULFIDE SYSTEM CROSS SECTION A—A'

EAST-WEST SECTION LOOKING NORTH

0 1000 2000

FEET

H.G.K.

Figure 6-9: Historic cross-section of mineralization and alteration zonation at the Texaco deposit (Kreis, 1978)

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	55	Nordmin Engineering Ltd.

6.4.4	Supergene Mineralization at the Texaco Deposit

Drilling by ASARCO at Texaco deposit delineated an approximately 100 m thick horizon of supergene Cu mineralization developed over 2000 m (NE-SW) by 1,000 m that remains open in all directions. The supergene mineralization at Texaco consists of a similar geochemical stratigraphy to that observed at the Santa Cruz deposit. The supergene mineralization contains a well-developed leached cap up to 300 m thick with abundant limonite consisting of hematite>goethite and minor jarosite. The limonite overlies a chalcocite enrichment blanket approximately 100 m thick, displaying evidence of minor oxidation at the contact in the form of chalcocite partially replaced by hematite-goethite. However, supergene mineralization at Texaco contains much less Cu-oxide and Cu-chloride mineralization compared to the Santa Cruz deposit. Brochantite was also noted as the dominant Cu-oxide phase in historic hole SC-23, where it is replacing chalcocite (Kreis, 1978). Chalcocite mineralization was historically interpreted by previous operators as having been developed in an originally thick sub-horizontal blanket and subsequently thinned due to faulting and extension (Figure 6-4). Observations of chalcocite mineralization with increased grades at the upper contact with the leached cap and a gradational decrease in mineralization with depth support an alternate hypothesis that the chalcocite blanket has not been rotated and offset to the degree that Figure 6-4 represents.

6.5	Alteration

Alteration at the Santa Cruz deposit is dominated by 1) hypogene alteration assemblages related to Laramide age hydrothermal activity consisting predominantly of quartz, sericite, orthoclase (potassium feldspar), biotite, chlorite, and undivided clay group minerals with rare subordinate phases epidote, albite, tremolite, and kaolinite; and 2) supergene alteration relating to the weathering and oxidation of primary hypogene sulphides in the late cretaceous through to Tertiary time with clay and sericite alteration of primary and secondary biotite with minor sericitization, clay (kaolinite, montmorillonite and rare alunite) and rare analcime alteration of relict plagioclase, though hypogene replacement of plagioclase by sericite and orthoclase reduce the potential reactivity of relict feldspars.

6.5.1	Hypogene Alteration at the Santa Cruz Deposit

The spatial distribution of alteration assemblages at the Santa Cruz deposit is complicated by post emplacement faulting and rotation. However, historic operators report several local centres of alteration-mineralization that exhibit distinct mineralogical and textural zonation. ASARCO identified two discrete centres of mineralization around SC-004 and SC-019, a chalcopyrite-molybdenite mineralization centre associated with orthoclase-biotite-sericite alteration assemblages that grade outward into pyrite-chalcopyrite mineralization associated with sericite-quartz alteration assemblages. Historic operator Hanna-Getty reports pyrite-chalcopyrite ratios that drop from 5:1, down to 3:1, with discrete domains of 1:1 near the centre of the historic Casa Grande West deposit. This coincides with the area of greatest bornite abundance noted in historic logs (centred on historic drill hole CG-027) and likely reflects an additional discrete locus for mineralization apart from the two centres identified by ASARCO nearly 2 km to the north. Observations from ongoing drill operations have identified the presence of pale-green sericite (PGS) in close association with hypogene sulphide-bearing vein selvedges and envelopes and are interpreted to be analogous to similar PGS-Sulphide vein relationships observed and reported at the Butte deposit, Montana.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	56	Nordmin Engineering Ltd.

6.5.2	Supergene Alteration at the Santa Cruz Deposit

Historic operators reported an absence of alunite-supergene silica, and dominant kaolinite that they interpreted as indicating a leached capping environment with modest oxidizing potential within a relatively low sulphide system. However, ongoing analyses utilizing a TerraSpec Halo handheld spectrometer have identified both supergene alunite as well as likely silica in the leached capping environment, potentially indicating a relatively robust oxidizing potential with low pH fluid generation. This is further supported by the presence of near complete chalcocite replacement of pyrite, which directly indicates cupric ion strength and reflects a longstanding supergene process (Chávez, 2021). Limonites, dominantly present as exogenous hematite>goethite>jarosite, are indigenous and proximally transported and occur with abundant hematite staining of feldspars and as thick accumulations on fractures. Hematite in the leached capping environment is also noted to occur as hematite after chalcocite pseudomorphing pyrite in cellular boxworks that exhibit a deep maroon colour referred to as “Live hematite,” in addition to botryoidal hematite observed in cavities. Locally, limonitic mixtures of hematite-goethite, and hematite-jarosite form as casts of subsequently leached mineral phases such as pyrite. Montmorillonite is present in the supergene environment replacing feldspars and has been noted to be Cu-bearing within the chrysocolla zone.

6.5.3	Hypogene Alteration at the Texaco Deposit

Texaco deposit, as noted by ASARCO-Freeport in their 1978 internal report, illustrates distinct zonation in the drilling at their Santa Cruz North deposit that consisted of 1) a core zone with modest Cu contents, increased local molybdenite grades and strongly developed orthoclase alteration 2) Chalcopyrite zone with host rocks that are altered dominated by biotite-orthoclase-sericite assemblages; and 3) Outer chalcopyrite and pyrite zone that is dominated by quartz-sericite (Figure 7-9).

6.5.4	Supergene Alteration at the Texaco Deposit

Supergene alteration within the Texaco deposit is similar to the Santa Cruz deposit. Limonites are dominantly present as hematite>goethite>jarosite and occur with abundant hematite staining of feldspars and their alteration products, as well as thick accumulations on fractures. Hematite in the leached capping environment is also noted to occur as hematite after chalcocite. This hematite is a pseudomorph of pyrite and forms in cellular boxworks that exhibit a deep maroon colour referred to as “Live hematite.” Botryoidal hematite is also observed in cavities. Locally, limonitic mixtures of hematite-goethite, and hematite-jarosite form as casts of subsequently leached mineral phases such as pyrite.

6.6	Structural Geology

The Santa Cruz Project lies within the Basin and Range province, within a domain that has experienced some of the greatest degrees of extensional tectonism (Figure 6-2). The Santa Cruz system (including Santa Cruz, Sacaton, Texaco, and Parks-Salyer areas) represents portions of one or more large porphyry Cu systems that have been dismembered and displaced during Tertiary extensional faulting. As such, faulting at the Santa Cruz Project is intimately associated with mineralization and the current deposit configuration in several ways.

Firstly, major deep-seated NE-SW striking basement structures that run from Colorado to Mexico (i.e., The Jemez lineament) likely controlled or constrained Laramide age intrusive emplacement and metal endowment during transpressional arc magmatism. These structures have likely been reactivated multiple times, potentially serving as transfer faults for dextral offset during Basin and Range extension. Secondly, post-mineral faulting is recognized at Santa Cruz Project, and it is evident that at least three different generations of approximately NW-SE striking normal faulting have developed during Basin and Range extension, resulting in significant rotation and offset of fault blocks with the earliest (D1) generation of faults exhibiting a sub-horizontal configuration at present. This “deck of cards” rotation and offset of faults and fault blocks during Basin and Range extension is well documented in Arizona, for example, the Yerington, Ann Mason and MacArthur deposits of Nevada (Dilles et al., 2000). These structures exhibit a principal control on the present configuration of the Santa Cruz Project.

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Additionally, it is evident within the Santa Cruz deposit that post emplacement faulting has controlled and affected groundwater dynamics and the subsequent mobilization and deposition of Cu in supergene enrichment processes, as well as late intermediate argillic alteration and low temperature groundwater alteration and oxidative processes. These faults also played a key role in shaping the paleotopographic landscape prior to burial under the Valley conglomerate sequence, and the paleotopography will have had a controlling influence on the development and distribution of exotic Cu mineralization in paleodrainages that are recognized at the Santa Cruz deposit.

The Santa Cruz deposit is interpreted to be down-faulted to the west along the NW-trending, W-dipping Grande Fault, and may be offset by other faults. Post-mineralization faults have been found to displace overlying volcanic rocks and conglomerate. Heterolithic, igneous- and clastic-matrix breccias in the Middle Proterozoic and Late Cretaceous igneous bedrock and associated tuffaceous deposits are located along the contact of bedrock and basin fill deposits. The breccias and basin fill deposits, which consist of at least three diatremes, contain xenoliths, and xenocrysts from a variety of surrounding Precambrian and Late Cretaceous igneous, metamorphic, and sedimentary rocks (Vikre, 2014).

6.7	Deposit Types

The Santa Cruz deposit is a portion of one or more large porphyry Cu systems that have been dismembered and displaced by tertiary extensional faulting. Porphyry Cu deposits form in areas of shallow magmatism within subduction-related tectonic environments (Sillitoe, 2010). The Santa Cruz system has typical characteristics of a porphyry Cu deposit defined by Berger et al. (2008) as follows (Figure 6-10):

•	One wherein Cu-bearing sulphides are localized in a network of fracture-controlled stockwork veinlets and as disseminated grains in the adjacent altered rock matrix.

•	Alteration and mineralization at 1 km to 4 km depth are genetically related to magma reservoirs emplaced into the shallow crust (6 km to over 8 km), predominantly intermediate to silicic in composition, in magmatic arcs above subduction zones.

•	Intrusive rock complexes associated with porphyry Cu mineralization and alteration are predominantly in the form of upright-vertical cylindrical stocks and/or complexes of dykes.

•	Zones of phyllic-argillic and marginal propylitic alteration overlap or surround a potassic alteration assemblage.

•	Cu may also be introduced during overprinting phyllic-argillic alteration events.

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Figure 6-10: Simplified alteration and mineralization zonation model of a porphyry Cu deposit, after Lowell and Guilbert, 1970.

Hypogene (or primary) mineralization occurs as disseminations and in stockworks of veins, in hydrothermally altered, shallow intrusive complexes and their adjacent country rocks (Berger, Ayuso, Wynn, & Seal, 2008). Sulphides of the hypogene zone are dominantly chalcopyrite and pyrite, with minor bornite. The hydrothermal alteration zones and vein paragenesis of porphyry Cu deposits are well known and provide an excellent tool for advancing exploration. Schematic cross sections of the typical alteration zonation and associated minerals are presented in Figure 6-10, which were originally presented by Lowell and Guilbert (1970).

Supergene enrichment processes are a common feature of many porphyry Cu systems located in certain physiogeographical regions (semi-arid) that can result in upgrading of LG porphyry Cu primary sulphide mineralization into economically significant accumulations of supergene Cu species (Cu oxides, halides, carbonates, etc.), this is particularly important in the southwestern United States. Supergene enrichment occurs when uplift of a porphyry system to shallow depths exposes the system to surface oxidation processes leading to Cu being leached from the hypogene mineralization during weathering of sulphides (dominantly pyrite, which generates significant sulphuric acid in oxidizing conditions) and redeposits Cu below the water table as supergene Cu sulphides such as chalcocite and covellite. Above the water table, Cu-oxide minerals typically form (Figure 6-11). Figure 6-11 illustrates a schematic section through a secondary enriched porphyry Cu deposit, identifying the main mineral zones formed as an overprint from weathering of the hypogene system.

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Figure 6-11: Schematic representation of an exotic Cu deposit and its relative position to an exposed porphyry Cu system (Fernandez-Mote et al., 2018; modified after Münchmeyer 1996; Sillitoe 2005).

The Santa Cruz Project has a history of oxidation and leaching that resulted in the formation of enriched chalcocite horizons, and later stages of oxidation and leaching, which modified the supergene Cu mineralization by oxidizing portions of it in place and mobilizing some of the chalcocite to a greater depth (Figure 6-12). This process is associated with descending water tables and or erosion and uplift of the system, or changes in climate, or hydrogeological systematics.

Technical Report Summary – December 8, 2022 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	60	Nordmin Engineering Ltd.

H2O + CO2 → H2CO3
Gossan
Leached zone
Oxide zone
Cu2+(aq)
Enrichment zone
Primary mineralisation,
Protore
4 FeS2 + 15 O2 + 14 H2O → 4 Fe(OH)3 + 8 H2SO4
4 CuFeS2 + 17 O2 + 10 H2O → 4 Fe(OH)3 + 4 H2SO4 + 4 CuSO4
2 CuSO4(aq) + 2 Na2CO3(aq) → Cu2(CO3)(OH)2 + 2 Na2SO4(aq) + CO2
2 Cu3(CO3)2(OH)2 + H2O → 3 Cu2(CO3)(OH)2 + CO2
5 FeS2 + 14 CuSO4 + 12 H2O → 7 Cu2S +5 FeSO4 + 12 H2SO4
CuFeS2 + CuSO4 → 2 CuS + FeSO4
PbS + CuSO4 → CuS + PbSO4
limonite Fe(OH)3
native copper Cu
malachite Cu2(CO3)(OH)2
azurite Cu3(CO3)2(OH)2
cuprite Cu2O
chrysocolla CuSiO3H2O
Watertable
chalcocite Cu2S
covelliet CuS
bornite Cu5FeS4
chalcopyrite CuFeS2
oxidising
reducing
©Bastian Asmus 2013

Figure 6-12: Typical Cu porphyry cross-section displaying hypogene and supergene mineralization processes and associated minerals (modified from Asmus, B., [2013])

These processes are also known to be associated with the generation of exotic Cu deposits. Exotic Cu mineralization is a complex hydrochemical process linking supergene enrichment, lateral Cu transport, and precipitation of Cu-oxide minerals in the drainage network of a porphyry Cu deposit (Mote et al., 2001). Supergene alteration primarily involves vertical solution movement, but percolation often involves a horizontal component whereby Cu-rich acidic solutions migrate laterally within the vadose zone. Depending on Eh and pH conditions, Cu may be transported through paleodrainage systems for distances of up to 8 km from the source to produce continuous Cu mineralization (Münchmeyer, 1998). These processes are incredibly complex and defining controls of mineralization can make targeting these deposits challenging.

6.8	Nordmin QP Opinion

The Nordmin QP is of the opinion that the structure, geology, and mineralization of the Santa Cruz Project is well understood and document by several authors over multiple decades.

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7	EXPLORATION

7.1	IVNE Geophysical Exploration

Earthfield Technology (Earthfield) specializes in depth to basement and basin architecture analyses through application of proprietary geophysical data processing technologies. Earthfield was contracted by IVNE in 2021 to evaluate historic and publicly available topographic, magnetic and gravity datasets (Figure 7-1) to delineate depth to basement, structural lineaments and domains of potential Laramide intrusive bodies and associated alteration in the Casa Grande Basin and surrounding area. Products delivered to IVNE included the reduction to the magnetic pole (RTP), RTP first vertical derivative (RTP_1VD), RTP 5 km high pass filtered (RTP_HP5), RTP 2 km high pass filtered (RTP_HP2), total magnetic intensity (TMI), Bouguer Gravity, Bouguer Gravity 20 km high pass filtered, Bouguer Gravity 10 km high pass filtered, Bouguer Gravity 5 km high pass filtered, Lineaments, Basement depth, Basement Contours (50 m) and postulated Laramide intrusive and associated alteration zones. Results and products from Earthfield analyses have been compiled and integrated into ongoing 3D modelling efforts and will be used to constrain exploration targeting and refine the geological understanding of the Santa Cruz Project area, and inform subsequent geophysical investigations.

Figure 7-1: Gravity data stations (left) and Arizona State aeromagnetic data (Earthfield report to IVNE, 2021)

In November 2021, IVNE commenced a passive seismic survey, which is designed to provide 2D profiles of the basement surface in the area overlying and surrounding the Santa Cruz Project deposits (Figure 7-2). Delineating this surface will validate regional basement modelling by Earthfield and aid future exploration programs. The survey consists of five lines with stations spaced 100 m apart, three oriented in a NE/SW orientation and two in a SW/NW orientation. The survey covers an area of 27 square kilometres with 29 line kilometres and 295 individual stations. Depth profiles from the individual stations will be stitched together to create 2D line profiles across the survey area.

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415000
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0
0.75
1.5
3
Kilometers
N
Proposed passive seismic stations
Drill Collars
Historic IMC mineral inventories
Ivanhoe Electric surface rights
PLSS Township
PLSS Section

Figure 7-2: Proposed passive seismic survey configuration and stations showing historic mineral inventories, IVNE surface access agreements, and historic drilling

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The survey is being carried out using Tromino Passive seismic instruments, which use natural sources as the signals and measure vertical and horizontal movement in three corresponding axis (x,y,z).

TROMINO® is a small all-in-one instrument, equipped with:

•	Three velocimetric channels

•	Three accelerometric channels

•	One analog channel

•	GPS receiver

•	built-in radio transmitter/receiver (for synchronization among different units)

•	radio triggering system (for MASW surveys and similar)

•	TROMINO® works in the [0.1, 1024] Hz range

Additionally, IVNE mobilized their proprietary TyphoonTM IP-EM transmitter technology in December 2021 to conduct trial tests including 3DIP, Mise a la Masse, DHEM and DHIP methods to inform future geophysical survey designs.

7.2	Historic Geophysical Exploration

IVNE is also in possession of historic documents that detail historic geophysical exploration efforts and results over the Santa Cruz – Sacaton system (Table 7-1). To date, none of the original data has been located, but historic interpretations, and results remain valuable.

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Table 7-1: Summary of Historic Exploration on the Santa Cruz Project and Surrounding Area

Year	Activities	Company(s)	Prospect/ Deposit	Description	Notes
1961	Prospecting and discovery	ASARCO	Sacaton	ASARCO geologists Kinnison and Blucher identify Sacaton Discovery Outcrop, consisting of weak Cu-oxide mineralization on what will eventually be the margin of the Sacaton pit.	Based on Asarco's recognition that porphyry Cu deposits often have little or no associated Cu staining and on information from surrounding porphyry Cu deposits, Asarco's geologists were looking for other prospects in the area by driving and walking around. There was a faint trace of Cu-stain but not enough to have attracted previous exploration or prospecting. The outcrop was granite with a thin dyke of porphyry – both altered to quartz-sericite-clay with weak but pervasive jarosite-goethite and a few specks of hematite after chalcocite, particularly in the dyke. The outcrop was expected to have originally contained about 2% sulphides as pyrite/chalcocite/chalcopyrite.
1961	Geophysical Surveying	ASARCO	Sacaton	ASARCO Geophysical Dept. report.	Geophysical survey results were used to improve the interpretations of bedrock depth in the Sacaton area.
1967	Ground IP geophysics	ASARCO		1967 Internal report indicates eight holes were drilled over a large 13.2 mv/v IP anomaly around 15 miles SW of Sacaton.	None of the drill holes intersected primary sulphides, and the chargeability response was interpreted to have been caused by water-saturated clays in the overlying conglomerate.
1988-1991	Borehole Geophysics	SCJV	Santa Cruz	Downhole geophysical data was collected during the in situ leach test program.	During the SCJV In Situ leach tests (approximately 1988-1991), an undisclosed number of holes were subjected to downhole/borehole geophysical surveying that implemented the collection of caliper, density, resistivity, gamma-ray spectrometer, neutron activation spectrometry, dipmeter, sonic waveform, IP, and magnetic susceptibility data collection methods.
1988	In situ Cu Mining Research Project	USBR, SCJV (ASARCO Santa Cruz Inc., and Freeport McMoRan Copper & Gold Inc.)	Santa Cruz	Santa Cruz selected over other deposits for research site; Field testing begins.	The Santa Cruz deposit was 1,250 ft to 3,200 ft below the surface and contains 1.0 billion tons of potentially leachable grading 0.55% total Cu. The joint venture owns 7,000 surface acres, with the Cu mineralization under approximately 250 acres.

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Historic ASARCO documents detail multiple IP surveys over the Sacaton and Santa Cruz Deposits, as well as the historic Santa Rosa Prospect (located southwest of Santa Cruz deposit along the same trend as Sacaton). Historic IP survey reports indicate that extraneous responses in IP surveys at Sacaton and Santa Cruz resulted from groundwater present in the valley fill conglomerates (i.e., W.G. Farley “ASARCO, 1967, Induced Polarization Pinal County” report documents IP response correlating with the water table at Santa Cruz and Sacaton, within the overlying gravels, and well above the basement contact). In 1991, the ASARCO-Hanna-Getty-Bureau of Mines joint venture contracted Zonge Geophysical to implement Controlled Source Audio-frequency Magnetotelluric (CSAMT) tests evaluating the potential to use the application to non-invasively monitor in situ leachate plume activity during in situ leach tests. Results from phase one and two testing from May 1990 through June 1991 were considered promising for tracking leachate detectability with salt doping/tracing. Historic airborne and ground magnetic interpretations are also available, though arguably of lesser value than modern magnetic datasets available (Figure 7-3).

Figure 7-3: ASARCO map illustrating interpreted ground and aeromagnetic data detailed in historic report “Recommended Drilling Santa Cruz Project,” M.A.970 Pinal County, Arizona, August 21, 1964, by W.E. Saegart

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7.3	Historical Data Compilation

IVNE has obtained the geological information in the form of historical maps, sections, drill reports, drill logs and assay result reports. As a significant component of the exploration program the historical drill logs were interpreted and used to create a 3D (Leapfrog Geo™) geologic model of the Santa Cruz Project. Three-dimensional geological interpretations were derived from historical drill logs and 2D sections containing geologic interpretations. The drill core data was compiled by IVNE geologists.

The drilling within the Project area can be separated into CG and SC drilling, which were completed by different companies (Hanna Getty and ASARCO, respectively). The CG region was comprised of 122 holes from CG-001 to CG-122 with a total of 103,407 m drilled. A plan view map of collar locations can be viewed in Figure 7-4 and a summary is provided in Table 7-2. Twenty-nine original drill cross-sections from 1978 to 1980 covering 92 holes were digitized. Information collected included elevation, total and rotary depths, basic lithology, assays from the three most predominant Cu minerals (total Cu, acid soluble Cu and molybdenum), and survey depth. The archived data was originally logged using a series of numerical codes documented in the Casa Grande Copper Company Ore Reserves Study for the Hanna Mining Company (Watts Griffis McOuat, 1982).

Figure 7-4 Plan map of CG drill hole collars as blue dots

The SC series of drill holes was comprised of 80 drill holes from SC-001 to SC-078 with a total of 62,754 m drilled. A plan view map of collar locations can be viewed in Figure 7-5 and a summary is provided in Table 7-2. The archived data was originally logged using a series of numerical codes documented in the Casa Grande Copper Company Ore Reserves Study for the Hanna Mining Company (Watts Griffis McOuat, 1982).

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Figure 7-5 Plan map of SC drill hole collars as red dots

Table 7-2 Summary of Available Data by Region

	Dataset Region		Total
	CG	SC
Total number of holes	122	80	202
Total metres drilled	103,407	62,754	166,161
% Collar Survey (holes)	100	100	100
% Downhole Survey (m drilled)	62.1	65.9	63.4
% Assay (m drilled)	96.5	34.4	73.0
% Mineralization	44.1	15.9	33.4

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7.4	Drilling

7.4.1	Historic Drilling – Santa Cruz Deposit

Santa Cruz deposit diamond drilling consists of 102,261 m of core from 117 NQ drill holes completed between 1965 to 1980. The historic diamond drill core is currently unavailable for review. Table 7-3 provides a summary of the drill campaigns by year and operator.

Table 7-3: Drilling History Within the Santa Cruz Project Area

Year	Operator	Total Metres
Unknown	Casa Grande Copper Company, Hanna-Getty Mining	9,083
	ASARCO/Freeport McMoRan Gold Co. JV	744
1965	ASARCO/Freeport McMoRan Gold Co. JV	2,698
1974		2,068
1975	Casa Grande Copper Company, Hanna-Getty Mining	2,348
	ASARCO/Freeport McMoRan Gold Co. JV	682
1976	Casa Grande Copper Company, Hanna-Getty Mining	16,633
	ASARCO/Freeport McMoRan Gold Co. JV	513
1977	Casa Grande Copper Company, Hanna-Getty Mining	28,147
	ASARCO/Freeport McMoRan Gold Co. JV	9,184
1978	Casa Grande Copper Company, Hanna-Getty Mining	22,301
1979	ASARCO/Freeport McMoRan Gold Co. JV	2,468
1980		5,516
2021	IVNE	4,738

During the initial site assessment, it was determined that collar coordinates had variable errors. A program was conducted to check the collar locations of a selection from the drill hole database using a professionally licensed surveying company, D2 land surveying. Based on the transformation for these spot-checked drill holes, nearby hole collar locations were adjusted. All historic drilling is conducted at the vertical dip. For the Santa Cruz Project, the drilling has been completed along 100 m spaced section lines with drill holes spaced 90-100 m apart on each section line.

Holes are reverse circulation (RC) drilled through Tertiary sediments until the approximate depth of the Oracle Granite is reached by Major Drilling. Drilling is then switched to diamond drilling through the crystalline basement rocks, and again drilling is executed by Major Drilling.

7.4.2	Historic Drilling – Texaco Deposit

The historic Texaco deposit diamond drilling consists of 23,848 m of core from 27 diamond NQ drill holes completed between 1975 to 1997. The drill holes in this deposit area consist of the SC drill hole series. The historic diamond drill core is currently unavailable for review. Table 7-4 provides a summary of the drill campaigns by year and operator.

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Table 7-4: Drilling History Within the Texaco Exploration Target Area of the Santa Cruz Project

Year	Operator	Total Metres
1975	ASARCO and Freeport McMoRan Gold JV	1,719
1976	ASARCO and Freeport McMoRan Gold JV	5,207
1977	Casa Grande Copper Co., Hanna-Getty Mining	2,883
	ASARCO and Freeport McMoRan Gold JV	5,906
1996	ASARCO and Freeport McMoRan Gold JV	5,086
1997		3,043

During the initial site assessment, it was determined that collar coordinates had variable errors. A program was conducted to check the collar locations of a selection from the drill hole database using a professionally licensed surveying company, D2 land surveying. Based on the transformation for these spot-checked drill holes nearby hole collar locations were adjusted. All historic drilling is conducted at the vertical dip. For the Texaco deposit, the historic drilling has been completed along 100 m to 200 m spaced section lines with drill holes spaced 200 m apart on each section line. The average drill section and spacing in the Texaco deposit is approximately 200 m and varies between approximately 90 m and 250 m.

7.4.3	2021 Drilling – IVNE

The company completed four diamond drill holes totalling 3,601 m within the Santa Cruz deposit at the time of this Technical Report (Table 7-5). The four diamond drill holes were twins of the historical drill holes. All drilling was a mix of rotary and diamond drilling where the first 300 m to 500 m of drilling was rotary to get past the barren tertiary sediments. All samples from within the interpreted mineralized zone were assayed for total Cu (%), acid soluble Cu (%), cyanide soluble Cu (%), and molybdenum (ppm). The collar locations, downhole surveys, logging (lithology, alteration, and mineralization), sampling and assaying between the two sets of drill holes were used to determine if the historical holes had valid information and would not be introducing a bias within the geological model or Mineral Resource Estimate. The comparison included a QA/QC analysis of the historical drill holes (Section 0). Plans for infill drilling and drilling of angled holes have been made to test the continuity of mineralization and gain more information.

Table 7-5 IVNE 2021 Drilling on the Santa Cruz Deposit

Year	Operator	Total Metres
2021	IVNE	3,601

A total of four historical holes were reviewed with the following outcomes (Figure 7-6):

•	All four historical hole assays aligned with the2021 diamond drilling assays.

•	The 2021 diamond drilling assays were of higher resolution due to smaller sample sizes.

•	The recent drilling validated the ASARCO cyanide soluble assays.

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N
0 500 1000 m
Maricopa Casa Grande Hwy
SCC-003
SCC-004
SCC-002
SCC-001
2021 Historic Twin DDH Collars
Histroic DDH Collars
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Figure 7-6: Collar locations of the historic diamond drilling (orange) versus recent 2021 IVNE twin drill holes (blue)

7.4.3.1	Core Logging

Currently, oriented core data is not collected on vertical holes. A televiewer is sent down the completed hole to obtain structural information and to confirm the location of surveys/features. Initially, IVNE was hand-writing the logging data and transferring it into a word document table for daily drill report exports. IVNE now enters information into several tabs within MX Deposits™ while logging, including lithology, alteration, veining, structural zone, structure point, and mineralization. Optional characterizers, including colour and grain size, are available for further identification.

The current database has five major rock types, including 47 major lithologies in line with historically logged lithologies, 21 lithological textures, 17 alteration types, and 15 lithological structures. There are 28 unique economic minerals recorded in the current database, including chalcocite, chrysocolla, chalcopyrite, cuprite, molybdenum, and atacamite. X-ray fluorescence (XRF) measurements are taken by IVNE wherever mineralization of interest is present for internal use.

7.4.3.2	Surveying

During the 2021 drilling campaign, downhole surveying was conducted using a EZ Gyro single shot taken at the collar and every 30 m afterwards as the tool is being pulled from the hole.

After hole completion, all drill holes were surveyed using borehole geophysics and video through Southwest Exploration Service, LLC. Each borehole was surveyed for 4RX Sonic-Gamma (sampled every 0.06 m), Acoustic Televiewer (sampled every 0.003 m), E-Logs-Gamma (sampled every 0.06 m), and a Gamma Caliper test for fluid temperature conduction (sampled every 0.06 m). This downhole surveying allowed for the calibration of drill hole information post-drilling to ensure that surveying was correct and lithological and mineralogical contacts were logged properly. It also allowed for the collection of very accurate structural measurements.

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7.4.3.3	Specific Gravity

At both the Santa Cruz and Texaco deposits, no SG measurements were taken from historic diamond drill core. 2021 diamond drilling is aimed at twinning HG historic drilling to confirm the logging and assays. The Company collected 266 SG measurements over four diamond drill holes across the Santa Cruz Project (Table 7-6). SG measurements are taken every 3 m or at each new lithology to ensure a well-rounded database of measurements for each rock type. Measurements are taken using a water dispersion method. The samples are weighed in air, and then the uncoated sample is placed in a basket suspended in water and weighed again.

Table 7-6: Santa Cruz Project SG Measurements

Lithology (LITH_GEN)	Average SG
Diabase	2.472
GDPorph	2.589
GranOracle	2.506
Lithology (LITH_SPEC)	Average SG
Granite	2.500
Quartz Monzonite	2.529
FINAL	AVERAGE SG
GDPorph/Diabase/Quartz Monzonite	2.552
GranOracle/Granite	2.500

Due to the overall low SG values, multiple different types of SG measurements were tested, all of which indicated that these values are correct. This result is likely due to the high porosity from leaching and excessive faulting/brecciation throughout the mineralized rock.

7.5	Geotechnical Data

No geotechnical work programs have been completed on the property to date.

7.6	Hydrogeological Data

No hydrogeological work programs have been completed on the property to date.

7.7	Nordmin QP Opinion

In the opinion of the Nordmin QP, the quantity and quality of the lithological, collar, downhole survey, and SG data collected in the historical data compilation and twin hole drilling programs are sufficient to support the Mineral Resource Estimate.

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Core logging completed by IVNE and previous operators meet industry standards for exploration on replacement and porphyry deposits:

•	Collar surveys and downhole surveys were performed using industry-standard instrumentation,

•	Drill hole orientations are appropriate for the mineralized style, and

•	Drill hole intercepts demonstrate that sampling is representative.

No other factors were identified with the data collected from the drill programs that could significantly affect the Mineral Resource Estimate.

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8	SAMPLE PREPARATION, ANALYSES AND SECURITY

8.1	Assay Sample Preparation and Analysis

Historic drill core was analyzed at Skyline Laboratories in Tucson, Arizona. Assays were taken using acid dissolution of the sample followed by atomic-absorption spectroscopy (AAS).

From September to December 2021, IVNE samples were sent to either Skyline Laboratories facility located in Tucson, Arizona, or American Assay Laboratories located in Sparks, Nevada. At the time, both assay labs were well established and recognized assay and geochemical analytical services companies and were independent of IVNE.

Both laboratories are recognized by the International Standard demonstrating technical competence for a defined scope and the operation of a laboratory quality management system (ISO 17025). Additionally, Skyline Laboratories is recognized by ISO 9001, indicating that the quality management system conforms to the requirements of the international standard. American Assay Laboratories carries approval from the State of Nevada Department of Conservation and Natural Resources Division of Environmental Protection.

8.1.1	IVNE Core Sample Preparation and Analysis – 2021

The diamond drill core from the Santa Cruz and Texaco properties was sampled by IVNE in 2021 under the direct supervision of Eric Castleberry, US Operations Manager and Santa Cruz Geology Manager Christopher Seligman, MAusIMM CP(Geo). Samples were cut lengthwise using an NTT brand diamond bladed saw; one half was placed in a plastic sample back which was then placed in a burlap sample bag labelled with the sample number, and the other half placed back in the box for catalogue and storage (Figure 8-1, Figure 8-2). Sample bags were then placed in large plastic bags in batches of 25, and were placed in large fold-out plastic bins for transport to the lab facility (Figure 11-3).

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Figure 8-1: NTT diamond bladed automatic core saw used for cutting diamond drill core for sampling

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Figure 8-2: Core storage at IVNE offices/core shack

Figure 8-3: (Left) samples placed in burlap and inner plastic bags labelled with sample numbers; (Right) sample batches placed in large plastic bags and bins for shipping to lab

8.1.1.1	Skyline Laboratories

Half of the total drill core samples taken during the 2021 diamond drilling program were sampled and prepared at Skyline Laboratories, Tucson, Arizona. The samples were crushed from the split core to prepare a total sample of up to 5 kg at 75% passing ten microns (µm). Samples were then riffle split, and a 250 g sample was pulverized with a standard steel to plus 95% passing at 150 µm. After sample pulp preparation, the samples were analyzed in the following manner:

•	All samples were analyzed for total Cu using multi-acid digestions with an AAS finish. The lower limit of detection is 0.01% for total Cu, with an upper detection limit of 10%.

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•	Sequential Analysis for cyanide soluble and acid soluble were conducted via multi-acid leaching with an AAS finish. For sequential acid leaching (SEQ) Cu analyses, the lower limit of detection is 0.005%, with an upper detection limit of 10%.

•	Molybdenum was prepared using multi-acid digestion and analyzed using inductively coupled plasma optical emission spectrometry (ICP-OES). This analysis has a lower detection limit of 0.001%.

•	Samples greater than 10% Cu, with a 20% threshold, will be again analyzed using a Long Iodine method.

8.1.1.2	American Assay Laboratories

Half of the total drill core samples from the 2021 drill campaign were prepared and analyzed at American Assay Laboratories in Sparks, Nevada. The samples were crushed from the split core to prepare a total sample of up to 5 kg at 75% passing 10 µm. Samples were then riffle split and pulverized with a standard steel to plus 95% passing at 150 µm. After sample pulp preparation, the samples were analyzed in the following manner:

•	All samples were analyzed for total Cu using AAS, molybdenum with an ICP-MS and acid soluble and cyanide soluble Cu with sequential leaching (AAS). A measurement for residual Cu was also taken; this is essentially the Cu that is measured that cannot be attributed to cyanide soluble, acid soluble, or total Cu. The lower detection limit is 0.001%, with an upper limit of 10%. Samples greater than or equal to 10% will be alternatively measured using Long Iodine analysis, which has an upper detection limit of 20%.

•	The detection limit at American Assay Laboratories is an order of magnitude less than at Skyline Laboratories; therefore, there is a lower resolution, but during a comparison between the two labs, it was found that the results were similar.

•	Due to QA/QC failures at American Assay Laboratories, IVNE will not continue to use this lab after pre-paid analyses are completed.

8.1.2	Historic Core Assay Sample and Analysis

Historically, samples for both the Texaco and Santa Cruz deposit drilling were sent to Skyline Laboratories to be assayed for standard total Cu and non-sulphide Cu methods. Samples were crushed and split; a 250-500 mg sample was then prepared in the following ways:

•	Total Cu analysis samples were dissolved using a mixture of HCl, HNO3, and HClO4 over low heat. The mixture was then measured using AAS.

•	Non-sulphide Cu was dissolved using a mixture of H2SO4 and H2SO3 over moderate to high heat. This mixture was then filtered, diluted, and measured using AAS.

8.2	Specific Gravity Sampling

A total of 266 SG measurements for the Santa Cruz deposit were provided during 2021 on site drill core measurements. SG measurements were taken from representative core sample intervals (approximately 0.1 m to 0.2 m long). SG was measured using a water dispersion method. The samples were weighed in air, and then the uncoated sample was placed in a basket suspended in water and weighed again. SG is calculated by using the weight in air versus the weight in water method (Archimedes), by applying the following formula:

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	77	Nordmin Engineering Ltd.

8.3	Quality Assurance/Quality Control Programs

QC measures were set in place to ensure the reliability and trustworthiness of exploration data. These measures include written field procedures and independent verifications of aspects such as drilling, surveying, sampling, assaying, data management, and database integrity. Appropriate documentation of QC measures and regular analysis of QC data is essential as a safeguard for Project data and form the basis for the QA program implemented during exploration.

Analytical QC measures involve internal and external laboratory procedures implemented to monitor the precision and accuracy of the sample preparation and assay data. These measures are also important to identify potential sample sequencing errors and to monitor for contamination of samples.

The Company submitted a blank, standard, or duplicate sample on every seventh sample. Sampling and analytical QA/QC protocols typically involve taking duplicate samples and inserting QC samples (certified reference material [CRM] and blanks) to monitor the assay results' reliability throughout the drill program.

8.3.1	Standards

During the 2021 drilling campaign, IVNE submitted six different CRMs as a part of their QA/QC protocol, with 16 submitted in total. The review of the CRM results identified no laboratory failures at Skyline Laboratories and seven failures at American Assay Laboratories. OREAS 908 falls within the range of +/- two standard deviations for Cu Total (%) and acid soluble Cu (%) (Table 8-1 and Table 8-2; Figure 8-4 to Figure 8-9). Skyline Laboratories submitted seven different CRMs, including two inhouse CRMs, as a part of their QA/QC process (Table 8-3), and American Assay Laboratories submitted three different CRMs as a part of their QA/QC process (Table 8-4).

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Table 8-1: CRMs Inserted by IVNE into Sample Batches Sent to Skyline Laboratories

Standard	Count	Best Value Cu (%)	Mean Value Cu (%)	Bias (%)	Best Value Cu-AS- SEQ (%)	Mean Value Cu-AS- SEQ (%)	Bias (%)	Best Value CuCN- SEQ (%)	Mean Value CuCN- SEQ (%)	Bias (%)
Oreas 908	9	1.26	1.256	0.004	1.078	1.067	0.011	0.022	0.024	0.002
Oreas 907	6	0.6	0.652	0.052	0.531	0.54	0.009	0.018	0.015	0.003
Oreas 906	4	0.31	0.31	0	0.269	1.126	-0.86	0.01	0.019-	-0.009
Oreas 501 d	6	0.27	0.27	0	-	-	-	-	-	-
Oreas 503 d	4	0.53	0.524	0.006	-	-	-	-	-	-
Oreas 504c	1	1.13	1.09	0.04	-	-	-	-	-	-

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Table 8-2: CRMs Inserted by IVNE into Sample Batches Sent to American Assay Laboratories

Standard	Count	Best Value Cu (%)	Mean Value Cu (%)	Bias (%)	Best Value CuAS- SEQ (%)	Mean Value CuAS- SEQ (%)	Bias (%)	Best Value CuCN- SEQ (%)	Mean Value CuCN- SEQ (%)	Bias (%)
Oreas 908	10	1.26	1.299	0.039	1.078	1.067	0.64	0.022	0.023	0.001
Oreas 907	5	0.6	0.643	0.043	0.531	0.54	1.31	0.018	0.009	0.009
Oreas 906	2	0.31	0.33	0.02	-	-	-	-	-	-
Oreas 503c	1	0.27	0.545	0.275	-	-	-	-	-	-
Oreas 504c	3	1.13	1.11	0.02	-	-	-	-	-	-

Table 8-3: Skyline Laboratory Submitted CRMs

Standard	Count	Best Value CuT (%)	Mean Value CuT (%)	Bias (%)	Best Value Cu-AS- SEQ (%)	Mean Value	Bias (%)	Best Value Cu-CN- SEQ (%)	Mean Value	Bias (%)
SKY5	48	-	-	-	0.18	0.18	0.00	0.155	0.156	0.00
SKY6	48	-	-	-	0.42	0.41	0.01	0.076	0.077	0.00
CDN-CM-21	14	0.54	0.54	0.00	-	-	-	-	-	-
CDN-CM-14	34	1.06	1.07	-0.01	-	-	-	-	-	-
CDN-CM-29	12	0.74	0.74	0.00	-	-	-	-	-	-
CDN-CM-33	12	0.35	0.36	-0.01	-	-	-	-	-	-
CDN-W-4	20	0.14	0.14	0.00	-	-	-	-	-	-

Table 8-4: American Assay Laboratory Submitted CRMs

Standard	Count	Best Value Cu (%)	Mean Value Cu (%)	Bias (%)	Best Value Cu-AS-SEQ (%)	Mean Value Cu- AS-SEQ (%)	Bias (%)
OREAS 600b	3	0.05	0.051	0.00	-	-	-
OREAS 602b	3	0.494	0.495	0.00	-	-	-
OREAS 905	3	0.157	0.158	0.00	0.128	0.127	0.001

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Figure 8-4: Santa Cruz deposit, Oreas 908 standard total Cu (g/t), assayed at Skyline Laboratories

Figure 8-5: Santa Cruz deposit, Oreas 908 standard cyanide soluble Cu (g/t), assayed at Skyline Laboratories

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Figure 8-6: Santa Cruz deposit, Oreas 908 standard cyanide soluble Cu (g/t), assayed at Skyline Laboratories

Figure 8-7: Santa Cruz deposit, Oreas 908 standard total Cu (g/t), assayed at American Assay Laboratories

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	82	Nordmin Engineering Ltd.

Figure 8-8: Santa Cruz deposit, Oreas 908 standard acid soluble Cu (g/t), assayed at American Assay Laboratories

Figure 8-9: Santa Cruz deposit, Oreas 908 standard cyanide soluble Cu (g/t), assayed at American Assay Laboratories

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8.3.2	Blanks

The Company submitted 50 coarse blanks during the 2021 drill campaign, at the time of this report, as part of its QA/QC process. The Company used local granite blanks during the 2021 drill campaign as part of its QA/QC process. One blank was used labelled as Blank. The blank has been tested by Skyline Laboratories to ensure that there is no trace of Cu present. The charts not presented in this section are available in Appendix B. No significant carryover of elevated metals is evident in blanks measured at Skyline Laboratories (Figure 8-10). There is a carryover of metals evident in blanks measured at American Assay Laboratories related to dust control issues at this lab (Figure 8-11). The samples from these batches were re-analyzed by the lab, as set out in the QA/QC protocol. Results from these samples were not received in time to be included in the Mineral Resource Estimate.

SKYLINE LABORATORIES SANTA CRUZ DEPOSIT CU TOTAL BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
CU (G/T)
2.505
2.005
1.505
1.005
0.505
0.005
1
21

Figure 8-10: Blanks submitted by IVNE to Skyline Laboratories as a part of their QA/QC process

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AMERICAN ASSAY LABORATORIES SANTA CRUZ DEPOSIT CU TOTAL BLANK
CU (G/T)
0.05
0.045
0.04
0.035
0.03
0.025
0.02
0.015
0.01
0.005
1
21
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure

Figure 8-11: Blanks submitted by IVNE to American Assay Laboratories as a part of their QA/QC process

8.3.3	Field and Laboratory Duplicates

The Company submitted 64 field duplicates during the 2021 drill campaign, at the time of this report, as a part of its QA/QC process. Original versus duplicate sample results for total Cu (%) are present in Figure 8-12 and Figure 8-13. The results of the field duplicates are in good agreement for total Cu (%), acid soluble Cu (%) and cyanide soluble Cu (%). Skyline Laboratories submitted 175 lab duplicates (119 total Cu, 125 Acid Soluble, 125 Cyanide Soluble and 119 Mo) during the 2021 drill campaign as a part of their QA/QC process. The results of the laboratory duplicates versus the original sample measurements for total Cu (%) are presented in Figure 8-14. The results of the laboratory duplicates are in good agreement for total Cu (%), acid soluble Cu (%) and cyanide soluble Cu (%). American Assay Laboratories submitted 21 Lab duplicates (all measured for total Cu, acid soluble Cu, cyanide soluble Cu and molybdenum) during the 2021 drill campaign as a part of their QA/QC process. The results of the laboratory duplicates are in good agreement for total Cu (%), acid soluble Cu (%) and cyanide soluble Cu (%) and molybdenum (ppm). The results of the duplicates versus the original sample measurements for total Cu (%) can be viewed in Figure 8-15.

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Figure 8-12: Original versus field duplicate sample results as total Cu (%) from samples submitted to Skyline Laboratories

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American Assay Laboratories Field Duplicates Cu Total (%)
y = 1.1693x - 0.1035
R² = 0.9715
Cu T (%) Duplicate
Cu T (%) Original
0
1
2
3
4
5
6
7
8
9
10

Figure 8-13: Original versus field duplicate sample results as total Cu (%) from samples submitted to American Assay Laboratories

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Figure 8-14: Duplicates completed by Skyline Laboratories as a part of their QA/QC process

Figure 8-15: Duplicates completed by American Assay Laboratories as a part of their QA/QC process

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8.4	Security and Storage

The Santa Cruz Project core is stored in wax impregnated core boxes and transported to the core logging shack. After being logged, the core boxes are stacked within metal shelving within the core shack/Company office. The building can be locked with bay doors for security purposes. All samples are transported by courier to the laboratory either in Tucson, Arizona, or Sparks, Nevada.

8.5	Nordmin QP’s Opinion on the Adequacy of Sample Preparation, Security, and Analytical Procedures.

Nordmin has been supplied with all raw QA/QC data and has reviewed and completed an independent check of the results for all of the Santa Cruz Project sampling programs. Nordmin has completed a lab inspection of the Skyline Laboratories, and IVNE has completed a lab inspection of American Assay Laboratories. It is Nordmin’s opinion that the sample preparation, security, and analytical procedures used by all parties are consistent with standard industry practices and that the data is suitable for the Mineral Resource Estimate. Nordmin identified further recommendations to IVNE to ensure the continuation of a robust QA/QC program but has noted that there are no material concerns with the geological or analytical procedures used or the quality of the resulting data.

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9	DATA VERIFICATION

Nordmin completed several data validation checks throughout the duration of the Mineral Resource Estimate. The verification process included a two-day site visit to the Santa Cruz Project by Nordmin to review surface geology, drill core geology, geological procedures, QA/QC procedures, chain of custody of drill core and the collection of independent samples for metal verification. The data verification included:

•	a survey spot check of drill collars;

•	a spot check comparison of assays from the drill hole database against original assay records (lab certificates);

•	a spot check of drill core lithologies recorded in the database versus the core located in the core farm;

•	a spot check of drill core lithologies in the database versus the lithological model;

•	a review of the QA/QC performance of the drill programs.

Nordmin has also completed additional data analysis and validation, as outlined in Section 11.

9.1	Nordmin Site Visit 2022

Nordmin completed a site visit to the Santa Cruz Project from March 2nd to March 6th, 2022. Nordmin was accompanied by IVNE management team members and project geologists. Additionally, Nordmin also visited the site on November 3rd and November 4th, 2021.

Activities during the site visits included the:

•	Review of the geological and geographical setting of the Santa Cruz Project.

•	Review and inspection of the site geology, mineralization, and structural controls on mineralization.

•	Review of the drilling, logging, sampling, analytical and QA/QC procedures.

•	Review of the chain of custody of samples from the field to the assay lab.

•	Review of the drill logs, drill core, storage facilities, and independent assay verification on selected core samples.

•	Confirmation of several drill hole collar locations.

•	Review of the structural measurements recorded within the drill logs and how they are utilized within the 3D structural model.

•	Validation of a portion of the drill hole database.

IVNE geologists completed the geological mapping, core logging, and sampling associated with each drill location. Therefore, Nordmin relied on IVNE’s database to review the core logging procedures, the collection of samples, and the chain of custody associated with the drilling programs. The Company provided Nordmin with digital copies of the logging and assay reports. All drilling data, including collars, logs, and assay results, were provided to Nordmin prior to the site visit.

No significant issues were identified during the site visit.

The Company employs a rigorous QA/QC protocol, including the routine insertion of field duplicates, blanks, and certified reference standards. Nordmin was provided with an excerpt from the database for review.

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Currently, structural measurements are not taken during logging and are compiled after televiewer data collection. This allows for the accurate measurement of structures. The Company plans to employ oriented drilling in the future to allow for structural measurements to be taken during logging.

The geological data collection procedures and the chain of custody were found to be consistent with industry standards and following IVNE’s internal procedural documentation; and Nordmin was able to verify the quality of geological and sampling information and develop an interpretation of Cu (primary, acid soluble and cyanide soluble) grade distributions appropriate for the Mineral Resource Estimate.

9.1.1	Field Collar Validation

The location of four drill holes within the Santa Cruz deposit were confirmed during the 2022 site visit (Table 9-1 and Figure 9-1. These holes are vertical twins of historic drilling. During the initial property assessment, it was determined that the historic collar locations were incorrect. This finding led to the re-surveying of multiple collars using a sub-metre scale GPS Professional Land surveyor; conducted by D2 surveying – licensed land surveyor for re-surveying of historic drill collars.

The QP and IVNE Senior Geologist collected several collar locations during the site visit using a Garmin GPSMAP 64sx handheld GPS unit. The collars taken by Nordmin are very similar, if not exact, to what IVNE had for collar locations. Table 9-1 and Figure 9-1 demonstrate the comparison between the collected 2021 collar locations to the IVNE collar locations used in the Mineral Resource Estimate (“MRE”). Table 9-2 and Figure 9-2 demonstrate the comparison between the collected collar locations for historic drill holes to the IVNE collar locations used in the MRE.

Photos of drill hole collars for historic holes CG-091 and CG-030 can be seen in Figure 9-3.

Table 9-1: Check Coordinates for IVNE 2021 Drilling, March 3, 2022

	Original Coordinates		Check Coordinates
Hole ID	Easting	Northing	Easting	Northing
SCC-001	417,838	3,639,741	417,837	3,639,741
SCC-002	417,683	3,640,043	417,696	3,640,053
SCC-003	417,344	3,640,856	417,329	3,640,855
SCC-004	417,536	3,640,350	417,535	3,640,349

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3641500 N
416500 E
417000 E
417500 E
418000 E
418500 E
3641000 N
SCC-003
3640500 N
SCC-004
SCC-002
3640000 N
SCC-001
3639500 N
2021 DDH Check Collars
All Diamond Drill Holes
419000 E

Figure 9-1: Map of check drill hole collars from the 2022 site visit, also displaying all diamond drill hole collars

Table 9-2: Check Coordinates for Historic Drilling Within the Santa Cruz Deposit, March 3, 2022

	Original Coordinates		Check Coordinates
Hole ID	Easting	Northing	Easting	Northing
CG-030	417,839	3,640,036	417,838	3,640,036
CG-055	417,833	3,639,421	417,833	3,639,425
CG-061	417,835	3,639,580	417,834	3,639,581
CG-068	417,893	3,639,504	417,894	3,639,506
CG-091	417,862	3,639,957	417,861	3,639,959
CG-092	417,769	3,640,118	417,768	3,640,117
CG-099	417,899	3,639,661	417,899	3,639,661
CG-100	417,758	3,639,654	417,759	3,639,655

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416500 E
417000 E
417500 E
418000 E
418500 E
419000 E
3641500 N
3641000 N
3640500 N
3640000 N
3639500 N
CG-092
CG-030
CG-091
CG-100
CG-099
CG-061
CG-068
CG-055
Historical DDH Collar Checks
All Diamond Drill Holes

Figure 9-2: Map of historic drill hole collars, also displaying all diamond drill hole collars

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Figure 9-3: Collars for historic diamond drill holes CG-091 and CG-030

9.1.2	Core Logging, Sampling, and Storage Facilities

The Company drill holes are logged, photographed, and sampled on site at the core logging facility (Figure 9-4 and Figure 9-5). No historic core is available. Recently drilled core is currently being kept stacked on metal shelves within IVNE’s core logging facility (Figure 8-2). The core samples, pulps, and coarse rejects are kept at the core shack.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	94	Nordmin Engineering Ltd.

Figure 9-4: IVNE core logging facility located in Casa Grande, Arizona

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	95	Nordmin Engineering Ltd.

Figure 9-5: Core photography station at the IVNE core logging facility

Historic drill core has not been preserved; several core dumps can be found around the property, but it is not available for review.

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9.1.3	Independent Sampling

Nordmin selected intervals from two Santa Cruz deposit holes. A total of 33 verification samples were collected (Table 9-3). Diamond drill core previously sampled (halved) was re-sampled by having the labs re-analyze the coarse reject material. Two assay laboratories were used during the 2021 drill campaign; therefore, the decision was made by Nordmin to send the independent samples to both laboratories to check for any lab bias.

Table 9-3: Original Assay Values Versus Nordmin Check Sample Assay Values from the 2022 Site Visit

			Original Sample				Check Sample
Sample Number	From	To	Cu T (%)	CuAs- SEQ	Cu-CN-SEQ	Mo (%)	Cu T (%)	CuAs- SEQ	Cu- CN- SEQ	Mo (%)
SKY5022508	582.35	583.70	0.12	0.041	0.005	0.013	0.12	0.045	0.007	0.011
SKY5022513	587.70	588.70	6.05	4.535	0.014	0.012	6.03	5.544	0.012	0.012
SKY5022517	590.70	591.70	2.02	1.756	0.007	0.008	2.17	2.134	0.007	0.007
SKY5022525	591.70	600.70	1.2	1.069	0.011	0.009	1.23	1.207	0.012	0.006
SKY5022601	600.70	687.23	3.99	3.803	0.039	0.005	4.05	3.947	0.039	0.005
SKY5022604	600.70	690.23	6.89	1.472	3.742	0.011	6.95	1.527	5.31	0.01
SKY5022585	664.23	666.23	1.98	1.818	0.007	0.012	1.99	1.98	0.007	0.011
SKY5022565	666.23	642.10	2.63	2.348	0.012	0.007	2.62	2.621	0.014	0.005
SKY5022730	816.00	817.00	0.61	0.0025	0.068	0.005	0.62	0.005	0.075	0.003
SKY5022754	836.00	837.00	1.99	0.0025	0.204	0.012	2.05	0.0025	0.214	0.011
SKY5022823	939.00	941.00	0.62	0.007	0.064	0.002	0.64	0.009	0.066	0.002
SKY5022824	941.00	943.00	0.55	0.0025	0.031	0.006	0.55	0.005	0.031	0.006
SKY5022823	939.00	941.00	0.62	0.007	0.064	0.002	0.65	0.0025	0.06	0.002
SKY5022824	941.00	943.00	0.55	0.0025	0.031	0.006	0.55	0.0025	0.032	0.002

The Company uses unmineralized material (an alkaline granite from the area), where values of ore minerals are below detection limits or quartz gravel as sample blanks. The blank material was analyzed at Skyline Laboratories to ensure that there was no significant amount of Cu present. Coarse blanks are crushed as normal samples within the sample stream so that contamination during sample preparation can be detected. Blanks are used to assess proper instrument cleaning and instrument detection limits and contaminations within the lab.

The Nordmin assay results were compared to IVNE’s database and summarized in the scatter plots for total Cu (%) (Figure 9-6, Figure 9-7 and Figure 9-8). Despite some significant sample variances in a few samples, most assays compared within reasonable tolerances for the deposit type and no material bias was evident. No bias was evident among lab analyses.

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Figure 9-6: Nordmin independent sampling total Cu (%) assays from Skyline Laboratories

Figure 9-7: Nordmin independent sampling acid soluble Cu (%) assays from Skyline Laboratories

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Figure 9-8: Nordmin independent sampling of cyanide soluble (%) assays from Skyline Laboratories

9.1.4	Audit of Analytical Laboratory

On September 17, 2021, the Nordmin QP and representatives from IVNE audited the sample preparation and analysis facilities of Skyline Laboratories in Phoenix, Arizona. Recommendations from the audit were provided to Skyline Laboratories and follow up was completed by IVNE representatives to ensure that the recommendations were implemented.Santa Cruz Deposit

9.2	Twin Hole Analysis

Nordmin completed a twin hole analysis between the historical Hanna-Getty and ASARCO diamond drilling versus the 2021 IVNE drilling to determine if the historical information could be used in the geologic model and Resource Estimate. The analysis compared the collar locations, downhole surveys, logging (lithology, alteration, and mineralization), sampling and assaying between the two groups to determine if the historical holes had valid information and would not be introducing a bias within the geological model or Resource Estimate. The comparison included a QA/QC analysis of the historical drill holes.

A total of four historical holes were reviewed with the following outcomes (Figure 9-9):

•	All four historical hole assays aligned with 2021 diamond drilling assays

•	2021 diamond drilling assays were of higher resolution due to smaller sample sizes

•	Recent drilling validated the ASARCO cyanide soluble assays

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416500 E
417000 E
417500 E
418000 E
418500 E
419000 E
3641500 N
3641000 N
3640500 N
3640000 N
3639500 N
SCC-003
SCC-004
SCC-002
SCC-001
2021 DDH Check Collars
All Diamond Drill Holes

Figure 9-9: Collar locations of historic diamond drilling (orange) versus recent 2021 IVNE twin drill holes (blue)

Figure 9-10 demonstrates that grade variability and location were insignificant between CG-027 and SCC-001 and demonstrated overall grade continuity between the intercepts. Resolution is higher in SCC-001 downhole due to smaller sample sizes compared to historic drilling. Table 9-4 demonstrates good agreement between historic logging and current logging using the same regional lithology types. This provides confidence in the accuracy of the geologic model and that associations made between mineralization and lithology are valid. Similar patterns are observed within the other three historical drill holes used within the Resource Estimate, which included reliable QA/QC data.

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VALIDATION DRILLING COMPARISON: CG-027 & SCC-001

A. Logged lithology over geological model
CG-027
SCC-001
Plunge 00
Azimuth 314
0 100 200 300
B. Logged lithology
CG-027
SCC-001
Plunge 00
Azimuth 314
0 25 50 75 100
22m hole separation at 946m depth
(10m thick downhole lithology is displayed here)
C. Logged mineralization
CG-027
SCC-001
Plunge 00
Azimuth 314
0 50 100 150
Total Cu
CG-027
SCC-001
Acid Soluble Cu%
CG-027
SCC-001
Cyanide Soluble Cu%
CG-027
SCC-001
Note: CG-027 was not assayed for Cyanide soluble copper for this interval
LEGEND
Geology
Alluvium
Tertiary Sediments
Laramide Porphyry
Mixed Laramide Porphyry - Oracle
Oracle Granite
Diabase Dykes
Pinal Schist
D2 Fault
Logged Mineralization
Historic
Exotic
Leached Cap
Mixed Oxide-Primary
Mixed Oxide-Primary
Mixed Oxide-Chalcocite
Oxide
Primary Sulphide
Chalcocite
None
Ivanhoe quick logs
Exotic
Leached Cap
Mixed domain logging not yet completed by IVNE
Oxide
Primary Sulphide
Chalcocite

Figure 9-10: Comparison of assays from SCC-001 versus CG-027. A) shows the direct comparison of total Cu assays as Cu (%). B) SCC-001 and CG-027 showing downhole charts of acid soluble Cu assays (%) on the left and total Cu (%) assays on the right.

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Table 9-4: Downhole Lithology Logging Comparison of CG-027 versus SCC-001

TgcU = Tertiary unconsolidated sediments, TgcL = Tertiary Lithified Sediments, Mixed = breccias, LI = Laramide Intrusives, pC = Precambrian Granites/Diabase Dykes and Aplites

Hole ID	FROM (m)	TO (m)	Lithology	Hole ID	FROM (m)	TO (m)	Lithology
CG-027	0	24.38	Tert. Sediments	SCC-001	0	514.78	Conglomerate
	24.38	85.34	Tert. Sediments				Conglomerate
	85.34	195.07	Tert. Sediments				Conglomerate
	195.07	347.47	Tert. Sediments				Conglomerate
	347.47	542.54	Tert. Sediments		514.78	544.03	Conglomerate
	542.54	563.88	Tert. Sediments		544.03	551.28	Conglomerate
	563.88	566.92	No data		551.28	556.26	Fault
	566.92	576.07	Tert. Sediments		556.26	578.76	Breccia
	576.07	579.12	Tert. Sediments		578.76	600.93	Quartz Monzonite
	579.12	585.52	No data		600.93	603.35	Quartz Monzonite
	585.52	603.5	Mixed
	603.5	606.55	Tert. Sediments		603.35	615.03	Quartz Monzonite
	606.55	612.64	Mixed
	612.64	615.69	Tert. Sediments
	615.69	621.79	Mixed		615.03	660.24	Granodiorite
	621.79	640.08	Laramide Int.
	640.08	643.12	Tert. Sediments
	643.12	658.36	Laramide Int.
	658.36	694.94	Granite		660.24	705.39	Granite
	694.94	697.99	Granite		705.39	707.83	Granodiorite
	697.99	710.18	Granite
	710.18	713.23	Laramide Int.		707.83	724.47	Granite
	713.23	719.32	Granite		724.47	732.03	Granodiorite
	719.32	731.52	Laramide Int.
	731.52	734.56	Laramide Int.		732.03	751.71	Granite
	734.56	807.72	Granite		751.71	769.62	Granite
					769.62	802.66	Granite
					802.66	807.511	Gabbro
	807.72	816.86	Laramide Int.		807.511	818.39	Granite
	816.86	923.54	Granite		818.39	820.23	Fault
					820.23	845.75	Granite
					845.75	849.17	Fault
					849.17	891.7	Granite
					891.7	897.94	Granite
					897.94	910	Granite
					910	921.22	Fault
	923.54	926.59	Laramide Int.		921.22	928.75	Granodiorite
	926.59	929.64	Granite		928.75	946.09	Fault

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	102	Nordmin Engineering Ltd.

Several holes have been twinned over the course of the exploration work conducted on the Santa Cruz deposit. Nordmin was able to match most of the intervals for each of the pairs and plotted the grades for Cu, Cu-SEQ, and Mo. In Nordmin’s opinion, for most of the pairs, the assay results compared reasonably well; the HG and LG zones were similar, and the grades tended to cluster in the same ranges. In Nordmin’s opinion, the twinning has provided a reasonably consistent verification of the earlier Hanna-Getty and ASARCO drill results, particularly considering the differences in the assay, survey methods and QA/QC protocols.

9.3	Database Validation

The Nordmin QP completed a spot check verification of the following drill holes:

•	Santa Cruz Project –89 (19%) of the lithologies, 388 (55%) of the geotechnical measurements, 328 (70%) of the assays.

The geology was validated for lithological units from handwritten logs transcribed into excel tables and historic logs compiled into a logging database. Lithological units being implemented in current logging are the same as the units used historically. The geological contacts and lithology aligned with the core contacts and lithology and are acceptable for use. Two assay depth errors from 2021 drilling were brought to the attention of the on site geologists. These errors were rectified, and the database was updated. The entire database was run through the QGIS validity check to look for errors. No significant errors were found in the database.

Within the database, a portion of historic drill holes is missing the downhole survey and assay data. Holes drilled by Casa Grande Copper Co. have 62.1% of the survey data and 96.5% of the assay data. Holes drilled by ASARCO have 65.9% of the downhole survey data and only 34.4% of the assay data available. Missing data has been well documented by IVNE, and vertical twins of historic drill holes have been and continue to be drilled to confirm lithology, assay, and geotechnical data (Section 9.1.4).

9.4	Review of Company’s QA/QC

The Company has a robust QA/QC process in place, as previously described in Section 11. The Company geologists actively monitor the assay results throughout the drill programs and summarize the QA/QC results, reporting daily and monthly. In the event of a QA/QC failure, the entire sample batch would either be re-sampled at the same lab or sent to the secondary lab for re-sampling. The assay laboratories also employ a rigorous QA/QC protocol and will re-sample batches in the event of a QA/QC failure. The CRMs performed as expected within tolerances of two to three standard deviations of the mean grade. Blank failures at American Assay Laboratories lead to the re-sampling of several batches at American Assay Laboratories. Due to the continued dust issues found at this lab causing metal contamination amongst samples, this lab will no longer be employed by IVNE after pre-paid samples are run. Nordmin is satisfied that the QA/QC process performs as designed to ensure the assay data quality.

9.5	Nordmin QP’s Opinion

Upon completion of the data verification process, it is the Nordmin QP’s opinion that the geological data collection and QA/QC procedures used by IVNE are consistent with standard industry practices and that the geological database is of suitable quality to support the Mineral Resource Estimate.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	103	Nordmin Engineering Ltd.

10	MINERAL PROCESSING AND METALLURGICAL TESTING

Mineralized material from the Santa Cruz deposit was evaluated by the Casa Grande Copper Corporation (CGCC) Hanna-Getty JV and by the SCJV in conjunction with the Department of the Interior Bureau of Mines (subsequently Bureau of Reclamation). Most of the mineral processing and metallurgical test program review relates to the studies conducted by CGCC. The QP has not been able to verify if the test samples are representative of the various types and styles of mineralization and the mineral deposit as a whole. Access to memos detailing the composition of the samples is being negotiated.

10.1	CGCC Studies (1976-1982)

The CGCC studies were conducted by the Hanna Mining Company Research Centre in Minnesota. They evaluated three distinct processing routes listed below. Prefeasibility and/or feasibility level reports were prepared for each process. There is a fourth process, heap leach, that was investigated with conceptual studies, but no PFS, or FS level study was pursued for this process route. Approximately 90 mineral processing and metallurgical test programs were conducted. The number of tests conducted in each program ranged from 6 to 40. Three different processes were considered by CGCC:

•	All Agitated Tank Leach Approach (91% total Cu recovery to cathodes).

•	All-Float Approach (92% total Cu recovery to cathodes or a mixture of cathodes and saleable Cu concentrates).

•	Leach – Float Process (94% Cu recovery to cathodes or to a mixture of cathodes and saleable Cu concentrates).

CGCC selected the leach float process to move forward with.

10.1.1	Sample Selection

Initial testing (1976 – 1977) was performed on drill core coarse rejects as they became available from the drilling program. Grinding tests, open cycle bench level flotation tests and bottle roll leach tests were performed. Composite samples from multiple holes and intervals were usually used in these tests. The composite sample was described in some test reports, or a reference was made to a separate memo regarding the composite make-up (drill holes and their intervals were listed); therefore, there was adequate information provided regarding the composite sample source material.

In 1977 and 1978, after more drilling, very large composites were produced for mineral processing tests. A memo was referenced in each test program that described the drill holes and intervals used to produce the composites. Two significant composites were referenced at this time: one composite represented the mineralized material in the HG part of the Santa Cruz deposit (1.5% total Cu). The other major composite represented the mineralized material in the entire deposit, including the primary Cu sulphides.

Additional selective composite samples, compared to the major ones described above, were generated in 1979, and used for test programs in 1979 and 1980. Memos provided describe what drill holes and intervals were used to generate each composite sample. These composites represented major ore types found in the Santa Cruz deposit. There was a composite generated for each of the ore types:

•	HG Supergene

•	Supergene Dilution

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•	LG Supergene

•	Mixed Chalcocite/Chalcopyrite

•	Primary Chalcopyrite

•	Exotic Ore

•	Exotic Dilution Ore

Mineral processing and metallurgical tests were conducted on each ore type.

10.1.2	Grinding Studies

Grinding studies were conducted using laboratory size rod mills on 1000-gram samples. The initial sample types from the early drilling programs were tested, as were the major composite samples of the Santa Cruz deposit that were available after the completion of several drill programs across the Santa Cruz deposit. Grinding for leaching was investigated separately from grinding for flotation purposes. The QP is of the opinion that industry accepted practices that conform to the 2019 CIM Best Practice Guidelines were applied. Ground samples for flotation were subjected to rougher flotation and standard Cu recovery (non-acid soluble Cu) and concentrate grade relationships developed to determine the best primary grind P80. Ground samples for leaching were subjected to bottle roll leaching with sulphuric acid or sulphuric acid and ferric sulphate as lixiviant.

The results of the grinding studies (leaching and flotation) on the major composite representing the whole deposit were used for testing later composites of the ore types listed above. The optimum primary grinding size for rougher Cu sulphide flotation was found to be P80 212 micron with a bond work index of 6.5 kWh/tonne. The optimum grind size for whole ore agitated tank leaching, with either type lixiviant mixture, was determined to P80 800 micron.

These grinding studies were applied to major composites of the Santa Cruz deposit and to the composites of ore types listed above under Sample Selection. There was no variability testing conducted. Therefore, the test results would be acceptable for a Preliminary Economic Assessment (PEA) level study program today. A PFS level study would require 30 to 40 variability tests of selected drill holes and drill intervals, and a FS level study would need 100 or more.

10.1.3	Flotation Studies

The QP is of the opinion that the CGCC standard test procedures described for open cycle flotation and closed cycle flotation tests used industry accepted practices. The flotation equipment described is still in use today. All tests were documented just as they would be today, with such information as: P80’s, float times, reagent names, and consumptions, notes on froth appearance, etc. The regrind test program for the cleaner circuit flotation was somewhat vague. However, Cu sulphide concentrate grade and overall Cu recovery (non-acid soluble Cu) results were typical based on the rougher flotation recoveries reported (mid-nineties), so the regrind was performed correctly. Cu recovery after cleaning was in the low nineties and the concentrate grade varied from 25% to 50% Cu depending on Cu sulphide ore mineralogy.

Flotation of atacamite together with Cu sulphides was evaluated and found to be successful in producing a 12% concentrate at recoveries in the mid-nineties for the atacamite and Cu sulphide minerals. The chloride in this concentrate was leached out almost completely with a patented NaOH leach leaving behind Cu sulphides and Cu hydroxide. The Cu hydroxide was leached out with weak sulphuric acid solution producing a pregnant leach solution (PLS) for solvent extraction-electrowinning (SX-EW), and the left behind Cu sulphides were pH adjusted and reground, then upgraded in a cleaner flotation circuit. Cu recovery of the Cu oxides (excluding atacamite) was poor. Thus, total Cu recovery was in the mid-eighties. An all-float process was developed later where the Cu oxides were economically recovered, and total Cu recovery was raised to the low nineties for this flow sheet.

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Flotation test programs were applied to all the composite samples described above under Sample Selection. The test programs would be acceptable for a PEA level program today but not for a PFS or FS level study today because of the lack of any significant variability flotation testing of the Santa Cruz deposit.

10.1.4	Leaching Studies

Leaching test programs were applied to the composite samples described above under Sample Selection. They were also applied to another ore deposit composite that represented mineralization containing principally acid soluble Cu minerals and secondary sulphide Cu minerals.

The QP is of the opinion that test procedures described would meet industry accepted practices and conform to 2019 CIM Best Practice Guidelines for determining the leachability of an ore with sulphuric acid or acidic ferric sulphate at the PEA level. Once again lack of any variability type test program prevents its use at the PFS and FS levels. Industry accepted practices for bottle roll tests were used where PLS samples were withdrawn at timed intervals, and Cu, acid, ferric, and pH levels were measured. Acid was added to maintain pH. Optimum leach time, ferric level, and pH were determined based on plots of Cu extraction rate, acid consumption rate, and ferric consumption rate.

Acid leach test results on the composites tested were generally consistent. Acid soluble Cu recovery was in the mid-nineties for a 4-hour leach time. Acid consumption ranged from 18.5 to 23 kg of acid per tonne of ore (without the SX-EW acid credit on Cu electrowon). The best pH was 1.5.

Acidic ferric sulphate leaching on a composite of acid soluble Cu minerals and secondary sulphide minerals was successful. The best agitated tank leach conditions were determined to be:

•	24-hour leach time

•	40[o]C leach temperature

•	10 grams per litre (gpl) ferric concentration

Acid soluble Cu recovery was 95%. Non-acid soluble Cu recovery was 90%. Total Cu recovery was 90-91%.

Sulphuric acid heap leaching was evaluated on one hole, 27 A, across most of its length using the column cell test method. Nine column cell tests were conducted from selected intervals of core. The calculated head grade was 1.4% total Cu and 1.2% acid soluble Cu. Total Cu extraction was 77% and acid soluble Cu 89%. Gangue acid consumption was 18.5 lb acid/ton ore. The QP is of the opinion that procedures applied during the tests were acceptable industry practices and conform to the 2019 CIM Best Practice Guidelines.

10.1.5	Copper Measurement

An important aspect of the test programs described above are the analytical techniques used for measuring total Cu and acid soluble Cu in ores, and total Cu in concentrates. The sequential Cu assaying method had not been developed yet for the CGCC test programs from 1976 to 1982. Thus, secondary sulphide concentrations in the test composite samples were estimated from mineralogy studies on the composites and from drill core mineral logging records. The analytical methods used are referred to in several of the test memos on file. However, access to those memos was not available at the time when this report was written. Acceptable techniques for accurately measuring total Cu and acid soluble Cu in ore and total Cu in Cu concentrates were available at the time of the Hanna testing. Until those memos are available, the QP is of the opinion that it would be logical to assume Hanna applied well established analytical methods, with accurate Cu standards, for these determinations. The same assumptions would go for measuring Cu concentrations in PLS (by atomic-absorption) and Cu in electrolyte (by titration). Hanna had been an established mining company with a research centre for a few decades by this time.

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10.2	ASARCO Study by Mountain States Engineering (1980)

This study evaluated leaching in place fragmented acid soluble Cu ore from block cave mining. There were no mineral processing and metallurgical tests associated with what was called, at the time, a preliminary feasibility study. As mentioned above, Cu recovery factor and column of ore caving factors are used from other nearby underground mines, using the block cave mining method, and/or that were leaching block cave rubbled ore with dilute sulphuric acid. This study could not be used today for a PEA level study due to no test work. This work can be considered conceptual and referenced as such.

10.3	Santa Cruz In Situ Study

As discussed in Section 6, the Santa Cruz In Situ project was a research project between the Department of the Interior Bureau of Mines (subsequently Bureau of Reclamation) and the landowners, the SCJV between ASARCO Santa Cruz Inc. and Freemont McMoRan Copper & Gold Inc.

Metallurgical studies of core (2-inch diameter by 2.5-inch-long), from the proposed in situ leach zone in the pilot program reported Cu recoveries ranging from 57 % to 90%. Total Cu ranged from 2.3% to 9%. Tests were run for 3,000 hours to 3,800 hours (125 days to 158 days), and no extraction rate versus time data was reported, which is unusual because it is critical to know for the process design and for the well development schedule. Flow volumes varied from two millilitres per day to several litres per day, and pressures ranged from 0 psi to 1000 psi. The studies reported the acid consumption would be 1.2 lbs per 1.0 pound of Cu recovered on atacamite samples and ranged between 3-8 pounds per pound of Cu for the chrysocolla samples (with some very high consumption rates initially, 10+ pounds per pound). The initial acid concentration in the feed solution varied from 5 to 40 gpl H2SO4.

Leach tests on the core showed that initial permeability rates were very low when the solution initially contacted the core in the test apparatus. But, later, as Cu-oxide minerals dissolved from the filled fractures, acceptable permeability rates were achieved.

The QP is of the opinion that the in situ leach test program used industry accepted practices and conforms to the 2019 CIM Best Practise Guidelines. Total Cu and acid soluble analytical methods were satisfactory for the measurement of the core samples. Identification of the core sample by drill hole and interval was performed. Cross sections of the sample location in the proposed ore area for the five-spot injection and well design were provided. Samples were representative of the proposed test region.

The pilot program started in February 1996. Funding was cancelled in October 1997 after the US Bureau of Mines folded, but injection continued until December 1997 and pumping until the end of February 1998. No metallurgical or economic results were made public afterwards. Pilot program Cu cathode production was much less than anticipated according to reported production of 18 tons of cathode Cu and the SX-EW (solvent extraction, electrowinning) design capacity of 1,000 tons per year. The pilot program was never restarted, and the JV partners of ASARCO and Freeport McMoRan did not show interest in pursuing the project further, and neither has pursued in situ Cu mining anywhere else since 1998.

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10.4	Process Factors and Deleterious Elements

There are no processing factors or deleterious elements that could have a significant effect on economic extraction. The processes proposed in the CGCC, ASARCO, and Santa Cruz In Situ studies for extraction of Cu from the ore are all conventional in design and have been used economically for many decades. There have been significant advances in most of these technologies since 1980, when most of the studies were conducted, which have improved the economics of these processes. Some examples are:

•	Materials of construction of SX plants are cheaper and more resistant to chlorides in solution from leaching atacamite. SX wash circuits or organic coalescers eliminate the concern of chloride carryover to the EW.

•	SX reagents are much more selective for Cu extraction, react faster, separate faster from the aqueous media they are mixed with and are more robust today.

•	SAG and ball mill grinding circuits are designed much more efficiently today and the liner and grinding media used last much longer than in 1980.

•	Flotation cell designs are more efficient now and have raised recovery and concentrate grades.

•	Environmental controls for dust, volatile organic compounds (VOC), and aerosol mists are much more efficient compared to then.

10.5	QP Opinion

After completion of the review of mineral processing and metallurgical testing by The Hanna Mining Company and the United States Bureau of Mines, it is the opinion of the QP that the testing procedures, results interpretations and reporting met standard industry practices. The only issue noted was the samples selected by The Hanna Mining Company for their testing programs were not described in adequate enough detail to confirm the representativeness of the mineralized material tested. The referenced reports describing the drill holes and selected drill core intervals of the samples were not available at the time of publishing this technical report. However, these reports are expected to be available in the future.

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11	MINERAL RESOURCE ESTIMATES

11.1	Drill Hole Database

The work on the Mineral Resource Estimate included a detailed geological and structural re-examination of the Santa Cruz deposit.

The Santa Cruz deposit Mineral Resource Estimate benefits from approximately 104,184 m of diamond drilling in 121 drill holes spanning from 1964 to 2021 (Figure 11-1).

413000
414000
415000
416000
417000
418000
419000
420000
421000
422000
423000
424000
3645000
3644000
3643000
3642000
3641000
3640000
3639000
3638000
N
DDH Collars
SANTA CRUZ
TEXACO
0
1
2 km

Figure 11-1: Plan view of Santa Cruz Project diamond drilling

Diamond drill hole samples were analyzed for total Cu and acid soluble Cu using AAS. A decade after initial drilling, ASARCO re-analyzed select samples for cyanide soluble Cu (AAS) and molybdenum (ICP). The Company currently analyzes all samples for total Cu, acid soluble Cu, cyanide soluble Cu, and molybdenum. Due to the re-analyses to determine cyanide soluble Cu within historic samples, there are instances where cyanide soluble Cu is greater than total Cu. It has been determined that the historic cyanide soluble assays are valid as they align with recent assays in 2021 drill holes. Therefore, a cap has been applied to historic cyanide soluble assays such that they must be equal to or less than the associated total Cu value for each sample. Drill hole counts are summarized in Table 11-1, and the number of assays used within each Mineral Resource Estimate is provided in Table 11-2.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	109	Nordmin Engineering Ltd.

Table 11-1: Drill Hole Count Summary

Deposit	DDH Count	Total Meterage (m)
Santa Cruz	125	104,184

Table 11-2: Mineral Resource Estimate Number of Assays by Assay Type

Assay Type	Santa Cruz Deposit Assays
Total Cu	17,692
Acid Soluble Cu	2,583
Cyanide Soluble Cu	826
Molybdenum	5,114

11.2	Domaining

11.2.1	Geological Domaining

Geological domains were developed within the Santa Cruz deposit based upon geographical, lithological, and mineralogical characteristics, along with incorporating both regional and local structural information. Local D2 fault structures separate the mineralization at the adjacent Santa Cruz and Texaco deposits. Local fault zones were created and/or extrapolated by Rogue using Seequent’s LeapfrogTM geological modelling software. The Santa Cruz deposit was divided into two main geological domains consisting of the weathered supergene enrichment and the primary hypogene mineralization domain. Each of these geological domains was further subdivided based upon their type of Cu speciation, specifically acid soluble (Oxide Domain), cyanide soluble (Chalcocite Enrichment Domain), primary Cu sulphide (Primary Domain), and exotic Cu (Cu oxides in overlying Tertiary sediments). Collectively each of these domains was further subdivided based upon their individual grade profiles. A schematic for the Santa Cruz deposit hierarchy is outlined in Figure 11-2 and Table 11-3.

Figure 11-2: Domaining hierarchy of the Santa Cruz Project

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Table 11-3: Santa Cruz Geological Domains

Santa Cruz deposit
Weathered Supergene Enrichment	Oxide Domain (Primarily Acid Soluble Cu)
Chalcocite Enriched Domain (Primarily Cyanide Soluble Cu)
Exotic Domain (Tertiary-Hosted Exotic Cu)
Hypogene Mineralization	Primary Domain (Primarily Primary Sulphide Cu)

Exotic Cu is primarily present within the CG2 and CG3 D2 Fault structures. All other Cu styles of mineralization hosted within the Oracle Granite lithology terminate at the contact of the Tertiary sediments. The current drilling indicates that the Cu mineralization is truncated at depth by the basal faults within the region.

The Oracle Granite hosts both the Laramide Porphyry and Diabase dykes, both of which are associated with brecciation and Cu mineralization. Secondary supergene Cu mineralization is separated from the primary hypogene mineralization by a Cu-oxide boundary layer titled the Chalcocite Enriched Domain. This domain is defined by a 2:1 relationship of acid soluble to total Cu and follows the dip of the contact of the Oracle Granite-Tertiary sediments contact. The Chalcocite Enriched Domain was formed by two different enrichment events. HG Cu oxides follow the trend of the Laramide porphyries closely and likely contain significant amounts of primary mineralization. Cyanide soluble Cu can be found within both the supergene Cu and hypogene Cu domains as a form of secondary enrichment of chalcocite. Cyanide soluble assays were measured a decade after initial diamond drilling by ASARCO, and as such, the data is not available for all of the sample intervals within the drill holes. As such, the cyanide soluble Cu wireframes were built based upon available data, and a regression analysis was used to infill the missing values for acid and cyanide soluble Cu. Figure 11-3 is a conceptual example of the Santa Cruz deposit domaining.

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Figure 11-3: Santa Cruz deposit domain idealized cross-section

11.2.2	Regression

A regression analysis was conducted to infill the downhole intervals that are missing relevant acid soluble and cyanide soluble data. The analysis used the relationships between all applicable data available to determine the most appropriate regression calculations using Orange Datamining Software (version 3.30.2). The software created regression formulas that were applied to the total Cu assays to calculate accurate acid soluble and/or cyanide soluble values. Table 11-4 and Table 11-5 define the regression formulas that were used. All further references to acid soluble and cyanide soluble Cu grades will apply to the full regression-applied values.

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Table 11-4: Regression Analysis for Acid Soluble Cu

Domain	Criteria/Field	Criteria 2	Regression Formula	R2
Exotic	No conditions	-	ASCu % = (0.9333 * Total Cu %) - 0.0338	0.99
Oxide	No conditions	-	ASCu % = (0.6758 * Total Cu %) + 0.123	0.64
Chalcocite Enrichment	In LG Wireframe	-	ASCu % = (0.8007 * Total Cu %) - 0.4162	0.68
	In MG Wireframe	-	ASCu % = (0.1741 * Total Cu %) + 0.0899	0.20
Primary	Assay Field: LITH_SPEC_GROUP	DacPorph	ASCu % = (0.1192 * Total Cu %) + 0.0314	0.38
		GranOracle	ASCu % = (0.0862 * Total Cu %) + 0.0095	0.22
		Absent, AndPorph, SGHc	ASCu % = (0.072 * Total Cu %) + 0.0297	0.68
Background	Assay Field: LITH_GEN_GROUP	TVP	ASCu % = (0.677 * Total Cu %) + 0.0514	0.80
		Tgc	ASCu % = (0.9606 * Total Cu %) - 0.0651	0.97
		TgcS	ASCu % = (0.9081 * Total Cu %) - 0.0267	0.97
		pC Grouped	ASCu % = (0.5225 * Total Cu %) - 0.0899	0.37
		Absent	ASCu % = (0.6349 * Total Cu %) - 0.1107	0.47

Table 11-5: Regression Analysis for Cyanide Soluble Cu

Domain	Criteria/Field	Criteria 2	Regression Formula	R2
Exotic	n/a	-	CNCu % = 0	n/a
Oxide	In LG Wireframe	-	CNCu % = (1.0237 * Total Cu %) - 0.0847	0.87
	In MG Wireframe	-	CNCu % = (1.0115 * Total Cu %) - 0.3625	0.63
	In HG Wireframe	-	CNCu % = (0.6778 * Total Cu %) - 0.1683	0.52
Chalcocite Enrichment	No conditions	-	CNCu % = (0.7612 * Total Cu %) + 0.0258	0.73
Primary	No criteria	-	CNCu % = (0.9459 * Total Cu %) - 0.2093	0.85
Background	No conditions	-	CNCu % = (0.8288 * Total Cu %) - 0.1101	0.81

11.2.3	Mineralization Domaining

Mineralization within the Santa Cruz deposit is hosted within crystalline basement rocks, including the Oracle Granite, Laramide porphyry, and Diabase dykes.

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Nordmin initially examined and modelled the grade distributions for the hypogene and supergene Cu domains and their corresponding sub-domains. Each sub-domain was further domained based upon their Cu grade distribution. The grade distributions were created for exotic Cu, Cu oxides, chalcocite enrichment, and primary hypogene Cu. The analysis confirmed that the changes in mineralization and corresponding grade are associated with the type of Cu mineralization. The higher-grade mineralization is a result of secondary supergene enrichment and is near the contact between the Oracle Granite and Tertiary sediments. While the Primary Domain consists of moderate grade hypogene Cu that is predominately hosted within the Laramide porphyry, Diabase dykes, and associated breccias at greater depth. As such, Nordmin created grade shells for each of the Cu types at multiple grades to reflect the lithological and geochemical differences.

Mineralization wireframes were initially created on 50 m sections and plans and adjusted between various views to edit and smooth each wireframe where required. The wireframes were permitted to follow lithological boundaries and trends where applicable. When not cut-off by drilling, the wireframes terminate at either the contact of the Cu-oxide boundary layer, the Tertiary sediments/Oracle Granite contact or D2 fault structure. There is an overlap of cyanide soluble Cu with either acid soluble Cu in the weathered supergene domain or with primary Cu in the primary hypogene mineralization domain. Otherwise, no wireframe overlapping exists within a given grade domain. The use of explicit modelling allows for mineralization in context with the Santa Cruz deposit geology and associated geochemistry to be considered. It is Nordmin’s opinion that the explicit modelling approach minimizes risks within the resource estimation process when compared to using implicit modelling.

Grade domain wireframes were modelled for four domains: acid soluble Cu, primary sulphide Cu (chalcocite, chalcopyrite), cyanide soluble Cu, and exotic Cu. Each domain consists of sub-domains, that are based on the following grade distributions outlined in Table 14-6.

Table 11-6: Santa Cruz Deposit Domain Wireframes

Domain	Sub-Domain	Grade Bin
Exotic	Low Grade	Total Cu 0.5-2.0%
	High Grade	Total Cu >= 2.0%
Oxide	Low Grade	Acid Soluble Cu 0.5-2.0%
	High Grade	Acid Soluble Cu >= 2.0%
Chalcocite Enrichment	Low Grade	Cyanide Soluble Cu 0.5-1.0%
	Medium Grade	Cyanide Soluble Cu >= 1.0%
Primary	Low Grade	Total Cu 0.5-1.0%
	Medium Grade	Total Cu 1.0-1.5%
	High Grade	Total Cu >= 1.5%

11.3	Exploratory Data Analysis

The exploratory data analysis was conducted on raw drill hole data to determine the nature of the element distribution, correlation of grades within individual rock units, and the identification of HG outlier samples. Nordmin used a combination of descriptive statistics, histograms, probability plots, and XY scatter plots to analyze the grade population data using X10- Geo (V1.4.18). The findings of the exploratory data analysis were used to help define modelling procedures and parameters used in the Mineral Resource Estimate.

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Descriptive statistics were used to analyze the grade distribution of each sample population, determine the presence of outliers, and identify correlations between grade and rock types for each mineral sub-domain.

One drill hole, SC-013, contained assay interval errors. The interval from 0 m to 696.77 m was removed from the flagging process.

CG-018 had collar and survey errors. This drill hole has been re-drilled and named CG-018A. Relevant data that would be present in CG-018 can be found in CG-018A. Since the location of the drill hole is incorrect, there can be no way to confirm what depths the assays are from with confidence. Therefore, due to the surveying issues, this drill hole was removed from the database.

Individual drill hole tables (collar, survey, assay, etc.) were merged to create one single master de-surveyed drill hole file. The processing to create this file splits assay intervals to allow for all records in all drilling tables to be included in one single file. Values in Table 11-7 are based on analysis of this master file; counts will differ when compared with the original data.

Table 11-7: Santa Cruz Deposit Domain, Assays by Cu Grade Sub-Domain

Domain	Sub-Domain	Sample Count	Total Cu	Acid Soluble Cu	Cyanide Soluble Cu	Mo
Exotic	LG (0.5%)	110	110	110	110	110
	HG (2.0%)	29	29	29	29	29
Oxide	LG (0.5%)	2,140	2,140	2,140	2,140	2,140
	HG (2.0%)	836	836	836	836	836
Chalcocite Enrichment	Low	588	588	588	588	588
	Med	434	434	434	434	434
Primary	LG (0.5%)	2,917	2,917	2,917	2,917	2,917
	Medium Grade (1.0%)	954	954	954	954	954
	HG (1.5%)	222	222	222	222	222
Background		4,717	4,696	4,717	4,717	4,716
Total		13,704	13,725	13,725	13,724	13,704

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Figure 11-5 to Figure 11-7 provide the data analysis for the total Cu LG, MG, and HG sub-domains for the Cu-Oxide Domain within the Santa Cruz deposit. The data analysis for all grade domains is available in Appendix C.

Figure 11-4: Histogram and log probability plots for the Cu-oxide LG Sub-Domain

Figure 11-5: Histogram and log probability plots for the primary Cu LG Sub-Domain

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Figure 11-6: Histogram and log probability plots for the chalcocite enrichment LG Sub-Domain

Figure 11-7: Histogram and log probability plots for the exotic Cu LG Sub-Domain

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11.4	Data Preparation

Prior to grade estimation, the data was prepared in the following matter:

•	All drill hole assays that intersected a wireframe within each domain were assigned a set of codes representative of the domain, wireframe number, and mineralization type.

•	The raw assay data was manually “flagged” to intersecting Cu mineralization sub-domains outlined by the wireframe coding process.

•	HG outlier assays in each domain were reviewed, and if needed, a top cut was applied (capped).

11.4.1	Non-assayed Assay Intervals

Table 11-8 summarizes the drill holes used in the resource model. The assay database provided to Nordmin by IVNE contained appropriately substituted minimum detection assay values.

Table 11-8: Assays at Minimum Detection

Field	Count	Minimum Detection Limit	Count at Minimum Detection Limit	% at Minimum Detection Limit
Cu Total (%)	33,247	0.01	71	0.21
Acid Soluble Cu (%)	10,941	0.005	171	1.56
Cyanide Soluble Cu (%)	2,297	0.005	111	4.83
Mo (%)	7,307	0.001	3,066	41.9

11.4.2	Outlier Analysis and Capping

Grade outliers that are much higher than the general population of assays have the potential to bias (inflate) the quantity of metal estimated in a block model. Geostatistical analysis using XY scatter plots, cumulative probability plots, and decile analysis was used by Nordmin to analyze the raw drill hole assay data for each domain to determine appropriate grade capping. Statistical analysis was performed independently on all domains. After capping, the resulting change to the overall mean grades is insignificant at the Santa Cruz deposit. Cap values and theoretical metal loss are described in Table 11-9.

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Table 11-9: Santa Cruz Domain, Outlier Analysis, and Capping

	Sub-domain	Field	Number of Samples	Number of Capped Samples	Min	Max	Uncapped Average	Capped Average	Capped Value	Theoretical Metal Loss (%)
Cu Oxide Enrichment	LG	T_Cu	1,083	-	0.000	2.230	0.392	-	-	-
		AS_Cu	610	-	0.003	1.850	0.413	-	-	-
		CN_Cu	138	-	0.007	2.290	0.544	-	-	-
		Mo (%)	321	-	0.000	0.057	0.009	-	-	-
	HG	T_Cu	802	-	0.005	10.100	2.250	-		-
		AS_Cu	764	-	0.003	8.400	1.810	-	-	-
		CN_Cu	299	-	0.003	9.950	1.030	-	-	-
		Mo (%)	394	1	0.000	0.233	0.014	0.014	0.150	0.800
Primary Cu	LG	T_Cu	2,241	1	0.005	1.930	0.547	0.547	1.500	0.040
		AS_Cu	2,122	-	0.001	0.960	0.050	-	-	-
		CN_Cu	280	-	0.007	1.860	0.445	-	-	-
		Mo (%)	639	-	0.000	0.115	0.012	-	-	-
	MG	T_Cu	1,042	3	0.01	5.200	0.934	0.929	3.000	0.500
		AS_Cu	1,016	-	0.001	1.190	0.099	-	-	-
		CN_Cu	372	-	0.008	2.180	0.712	-	-	-
		Mo (%)	452	-	0.000	0.100	0.016	-	-	-
	HG	T_Cu	244	-	0.29	11.650	2.094	-	-	-
		AS_Cu	243	-	0.003	1.230	0.189	-	-	-
		CN_Cu	115	1	0.111	11.030	2.085	2.076	9.000	0.400
		Mo (%)	60	2	0.000	0.347	0.037	0.035	0.250	5.400
Chalcocite Enrichment	LG	T_Cu	440	-	0.000	6.930	0.899	-	-	-
		AS_Cu	415	-	0.001	5.387	0.338	-	-	-
		CN_Cu	405	-	0.006	2.050	0.574	-	-	-
		Mo (%)	241	1	0.000	0.233	0.016	0.016	0.150	1.100
	MG	T_Cu	437	-	0.02	11.650	1.620	-	-	-
		AS_Cu	430	-	0.02	3.640	0.396	-	-	-
		CN_Cu	431	-	0.01	11.030	1.450	-	-	-
		Mo (%)	168	-	0.000	0.347	0.022	0.021	0.20	3.800
Exotic Cu	LG	T_Cu	94	-	0.01	2.400	0.737	-	-	-
		AS_Cu	79	-	0.14	2.220	0.773	-	-	-
		CN_Cu		-	-	-	-	-	-	-
		Mo (%)	30	-	0.000	0.028	0.005	-	-	-
	HG	T_Cu	35	-	1.91	12.600	4.640	-	-	-
		AS_Cu	34	-	0.85	11.700	4.320	-	-	-
		CN_Cu	-	-	-	-	-	-	-	-
		Mo (%)	21	-	0.000	0.014	0.005	-	-	-

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11.4.3	Compositing

Compositing of assays is a technique used to give each assay a relatively equal length and therefore reduce the potential for bias due to uneven assay lengths; it prevents the potential loss of assay data and reduces the potential for grade bias due to the possible creation of short and potentially HG composites that tend to be situated along the edge of a wireframe contact when using a fixed length.

The raw assay data was found to have a relatively narrow range of assay lengths. Assays captured within all wireframes were composited to 3.0 m regular intervals based on the observed modal distribution of assay lengths, which supports a 5.0 m x 5.0 m x 5.0 m block model (with sub-blocking). An option to use a slightly variable composite length was chosen to allow for backstitching shorter composites that are located along the edges of the composited interval. All composite assays were generated within each mineral lens with no overlaps along boundaries. The composite assays were validated statistically to ensure there was no loss of data or change to the mean grade of each assay population (Table 11-10).

Table 11-10: Santa Cruz Deposit Composite Analysis

Domain	Sub-domain	Number of Composites
Primary	LG	3,454
	MG	1,007
	HG	194
Oxide	LG	3,170
	HG	635
Chalcocite Enriched	LG	855
	MG	382
Exotic	LG	129
	HG	29
Background	n/a	5,375

11.4.4	Specific Gravity

A total of 266 SG measurements from four diamond drill holes exist from the Santa Cruz deposit. Measurements were calculated using the weight in air versus the weight in water method (Archimedes), by applying the following formula:

Nordmin determined that the required amount and distribution of SG measurements did not allow for direct estimation of SG within the block model. SG values were assigned to blocks based on lithology as seen in Table 7-6.

To summarize, SG values were assigned as follows:

•	Granodiorite and quartz monzonite were attributed an SG value of 2.552.

•	Oracle Granite was attributed an SG value of 2.500.

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11.4.5	Block Model Strategy and Analysis

A series of upfront test modelling was completed to define an estimation methodology to meet the following criteria:

•	Representative of the Santa Cruz deposit geological and structural controls.
•	Accounts for the variability of grade, orientation, and continuity of mineralization.
•	Controls the smoothing (grade spreading) or grades and the influence of outliers.
•	Accounts for most of the mineralization within the Santa Cruz deposit.
•	Is robust and repeatable within the mineral domains.
•	Supports multiple domains.

Multiple test scenarios were evaluated to determine the optimum processes and parameters to use to achieve the stated criteria. Each scenario was based on Nearest Neighbour (NN), inverse distance squared (ID2), inverse distance cubed (ID3), and ordinary kriging (OK) interpolation methods.

All test scenarios were evaluated based on global statistical comparisons, visual comparisons of composite assays versus block grades, and the assessment of overall smoothing. Based on the results of the testing, it was determined that the final resource estimation methodology would constrain the mineralization by using hard wireframe boundaries to control the spread of mineralization. OK was selected as the interpolation method best representative of the Santa Cruz deposit.

11.4.6	Assessment of Spatial Grade Continuity

Datamine and Sage 2001 was used to determine the geostatistical relationships of the Santa Cruz deposit. Independent variography was performed on composite data for each domain. Experimental grade variograms were calculated from the capped/composited assay data for each element to determine the approximate search ellipse dimensions and orientations.

The analyses considered the following for each analysis:

•	Downhole variograms were created and modelled to define the nugget effect.
•	Experimental pairwise to relative correlogram variograms were calculated to determine directional variograms for the strike and down dip orientations.
•	Variograms were modelled using an exponential with practical range.
•	Directional variograms were modelled using the nugget defined in the downhole variography, and the ranges for the along strike, perpendicular to strike, and down dip directions.
•	Variograms outputs were re-oriented to reflect the orientation of the mineralization.

Search parameters were applied using dynamic anisotropy for exotic Cu. Dynamic anisotropy interpolation is an estimation method used in conjunction with “normal” estimation interpolation methods (NN, ID, OK, etc.), which takes into consideration the local variation of the domain orientation in the block estimation. Practically, this involves in a per block inclusion and modification of the search parameters. This generally results in a lower number of search ellipsoids.

Six search ellipsoids were applied to estimation, one for each type of Cu mineralization, including two for Cu-oxide mineralization (HG, LG), and background (primary supergene, secondary Cu-oxide (HG, LG), exotic Cu, chalcocite, and background). The search parameters used for the estimation are provided in Section 14.4.9. Some domains share variography parameters due to similar behaviour. The variography used for Santa Cruz is provided in Table 11-11. Figure 11-8 is the Primary Domain total Cu variogram, Figure 11-9 is the Oxide Domain total Cu variogram, Figure 11-10 is the Oxide Domain acid soluble Cu variogram, Figure 11-11 is the Chalcocite Enriched Domain total Cu variogram and Figure 11-12 is the Exotic Domain total Cu variogram.

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Table 11-11: Santa Cruz Deposit Variography Parameters

Domain	Element	Rotation Angles				Structure 1				Structure 2
		1	2	3	Axes	Range 1	Range 2	Range 3	C1	Range 1	Range 2	Range 3	C1	Nugget
Primary	TCu	-12	-11	38	Z-Y-Z	27.9	249	28.4	0.26	300	1,430	170	0.09	0.64
	ASCu	1	32	-39	Z-Y-Z	26.9	38.1	48.6	0.26	98	2,844	50	0.45	0.27
	CNCu	-78	-9	34	Z-Y-Z	6.4	33	24.2	0.72	370	91	61	0.18	0.72
Oxide	TCu	-75	33	-15	Z-Y-Z	24.3	46.9	27.2	0.56	920	79	87	0.08	0.35
	ASCu	-20	-41	9	Z-Y-Z	28	23.9	23.7	0.59	898	86	81	0.14	0.27
	CNCu	22	62	32	Z-Y-Z	6.1	8.3	15.1	0.05	40	272	34	0.50	0.44
Chalcocite Enriched	TCu	-3	20	-31	Z-Y-Z	8.5	39.9	24.5	0.51	1,876	111	115	0.42	0.06
	ASCu	-55	-70	92	Z-Y-Z	30.4	10.3	54.7	0.72	382	90	154	0.72	0.16
	CNCu	-55	19	14	Z-Y-Z	7.8	24.7	25.2	0.56	2,521	87	76	0.43	0.006
Exotic	TCu	4	45	-53	Z-Y-Z	35.5	34.6	38.4	0.63	34.7	69.6	65	0.34	0.2
	ASCu	-43	48	-34	Z-Y-Z	33.3	34.8	34.7	0.56	33.6	99.2	63.3	0.41	0.029
	CNCu	-78	-9	34	Z-Y-Z	6.4	33	24.2	0.72	370	91	61	0.18	0.09
Background	TCu	-33	6	-7	Z-Y-Z	35.5	17.3	62.4	0.24	1,067	544	336	0.48	0.28
	ASCu	10	1	21	Z-Y-Z	32.5	20.8	502	0.44	1,689	392	232	0.31	0.24
	CNCu	-130	2	-29	Z-Y-Z	23.9	31.2	86.1	0.35	428	804	337	0.34	0.30

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Figure 11-8: Primary Domain total Cu variogram

Figure 11-9: Oxide Domain total Cu variogram

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Figure 11-10: Oxide Domain acid soluble Cu variogram

Figure 11-11: Chalcocite Enriched Domain Total Cu Variogram

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Figure 11-12: Exotic Domain Total Cu Variogram

11.4.7	Block Model Definition

The block model shape and size are typically a function of the geometry of the deposit, the density of assay data, drill hole spacing, and the selected mining unit. Taking this into consideration, the block model was defined with parent blocks at 5.0 m x 5.0 m x 5.0 m (N-S x E-W x Elevation). The block model prototype parameters are listed in Table 11-12.

Table 11-12: Santa Cruz Deposit Block Model Definition Parameters

Item	Block Origin (m)	Block Max (m)	Block Dimension (m)	Number of Parent Blocks	Minimum Sub- Block (m)
Easting	414,200	421,500	5	1,460	1.25
Northing	3,637,800	3,644,800	5	1,400	1.25
Elevation	-1,200	500	5	340	1.25

All mineral Sub-domain wireframe volumes were filled with blocks using the parameters described in Table 11-12. Block volumes were compared to the mineral Sub-domain wireframe volumes to confirm there were no significant differences. Block volumes for all sub-domains were found to be within reasonable tolerance limits for all mineral Sub-domain volumes. Sub-blocking was allowed to maintain the geological interpretation and accommodate the HG, MG, and LG sub-domains (wireframes), the lithological SG, and the category application. Sub-blocking has been allowed to the following minimums:

•	5.0 m x 5.0 m x 5.0 m blocks are sub-blocked two-fold to 1.25 m x 1.25 m in the N to S and E to W directions with a variable elevation calculated based on the other sizes.

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The block models were not rotated, and it was not necessary to clip them to topography due to their depth. The resource estimation was conducted using Datamine Studio RMTM version 1.7.100.0 within the NAD 83 UTM Zone 12 N projection grid.

11.4.8	Interpolation Method

The Santa Cruz deposit block model was estimated using NN, ID2 (inverse distance to the power of 2), ID3 (inverse distance to the power of 3), and OK (Ordinary Kriging) interpolation methods for global comparisons and validation purposes. The OK method was used for the Mineral Resource Estimate; it was selected over ID2, ID3, and NN as the OK method was the most representative approach to controlling the smoothing of grades.

11.4.9	Search Strategy

Zonal controls were used to constrain the grade estimates to within each LG, MG, and HG wireframe. These controls prevented the assays from individual domain wireframes from influencing the block grades of one another, acting as a “hard boundary” between the sub-domains. For instance, the composites identified within the BG total Cu wireframe were used to estimate the BG total Cu, and all other composites were ignored during the estimation. A “soft boundary” was used in all other Sub-domain wireframes. For example, a LG wireframe was allowed to use composites from the MG wireframe to help populate the block model; the low grade primary total Cu composites included composites from both the low and medium grade flagging. These soft boundaries are as follows (in the case where no MG Sub-domain exists, the HG composites were substituted):

•	BG: No soft boundary

•	LG: Soft boundary with MG composites

•	MG: Soft boundary with HG composites

•	HG: No soft boundary

Search orientations were used for estimation of the block model and were based on the shape of the modelled mineral domains (Table 11-15). A total of three nested searches were performed on all sub-domains. The search distances were based upon the variography ranges outlined in Table 11-11. The search radius of the first search was based upon the first structure of the variogram, the second search is approximately two times the first search pass, and the third search pass is 1.5 times the initial search. Search strategies for each domain used an elliptical search with a minimum, and a maximum number of composites defined in estimated blocks were left as absent and not reported in the Mineral Resource Estimate.

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Table 11-13: Santa Cruz Deposit Block Model Search Parameters

	Search Distances			Search Rotation
Domain	Dist 1	Dist 2	Dist 3	Angle 1	Angle 2	Angle 3	Axis 1	Axis 2	Axis 3
Primary (LG/MG/ HG)	27.9	100	28.4	-12	-11	38	3	2	3
Oxide LG	24.3	46.9	27.2	-80	33	-60	3	2	3
Oxide HG	24.3	46.9	27.2	-75	33	-15	3	2	3
Chalcocite (LG/MG)	8.5	39.9	24.5	-3	20	-31	3	2	3
Exotic (LG/HG)	60	80	10	60	25	10	3	1	3
Background	35.5	17.3	62.4	-33	6	-7	3	2	3

11.5	Block Model Validation

The block model validation process included visual comparisons between block estimates and composite grades in plan and section views, local versus global estimates for NN, ID2, ID3, and OK, and swath plots. Block estimates were visually compared to the drill hole composite data in all domains and corresponding sub-domains to ensure agreement. A non-material bias was noted in the lower grade cyanide soluble Cu cut-off within the Chalcocite Enriched Domain Estimated OK values for cyanide soluble Cu are notably higher than NN, ID2, and ID3 values. An analysis led to the following conclusion:

•	A lack of sufficient cyanide soluble Cu lab assays.

•	The variography of the cyanide soluble Cu within the Chalcocite Enriched Domain is oriented notably different than the search used for estimating NN, ID2, and ID3). Figure 11-13 demonstrates the estimation orientation differences, as well as the OK variography ellipsoid.

While this bias is notable, it has been determined that the OK estimation is accurately estimating grade within the Chalcocite Enriched Domain, while the NN, ID2, and ID3 estimations are under-representing the cyanide soluble Cu grade.

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OK
NN
ID2
ID3
Cyanide Soluble Cu
Variography Ellipsoid

Figure 11-13: Cross-section outlining the analysis of cyanide soluble Cu estimation within the Chalcocite Enriched Domain

11.5.1	Visual Comparison

The validation of the interpolated block model was assessed by using visual assessments and validation plots of block grades versus capped assay grades and composites. The review demonstrated a good comparison between local block estimates and nearby samples without excessive smoothing in the block model.

Figure 11-14 through Figure 11-22 are the block model validation images, displaying total Cu, acid soluble Cu, or cyanide soluble Cu grades in the block model and drill holes. Visual block model validation images, including Au, Cu, and Ag, are available in Appendix D.

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Figure 11-14: Block model validation, total Cu, cross-section

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Figure 11-15: Block model validation, acid soluble Cu, cross-section

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Figure 11-16: Block model validation, cyanide soluble Cu, cross-section

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Total Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%
70m
N

Figure 11-17: Block model validation, total Cu, cross-section

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Acid Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%
70m
N

Figure 11-18: Block model validation, acid soluble Cu, cross-section

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Figure 11-19: Block model validation, cyanide soluble Cu, cross-section

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Figure 11-20: Block model validation, total Cu, cross-section

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Figure 11-21: Block model validation, acid soluble Cu, cross-section

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Figure 11-22: Block model validation, cyanide soluble Cu, cross-section

11.5.2	Swath Plots

A series of swath plots were generated for total Cu, acid soluble Cu, and cyanide soluble Cu from slices throughout each domain. They compare the block model grades for NN, ID2, ID3, and OK to the drill hole composite grades to evaluate any potential local grade bias. A review of the swath plots did not identify bias in the model that is material to the Mineral Resource Estimate, as there was a strong overall correlation between the block model grade and the capped composites used in the Mineral Resource Estimate. Figure 11-23, Figure 11-24, and Figure 11-25 are the swath plots for total Cu, acid soluble Cu, and cyanide soluble Cu.

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Figure 11-23: Swath plots, total cu

Figure 11-24: Swath plots, acid soluble cu

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Figure 11-25: Swath plots, cyanide soluble cu

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11.6	Mineral Resource Classification

The Mineral Resource Estimate was classified in accordance with S-K 1300. Mineral Resource classifications were assigned to broad regions of the block model based on the Nordmin QP’s confidence and judgment related to geological understanding, continuity of mineralization in conjunction with data quality, spatial continuity based on variography, estimation pass, data density, and block model representativeness.

Classification (Indicated and Inferred) was applied to the Santa Cruz deposit based on a full review that included the examination of drill spacing, visual comparison, kriging variance, and search volume estimation (the estimation pass in which each block was populated) along with the search ellipsoid ranges. Collectively this information was used to manually construct wireframes to further limit the mineral resource classification.

Figure 11-26, Figure 11-27, and Figure 11-28 demonstrate the resource classification in section throughout the Santa Cruz deposit. Additional figures can be found in Appendix E.

The areas of greatest uncertainty are attributed to Inferred Resources. These are areas with limited drilling or very large drill spacing (>100 m). Due to lack of drilling it is difficult to be confident in the continuity of mineralization and is therefore classified as Inferred and may be upgraded via infill drilling to support mineralization continuity. Indicated Resources are resources that have consistent drill spacing, low to moderate kriging variance and a visual comparison. In the Santa Cruz deposit the drill spacing that supports the Indicated Resource classification constitutes approximately 80 m to 100 m. There is the possibility for Indicated Resources to be upgraded to Measured Resources via additional infill drilling that would reduce the drill spacing to <25 m. Currently the Santa Cruz deposit does not have a Measured Resource. Additional uncertainty lies in the historical drill measurements including logging, assaying and surveying. The 2021 twin drilling program conducted by IVNE outlined in Section 7.4.3 and Section 9.1.4 has demonstrated overall grade continuity, location and continuity between intercepts. There is the potential for unknown errors within the database which could affect the size and quantity of Measured, Indicated and Inferred Mineral Resources.

Figure 11-26: Plan section demonstrating resource classification, -260 m depth

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Figure 11-27: Plan section demonstrating resource classification, -475 m depth

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Figure 11-28: Vertical section displaying resource classification

11.7	Copper Pricing

11.7.1	Global Refined Copper Consumption and Production

World usage of refined Cu has more than tripled in the last 50 years thanks to expanding sectors such as electrical and electronic products, building construction, industrial machinery and equipment, transportation equipment, and consumer, and general products. Because of its properties, Cu has become a major industrial metal, ranking third after Fe, and aluminum in terms of quantities consumed.

As noted in the International Copper Study Group (“ICSG”) 2020 Copper Factbook, since 1900 when world production was less than 500 thousand tonnes Cu world mine production has grown by 3.2% per annum to 20.5 million tonnes in 2019. In fact, more than 97% of all Cu ever mined and smelted has been extracted since 1900.

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Global demand for Cu is expected to grow at 1.3% compound annual growth rate (“CAGR”) over the next five years. In the short term, the Cu market balance is expected to turn into a surplus, though in order to reach the future demand, more investments are needed in expansions and new projects.

Although Cu demand scenarios differ among analysts, there is a general agreement that the major driver for increased Cu demand will come from infrastructure investments associated with energy transitions.

The International Energy Agency (“IEA”) recently published a comprehensive report titled “The Role of Critical Materials in Clean Energy Transitions”. The IEA notes that the shift to clean energy naturally involves burning less fuel but building more equipment. Since 2010 the average amount of minerals needed for a new unit of power generation capacity has increased by 50%, with an onshore wind facility requiring nine times more Mineral Resources than a gas-fired plant of the same capacity. Clean energy rollout requires significant electrical network expansion. The IEA estimates an annual average grid expansion and replacement of approximately 3,600 thousand km by 2040. This translates to 7,613 kt of Cu demand in 2040. The IEA also predicts Cu demand from renewables will increase 108% to 1,289 kt Cu by 2040, 94% of which will come from solar photovoltaic and wind. The report details a tripling of solar photovoltaic deployment by 2040, driven by growth in emerging economies, which equates to the addition of just under 645 kilotonnes per annum (“ktpa”) of Cu demand from this energy type by the end of 2040 (Figure 11-29).

Figure 11-29: Global copper demand 2000-2040

11.7.2	Copper Prices

Cu prices, in theory, correlate to the supply and demand of refined Cu. However economic policy, geopolitical events, wars, black swan events like the COVID-19 pandemic and the development of financial derivatives and associated market speculation has contributed to the volatility in prices. While the recent price has reached a historic high in nominal terms, this is not the case in real terms.

Cu price is dynamic. The graph in Figure 11-30 provides some explanation of the variability of the price over the last century, and while history does not necessarily provide the answer to the future Cu price, it can provide prognosticators with various factors which are monitored to fine tune their forecasts of the forward Cu price.

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Figure 11-30: A century of Cu prices

There will always be differing views of what the future holds in terms of price based on analysis and assumptions. With a number of significant mining operations due to come on-line in the next one to two years, many analysts are forecasting a decline in prices from the current highs (Table 11-14).

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Table 11-14: Consensus Copper Pricing 2021-2024

Copper (US$/lb)						November 30, 2021
Date	Firm	2021	2022	2023	2024	Long Term
19-Nov-21	CIBC	$4.46	$4.75	$3.75	$3.55	$3.30
19-Nov-21	Deutsche Bank	$4.22	$4.28	$3.74	$3.77	$3.63
15-Nov-21	BAML	$4.24	$4.48	$4.31	$4.04	$3.09
15-Nov-21	BMO	$4.09	$3.48	$3.01	$3.35	$3.25
15-Nov-21	Canaccord	$4.19	$4.25	$4.00	$4.25	$3.30
15-Nov-21	Credit Suisse	$4.25	$3.40	$3.20	$3.30	$3.50
15-Nov-21	Desjardins	$4.32	$4.73	$4.10	$4.10	$4.10
15-Nov-21	Morgan Stanley	$4.16	-	-	-	$2.82
15-Nov-21	Raymond James	$4.16	$3.75	$3.50	$3.50	$3.50
15-Nov-21	Scotia	$4.15	$4.25	$4.25	$4.50	$3.25
14-Nov-21	National Bank	$4.21	$4.30	$3.75	$3.75	$3.30
13-Nov-21	Jefferies	$4.13	$4.50	$5.50	$6.00	$3.25
12-Nov-21	Societe Generale	$4.20	$3.63	$4.31	$4.99	-
10-Nov-21	Eight Capital	$4.37	$3.75	$3.50	$3.50	$3.50
09-Nov-21	RBC	$4.12	$3.75	$3.50	$3.50	$3.50
08-Nov-21	Paradigm	$4.21	$4.00	$4.00	$3.50	$3.50
05-Nov-21	HSBC	$4.16	$3.95	$3.60	$3.50	$3.00
05-Nov-21	JP Morgan	$4.14	$3.83	$3.27	-	$3.30
04-Nov-21	Haywood	$4.19	$4.15	$4.15	$4.15	$4.15
03-Nov-21	Stifel	$4.20	$3.75	$3.75	$3.75	$3.75
22-Oct-21	Cormark	$4.05	$3.75	$3.50	$3.50	$3.50
20-Oct-21	TD	$4.22	$4.00	$3.50	$3.35	$3.50
08-Oct-21	Barclays	$4.15	$3.55	$2.85	-	$3.00
07-Oct-21	Berenberg	$4.14	$3.94	$3.86	$3.86	$3.22
06-Oct-21	BNP Paribas	$4.17	$4.08	$4.04	-	$3.63
05-Oct-21	UBS	$4.12	$3.50	$3.30	$3.30	$3.00

Average		$4.19	$3.99	$3.77	$3.86	$3.39

Source: CIBC Mining Markets

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Beyond 2024, the supply demand gap is expected to widen leading to higher Cu prices (Figure 11-31).

Figure 11-31: Projected mine supply demand to 2040

11.7.3	Commodity Price Projections

Project economics were estimated based on a long term copper price of US$ 3.70/lb.

11.8	Reasonable Prospects of Eventual Economic Extraction

The Mineral Resource was created using Datamine Studio RMTM version 1.7.100.0 software to create the block models for the Santa Cruz deposit, and Deswik.CADTM 2022.1 and Deswik.SOTM 4.1 for stope optimization.

To demonstrate reasonable prospects for eventual economic extraction for the Santa Cruz Mineral Resource Estimate, representational minimum mining unit shapes were created using Deswik’s minimum mining unit shape optimizer (MSO) tool. This MSO tool constrains and evaluates the block model based on economic and geometric parameters, shown in Table 11-15, generating potentially mineable shapes. The deposit was assumed to be developed as a long-life operation consisting of an underground bulk mining plan, with an initial mining rate of 40,000 tonnes/day to produce a Cu concentrate. The Mineral Resource Estimate comprises of all material found within the MSO wireframes generated at a cut-off of 0.39% Cu, including material below cut-off.

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Table 11-15: Input Parameter Assumptions

Parameter	Value	Unit
Cu Price	3.70[1]	US$/lb
Payable Cu	97%
Payable Cu Price	3.59	US$/Tonne Proc.
Mining Cost	7.50	US$/Tonne Proc.
Processing Cost	6.00	US$/Tonne Proc.
Water Treatment and Disposal	1.00	US$/Tonne Proc.
G&A Cost	3.33	US$/Tonne Proc.
Cathode Shipping	24.76	US$/Tonne Cathode
Royalties	6.5%
Mining Recovery	100%
Mining Dilution	0%
Process Recoveries Cu	80%
Cu In Situ Mineral Resource CoG	0.35%

1 See Section 11.7 for Copper Pricing Assumptions and Justification

11.9	Mineral Resource Estimate

Due to a lack of sample data as well as a bias in sampling for acid soluble Cu and cyanide soluble Cu within the Primary Domain, it was determined that the acid soluble Cu and cyanide soluble Cu estimation within the Primary Domain was not representative of the actual cyanide soluble Cu within the domain and has been removed from all reports and totals. Acid soluble Cu and cyanide soluble Cu was determined to be accurate within the Exotic Domain, Oxide Domain, and Chalcocite Enriched Domain.

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The Santa Cruz deposit Mineral Resource Estimate is presented in Table 11-16.

Table 11-16: Santa Cruz Deposit Mineral Resource Estimate, 0.39% Total Cu CoG

Domain	Resource Category	Kilotonnes kt	Total Cu %	Total Soluble Cu %	Acid Soluble Cu %	Cyanide Soluble Cu %	Total Cu kt	Total Soluble Cu kt	Acid Soluble Cu kt	Cyanide Soluble Cu kt
Exotic	Indicated	6,989	1.05	0.80	0.73	0.07	73	56	51	5
	Inferred	11,680	1.28	1.00	0.98	0.02	149	118	115	3
Oxide	Indicated	52,990	1.34	1.27	0.98	0.29	708	669	518	151
	Inferred	126,138	1.06	1.00	0.71	0.29	1,336	1,253	892	361
Chalcocite Enriched	Indicated	29,145	1.25	1.13	0.40	0.73	364	328	115	213
	Inferred	14,838	1.36	1.28	0.52	0.76	202	191	78	113
Primary	Indicated	184,877	0.75	n/a	n/a	n/a	1,394	n/a	n/a	n/a
	Inferred	96,098	0.59	n/a	n/a	n/a	568	n/a	n/a	n/a
TOTAL
	Indicated	274,000	0.93	0.38	0.25	0.13	2,539	1,053	684	369
	Inferred	248,754	0.91	0.63	0.44	0.19	2,255	1,563	1,085	478

Notes on Mineral Resources

1.	The Mineral Resources in this estimate were independently prepared by Nordmin Engineering Ltd and the Mineral Resources were prepared in accordance S-K 1300. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. No environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues are known that may affect this estimate of Mineral Resources.

2.	Verification included multiple site visits to inspect drilling, logging, density measurement procedures and sampling procedures, and a review of the control sample results used to assess laboratory assay quality. In addition, a random selection of the drill hole database results was compared with original records.

3.	The Mineral Resources in this estimate for the Santa Cruz deposit used Datamine Studio RMTM software to create the block models.

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4.	The sensitivity of the Mineral Resources have an effective date of December 8, 2021.

5.	Underground Mineral Resources are reported at a CoG of 0.39% Total Cu, which is based upon a Cu price of US$$3.70/lb and a Cu recovery factor of 80%. See Section 11.7 for Cu pricing assumptions and justification.

6.	SG was applied using weighted averages by lithology.

7.	All figures are rounded to reflect the relative accuracy of the estimates, and totals may not add correctly

8.	Excludes unclassified mineralization located along edges of the Santa Cruz deposit where drill density is poor

9.	Report from within a mineralization envelope accounting for mineral continuity

10.	Acid soluble Cu and cyanide soluble Cu are not reported for the Primary Domain.

11.10	Mineral Resource Sensitivity to Reporting Cut-off

he updated Santa Cruz deposit Mineral Resource Estimate to a Cu (%) cut-off is summarized in Table 11-17 across all interpolation methods.

Table 11-17: Mineral Resource Sensitivity for Total Cu

Resource Category	Cut-Off Total Cu %	Tonnes	Total Cu %	Acid Soluble Cu %	Cyanide Soluble Cu %	Total Cu Tonnes	Acid Soluble Cu Tonnes	Cyanide Soluble Cu Tonnes
Indicated	0.15	314,273,007	0.85	0.23	0.12	2,686,651	712,0990	383,669
Inferred	0.15	533,663,405	0.58	0.23	0.10	3,106,552	1,215,144	533,071
Indicated	0.30	283,328,659	0.92	0.25	0.13	2,616,190	695,802	376,862
Inferred	0.30	322,817,980	0.82	0.36	0.16	2,640,301	1,148,266	511,241
Indicated	0.35	271,312,798	0.95	0.25	0.14	2,577,188	689,348	374,520
Inferred	0.35	265,823,077	0.92	0.42	0.19	2,455,978	1,122,809	502,656
Indicated	0.50	219,131,684	1.07	0.30	0.17	2,353,684	668,114	364,050
Inferred	0.50	174,941,611	1.19	0.60	0.27	2,080,315	1,050,293	472,372
Indicated	0.80	117,239,321	1.46	0.52	0.28	1,709,776	610,282	322,538
Inferred	0.80	98,139,965	1.63	0.90	0.40	1,598,724	879,141	393,015
Indicated	1.00	83,359,021	1.69	0.68	0.33	1,407,930	568,069	272,262
Inferred	1.00	74,106,551	1.87	1.08	0.46	1,383,711	801,363	344,161
Indicated	2.00	22,872,137	2.58	1.37	0.57	590,080	312,528	130,458
Inferred	2.00	28,098,868	2.66	1.72	0.63	748,727	483,315	178,079

11.11	Interpolation Comparison

Global statistical comparisons between the composite samples, NN estimates, ID2 estimates, ID3 estimates, and OK for various cut-off grades were compared to assess global bias, where the NN model estimates represent de-clustered composite data. Clustering of the drill hole data can result in differences between the global means of the composites and NN estimates.

The OK method was used as the reporting estimation interpolation method, while NN, ID2, and ID3 were also calculated for validation purposes, as described in Section 14.5.

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Table 11-18 demonstrates the total Cu interpolation comparison across OK, ID2, ID3, and NN interpolation methods.

Table 11-18: Interpolation Comparison

Cut-Off Total Cu %	Total Cu OK	Total Cu ID2	Total Cu ID3	Total Cu NN	Acid Soluble Cu OK	Acid Soluble Cu ID2	Acid Soluble Cu ID3	Acid Soluble Cu NN	Cyanide Soluble Cu OK	Cyanide Soluble Cu ID2	Cyanide Soluble Cu ID3	Cyanide Soluble Cu NN
0.15	0.85	0.68	0.68	0.69	0.23	0.23	0.23	0.22	0.11	0.11	0.11	0.10
0.30	0.87	0.86	0.86	0.88	0.30	0.31	0.31	0.30	0.15	0.17	0.16	0.15
0.35	0.93	0.92	0.92	0.95	0.33	0.33	0.33	0.33	0.16	0.16	0.16	0.15
0.50	1.17	1.16	1.16	1.18	0.50	0.50	0.51	0.49	0.25	0.25	0.24	0.22
0.80	1.57	1.55	1.55	1.58	0.75	0.76	0.76	0.75	0.36	0.37	0.35	0.32
1.00	1.80	1.78	1.78	1.81	0.93	0.93	0.94	0.93	0.42	0.42	0.41	0.36
2.00	2.64	2.61	2.60	2.66	1.60	1.62	1.62	1.62	0.62	0.62	0.60	0.55

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11.12	Factors That May Affect the Mineral Resources

Areas of uncertainty that may materially impact the Mineral Resource Estimates include:

•	changes to long term metal price assumptions;

•	changes to the input values for mining, processing, and G&A costs to constrain the estimate;

•	changes to local interpretations of mineralization geometry and continuity of mineralized sub-domains;

•	changes to the density values applied to the mineralized zones;

•	changes to metallurgical recovery assumptions;

•	changes in assumptions of marketability of the final product;

•	variations in geotechnical, hydrogeological and mining assumptions;

•	changes to assumptions with an existing agreement or new agreements;

•	changes to environmental, permitting, and social license assumptions; and

•	Logistics of securing and moving adequate services, labour, and supplies could be affected by epidemics, pandemics and other public health crises, including COVID-19, or similar such viruses.

11.13	Nordmin’s QP Opinion

Nordmin is not aware of any environmental, legal, title, taxation, socio to economic, marketing, political or other relevant factors that would materially affect the estimation of Mineral Resources that are not discussed in this Technical Report.

Nordmin is of the opinion that the Mineral Resources were estimated using industry accepted practices and conforms to the 2014 CIM Definition Standards and 2019 CIM Best Practice Guidelines. Technical and economic parameters and assumptions applied to the Mineral Resource Estimate are based on parameters received from IVNE and reviewed within the Nordmin technical team to determine if they were appropriate.

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12	MINERAL RESERVE ESTIMATES

This section is not relevant to this Technical Report.

13	MINING METHODS

This section is not relevant to this Technical Report.

14	PROCESSING AND RECOVERY METHODS

This section is not relevant to this Technical Report.

15	INFRASTRUCTURE

This section is not relevant to this Technical Report.

16	MARKET STUDIES

This section is not relevant to this Technical Report.

17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

This section is not relevant to this Technical Report.

18	CAPITAL AND OPERATING COSTS

This section is not relevant to this Technical Report.

19	ECONOMIC ANALYSIS

This section is not relevant to this Technical Report.

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20	ADJACENT PROPERTIES

20.1	Cactus Project

The Cactus Project in Pinal County, Arizona, is the primary asset of the Arizona Sonoran Copper Company (ASCU), a pre-production Cu-focused company. The Project includes the past-producing Sacaton open pit mine and stockpile, the Cactus East deposit, and parts of the Parks-Salyer deposit. The 4,300-acre Cactus Project is located on 100% private land, approximately five kilometres (km) northwest of Casa Grande, 9.4 km northeast of IVNE’s Santa Cruz Project, and 65 km south of the city of Phoenix.

The Sacaton mineral deposit was discovered by ASARCO geologists in the early 1960s and brought into production in 1972. Open pit mining operated continuously until permanent closure in 1984 and primarily exploited higher-grade enriched sulphide material processed through a typical concentrator processing flowsheet. By the end of its mine life, Sacaton produced an estimated 180,557 tonnes of Cu, 27,455 oz of Au, and 759,000 oz of Ag from a milled resource of 34,610,912 tonnes with head grades of 0.69% Cu, 0.025 g/t Au, and 1.87 g/t Ag. After the ASARCO bankruptcy in 2005, the asset was placed into a Custodial Trust in 2009, tasked with clean up associated with the mining activity. In 2018 Cactus110 LLC, a subsidiary to ASCU, executed both the purchase and the prospective purchase agreements with the trust. The acquisition closed in July 2020 and included the Sacaton land parcels, mineral titles, and remaining infrastructure with no environmental legacy issues.

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ASCU, since the acquisition of the Sacaton project, has completed their initial public offering on the Toronto Stock Exchange and published NI 43-101 compliant resources on the oxide, enriched, and primary sulphide mineralization remaining in the historic stockpile, the historic open pit, and the Cactus East deposit (Table 20-1). Following the updated Resource Estimate, ASCU completed a PEA exploiting the oxide material present in the stockpile resource, the oxide, and enriched material in the Open Pit and Underground resources, excluding primary sulphide material (Table 20-2). The Cactus Project PEA shows a favourable mining operation utilizing conventional Cu heap leach, modular design solvent extraction and electrowinning processing to produce an average of 25,597 tonnes per annum of London Metal Exchange Grade A quality cathode (Table 20-3). ASCU publicly states they are targeting completion of a prefeasibility study in the second half of 2022 and completion of feasibility by the end of 2022, which will lead them into project financing discussions early in 2023.

The QP has been unable to verify the geology and mineralization on the adjacent Cactus Project, and mineralization at the Cactus Project is not indicative of the mineralization within the Santa Cruz Project.

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Table 20-1: Global Mineral Resource Estimate of the Cactus Project. Source – Arizona Sonoran Copper Company, Inc. Cactus Project, Arizona, USA, PEA, Effective August 31, 2021

Mineral Resource Category and Type	Tonnes (Kt)	CuT (%)	Tsol (%)	Tsol_lbs (klbs)
Indicated Resources
Oxide	28,487	-	0.559	349,700
Enriched	38,555	-	0.844	715,500
Total Leachable	67,041	-	0.723	1,065,200
Primary	70,670	0.350	-	545,500
Cactus – Total Indicated Resource	137,711	0.531	-	1,610,700
Inferred Resources
Oxide	56,699	-	0.346	430,500
Enriched	49,986	-	0.498	548,800
Total Leachable	106,685	-	0.417	979,300
Primary	100,970	0.349	-	776,000
Cactus – Total Inferred Resource	207,655	0.384	-	1,755,300
Stockpile – Total Inferred Resource	70,216	0.169	0.144	233,500

Table 20-2: Resource Estimate Utilized for the PEA. Source – Arizona Sonoran Copper Company, Inc. Cactus Project, Arizona, USA, PEA, Effective August 31, 2021

Mining Source	Material Type	Leach Material (t)	Tsol (%)	Leachable Cu (t)
Stockpile Project	Oxide	74,689,427	0.141	105,487
Open Pit	Oxide	42,465,318	0.190	80,684
	Enriched	20,984,090	0.420	88,133
Underground	Oxide	5,730,686	1.180	67,378
	Enriched	19,239,574	1.126	249,110
Total	Oxide	122,885,431	0.203	249,208
	Enriched	40,223,664	0.822	330,552
	Total	163,109,095	0.355	579,760

Table 20-3: Financial Results of the Cactus Project PEA. Source – Arizona Sonoran Copper Company, Inc. Cactus Project, Arizona, USA, PEA, Effective August 31, 2021

Financial Results	Units	Value
Cumulative Cashflow (LOM)	US$ million	960
NPV (4%)	US$ million	540
NPV (8%)	US$ million	312
NPV (10%)	US$ million	238
IRR (after-tax)%		33
Payback	Years	3.5
Initial Capital Construction Costs	US$ million	124

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21	OTHER RELEVANT DATA AND INFORMATION

This section is not relevant to this Technical Report.

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22	INTERPRETATION AND CONCLUSIONS

22.1	Introduction

Nordmin notes the following interpretations and conclusions in their respective areas of expertise, based on the review of data available for this Technical Report.

22.2	Mineral Tenure, Surface Rights, Royalties, and Agreements

The Santa Cruz Project is located 11 km west of the town of Casa Grande, Arizona, and is approximately one hour’s drive south of the capital Phoenix. The centroid is approximately -111.88212, 32.89319 (WGS84) in Township 6 S, Range 4E, Section 13, Quarter C.

The Santa Cruz exploration area covers 77.59 km2 including 27.75 km2 of private land, 30.52 km2 of Arizona State Mineral Exploration permits, and 238 unpatented claims, or 19.32 km2 of BLM land.

Current exploration is conducted on private land under the SUA with Legend. Disturbance to date has been de minimis and permitting has consisted of filing Notices of Intent to Drill and to Abandon with the Arizona Department of Water Resources for each section of land on which drilling takes place. IVNE will obtain additional permits as required. Specific permits to construct and operate mine facilities would be determined as the design of the Project advances.

Existing and past land uses in the Project area and immediately surrounding areas include agriculture, residential home development, light industrial facilities, and mineral exploration, and development. Some dispersed recreation occurs in the area. The climate is dry and most of the Project area is flat, sandy, and sparsely vegetated. Portions of the Project area are in the 100-year flood plain of the North Branch of Santa Cruz Wash. Within the Project area, approximately 85 acres of land located approximately ¾ mile north of the intersection of N. Spike Road and W. Clayton Road was used during an in situ leaching project in 1991. A Phase 1 ESA was conducted on the Project area (Civil & Environmental Consultants 2021).

There is a large private land package covering the Project area and area of known mineralization. This private land position could result in reduced permitting time relative to projects that are required to undergo the NEPA process. The precise list of permits required to authorize construction and operation of this Project will be determined as the mining and processing methods are designed. If NEPA and other federal permitting is avoided, required permits would be administered by Arizona State, Pinal County, and Casa Grande authorities.

The permit approval process for some permits includes review and approval of the process design. Thus, the project design must be substantially advanced to support application for those permits. These technical permits typically represent the “longest lead” permits. Technical permits with substantial technical design needed as part of their applications, and the issuing agencies are anticipated to include:

-	Reclamation Plan approval (Arizona State Mine Inspector)

-	Water permits

-	Aquifer Protection Permit (ADEQ)

-	Air Quality Operating Permit (Pinal County)

At the effective date of this Technical Report, IVNE held access agreements for diamond drilling. Further permitting will be acquired as necessary.

Technical Report Summary – December 17, 2021	157	Nordmin Engineering Ltd.
Santa Cruz Project, Arizona, USA
Ivanhoe Electric Inc.

22.3	Geology and Mineral Resource Modelling

The Santa Cruz deposit is a portion of a large porphyry Cu system that has been dismembered and displaced by extensional faulting and exhibits typical characteristics of a porphyry Cu deposit.

The geology is dominated by the anorogenic Oracle Granite, diabase sills, and rare dykes. Laramide porphyritic intrusives, and breccias are intruded into the Oracle Granite and diabase sills. These intrusive complexes are associated with discrete high grade hypogene mineralization. The entire Santa Cruz deposit is underlain by the Pinal Schist, which marks the end of mineralization at depth within the Santa Cruz deposit area. There are two key types of Cu mineralization found within the Santa Cruz Project. Supergene mineralization, which represents the highest grades within the Santa Cruz deposit and is dominated by Cu-oxide minerals, and hypogene mineralization which contains primary Cu sulphide minerals. Modelling of the Santa Cruz deposit was split into four main Cu domains which represent different subcategories of Cu mineralization: the Exotic Domain, Oxide Domain, Chalcocite Enriched Domain, and Primary Domain.

The Mineral Resource Estimate was created from the main drill hole database containing 104,184 m of diamond drilling in 121 drill holes spanning from 1964 to 2021. Nordmin, through an interactive process with IVNE, examined the historic interpretations of the mineralization to produce the Cu domains. To ensure the accuracy of the interpreted location of mineralized domains IVNE completed five twin diamond drill holes (4,738 m) of historic drill holes in 2021. Nordmin reviewed the assays, lithology, and mineralization to confirm the historic drilling and add to the interpreted mineralization. Once a geologic interpretation was established, wireframes could be created. Detailed wireframing of the domains was completed in section and plan view to give better perspective of the depth and limits of the Cu mineralization. Attention was given to consistent smoothing of the wireframes and ensuring that wireframes followed interpreted geological, and structural trends. Wireframes were constrained by D2 fault structures to the north and south, and mineralization of the Oxide Domain was terminated at the acid soluble Cu boundary; a theoretical layer used to ensure no overlap of primary Cu and oxide Cu wireframes. A block model has been fully validated with no material bias identified. Lithological, structural, and mineralization trends were used in the interpretation and selection of the block modelling parameters. Nordmin feels that the interpreted geological and mineralization domains produced accurately represents the deposit style of the Santa Cruz deposit.

22.4	Exploration, Drilling, and Analytical Data Collection in Support of Mineral Resource Estimation

The exploration programs completed by IVNE, and previous operators are appropriate for the deposit style. The programs delineated the Santa Cruz and Texaco deposits, as well as other mines and deposits along the Santa Cruz-Sacaton Cu trend. Diamond drilling indicates the potential to further define, and potentially expand, on known exploration targets.

The quantity and the quality of lithological, collar, and downhole survey data collected in the various exploration programs by various operators are sufficient to support the Mineral Resource Estimate. The collected sampling is representative of total Cu, acid soluble Cu, cyanide soluble Cu, and molybdenum data in the Santa Cruz deposit, reflecting areas of higher, and lower grades. This has been confirmed by 2021 diamond drill hole twinning of historic, high-grade drill holes. It is seen that assays in 2021 drill holes align with historic assays even though samples were taken with higher resolution in 2021, confirming mineralization interpretations. The analytical laboratories used for legacy and current assaying are well known in the industry, produce reliable data, are properly accredited, and are widely used within the industry. Nordmin considers the QA/QC protocols in place for the Project to be acceptable and in line with standard industry practice. Based on the data validation and the results of the standard, blank, and duplicate analyses, Nordmin is of the opinion that the assay and SG databases are of sufficient quality for Mineral Resource Estimation for the Project.

Technical Report Summary – December 17, 2021	158	Nordmin Engineering Ltd.
Santa Cruz Project, Arizona, USA
Ivanhoe Electric Inc.

Nordmin is not aware of any drilling, sampling, or recovery factors that could materially impact the accuracy and reliability of the results. In Nordmin’s opinion the drilling, core handling, logging, and sampling procedures meet or exceed industry standards, and are adequate for the purpose of Mineral Resource Estimation.

22.5	Processing and Metallurgical Testing

Mineralized material from the Santa Cruz deposit was evaluated by the CGCC Hanna-Getty JV and by the SCJV in conjunction with the Department of the Interior Bureau of Mines (subsequently Bureau of Reclamation). Currently, IVNE is in the process of developing its own mineral processing and metallurgical test program for the evaluation of the Santa Cruz deposit

The Hanna Mining Company, a large miner of iron ore and coking coal, began feasibility studies on the Santa Cruz deposit in 1976. Their studies continued until 1982 and consisted of flotation, grinding, and leaching studies. Tests consisted of all agitated tank leach approach (91% total Cu recovery to cathodes), all-float approach (92% total Cu recovery to cathodes or a mixture of cathodes and saleable Cu concentrates), and a leach float process (94% Cu recovery to cathodes or to a mixture of cathodes and saleable Cu concentrates. Hanna Mining selected the latter of these methods to move forward with. Composite samples were generated for HG supergene, supergene dilution, LG supergene, mixed chalcocite/chalcopyrite, primary chalcopyrite, exotic ore, and exotic dilution ore types. In 1980, ASARCO contracted Mountain States Engineering to evaluate fragmented acid soluble Cu ore versus block caving. Flotation test programs were applied to all the composite samples. The test programs would be acceptable for a PEA level program today, but not for a PFS or FS level study because of the lack of any significant variability flotation testing of the Santa Cruz deposit.

BLM, ASARCO, and Freeport McMoRan conducted an in situ sulphuric acid leach study with 2-inch diameter by 2.5-inch-long pieces of diamond drill core from the proposed in situ leach zone in the pilot program. Reported Cu recoveries ranged from 57% to 90%. Total Cu ranged from 2.3% to 9%. The conclusion from this program that was completed in 1996-1997, demonstrated that in situ leaching was not economically practical using the Cu price in 1996 for this type of mineralization. With the increased geological and geochemical understanding of the mineralization, further in situ leaching studies are warranted.

There are no processing factors or deleterious elements that could significantly affect economic extraction. Historically proposed processes for the extraction of Cu ore are all conventional in design and have been used economically for many decades. Advances in most technology since the 1980s when these studies were conducted has improved the economics of the proposed methods and could warrant re-visiting them as viable methodology for processing by IVNE in the future.

22.6	Mineral Resource Estimate

The Mineral Resource Estimate for the Project conforms to industry best practices and is reported using the S-K 1300. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. This estimate of Mineral Resources may be materially affected by environmental permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues.

Technical Report Summary – December 17, 2021	159	Nordmin Engineering Ltd.
Santa Cruz Project, Arizona, USA
Ivanhoe Electric Inc.

Mineral Resources were classified into Indicated and Inferred categories based on geological and grade continuity, in conjunction with data quality, spatial continuity based on variography, estimation pass, data density, and block model representativeness, specifically assay spacing and abundance, kriging variance, and search volume block estimation assignment.

The Mineral Resource Estimate has been defined based on an applied total Cu (%) CoG to reflect processing methodology and assumed revenue stream from Cu.

Resource Estimate is based on an underground mining methodology and surface leach float process to recover cathode Cu or a mixture of cathode Cu and Cu saleable concentrates.

The Santa Cruz deposit Mineral Resource Estimate is presented in Table 22-1.

Technical Report Summary – December 17, 2021	160	Nordmin Engineering Ltd.
Santa Cruz Project, Arizona, USA
Ivanhoe Electric Inc.

Table 22-1: Santa Cruz Deposit Mineral Resource Estimate, 0.39% Total Cu CoG

Domain	Resource Category	Kilotonnes kt	Total Cu %	Total Soluble Cu %	Acid Soluble Cu %	Cyanide Soluble Cu %	Total Cu kt	Total Soluble Cu kt	Acid Soluble Cu kt	Cyanide Soluble Cu kt
Exotic	Indicated	6,989	1.05	0.80	0.73	0.07	73	56	51	5
	Inferred	11,680	1.28	1.00	0.98	0.02	149	118	115	3
Oxide	Indicated	52,990	1.34	1.27	0.98	0.29	708	669	518	151
	Inferred	126,138	1.06	1.00	0.71	0.29	1,336	1,253	892	361
Chalcocite Enriched	Indicated	29,145	1.25	1.13	0.40	0.73	364	328	115	213
	Inferred	14,838	1.36	1.28	0.52	0.76	202	191	78	113
Primary	Indicated	184,877	0.75	n/a	n/a	n/a	1,394	n/a	n/a	n/a
	Inferred	96,098	0.59	n/a	n/a	n/a	568	n/a	n/a	n/a
TOTAL
	Indicated	274,000	0.93	0.38	0.25	0.13	2,539	1,053	684	369
	Inferred	248,754	0.91	0.63	0.44	0.19	2,255	1,563	1,085	478

Technical Report Summary – December 17, 2021	161	Nordmin Engineering Ltd.
Santa Cruz Project, Arizona, USA
Ivanhoe Electric Inc.

Notes on Mineral Resources

1.	The Mineral Resources in this estimate were independently prepared by Nordmin Engineering Ltd and the Mineral Resources were prepared in accordance with S-K 1300. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. No environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues are known that may affect this estimate of Mineral Resources.

2.	Verification included multiple site visits to inspect drilling, logging, density measurement procedures and sampling procedures, and a review of the control sample results used to assess laboratory assay quality. In addition, a random selection of the drill hole database results was compared with original records.

3.	The Mineral Resources in this estimate for the Santa Cruz deposit used Datamine Studio RMTM software to create the block models.

4.	The Mineral Resources have an effective date of December 8, 2021.

5.	Underground Mineral Resources are reported at a CoG of 0.39% Total Cu, that is based upon a Cu price of US$$3.70/lb and a Cu recovery factor of 80%

6.	SG was applied using weighted averages by lithology.

7.	All figures are rounded to reflect the relative accuracy of the estimates and totals may not add correctly

8.	Excludes unclassified mineralization located along edges of the Santa Cruz deposit where drill density is poor

9.	Report from within a mineralization envelope accounting for mineral continuity

10.	Acid soluble Cu and cyanide soluble Cu are not reported for the Primary Domain.

There is a potential to increase the Mineral Resource by using infill drilling to expand and increase the Mineral Resource category.

Areas of uncertainty that may materially impact the Mineral Resource Estimate include:

•	Changes to long term metal price assumptions.

•	Changes to the input values for mining, processing, and G&A costs to constrain the estimate.

•	Changes to local interpretations of mineralization geometry and continuity of mineralized zones.

•	Changes to the density values applied to the mineralized zones.

•	Changes to metallurgical recovery assumptions.

•	Changes in assumption of marketability of the final product.

•	Variations in geotechnical, hydrogeological, and mining assumptions.

•	Changes to assumptions with an existing agreement or new agreements.

•	Changes to environmental, permitting, and social licence assumptions.

•	Logistics of securing and moving adequate services, labour, and supplies could be affected by epidemics, pandemics and other public health crises, including COVID-19, or similar such viruses.

These risks and uncertainties may cause delays in economic resource extraction and/or cause the resource to become economically non-viable.

22.7	Conclusions

Under the assumptions presented in this Technical Report, and based on the available data, the Mineral Resource shows reasonable prospects of economic extraction. Exploration activities have shown that the Santa Cruz deposit retains significant potential. Additional infill drilling in the categories of Inferred and Indicated Resource is warranted.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	162	Nordmin Engineering Ltd.

23	RECOMMENDATIONS

The recommended program is focused on drilling, analytical, metallurgical test work, geological modelling, resource estimation, and environmental baseline studies to support permitting efforts. The recommendations are estimated to require a 2022 budget of $73.7 million.

In 2022, IVNE is planning is as follows:

•	Complete an Initial Assessement

•	Infill drill according to guidance from Resource Model and Economic Parameters

•	Complete modern metallurgical testing on select holes

•	Create a baseline groundwater model based on data obtained from piezometers installed in SCC-001, SCC-004, and SCC-005

•	Do baseline environmental work to support future permitting efforts

•	Exploration drilling at key targets

The budget for 2022 is presented in Table 23-1.

Table 23-1: 2022 Budget

Item	Budget (US$Millions)
Drilling and Assays	$17.0
Land and Commercial	$50.0
Geophysics	$1.2
Initial Assessment	$1.5
Operational Support – staff, facilities, vehicles, transport, new core shed, community office, community relations	$4.0
Total	$73.7

Advancing to subsequent phases of exploration is contingent on positive results in the Initial Assessment.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	163	Nordmin Engineering Ltd.

24	REFERENCES

Anderson, T. H., (2015). Jurassic (170–150 Ma) basins: The tracks of a continental-scale fault, the Mexico-Alaska megashear, from the Gulf of Mexico to Alaska.

Asmus, B., (2013). Gossan or the iron cap. Retrieved from https://en.archaeometallurgie.de/gossan-iron-cap/

Balla, J. C., (1972). The relationship of Laramide stocks to regional structure in central Arizona.

Banks, N. G., Cornwall, H. R., Silberman, M. L., Creasey, S. C., & Marvin, R. F.,(1972). Chronology of Intrusion and Ore Deposition at Ray, Arizona; Part I, K-Ar Ages. Economic Geology, 67(7), 864-878.

Berger, B., Ayuso, R., Wynn, J., & Seal, R., (2008). Preliminary Model of Porphyry Copper Deposits. USGS Open-File Report 2008-1321. Retrieved from http://pubs.er.usgs.gov/usgspubs/ofr/ofr20081321

Chávez, W. X., (2021). Weathering of Copper Deposits and Copper Mobility: Mineralogy, Geochemical Stratigraphy, and Exploration Implications. SEG Discovery, (126), 16-27.

Dilles, John H., et al., (2000). Overview of the Yerington porphyry copper district: Magmatic to nonmagmatic sources of hydrothermal fluids, their flow paths, alteration affects on rocks, and Cu-Mo-Fe-Au ores.

Cook III, S. S. (1994)., The geologic history of supergene enrichment in the porphyry copper deposits of southwestern North America (Doctoral dissertation, The University of Arizona).

Cummings, R. B., & Titley, S. R., (1982). Geology of the Sacaton porphyry copper deposit. Advances in Geology of the Porphyry Copper Deposits, Southwest North America, 507-521.

Fernández-Mort, A., & Riquelme, R. A.-Z., (2018). genetic model based on evapoconcentration for sediment-hosted exotic-copper mineralization in arid environments: the case of the El Tesoro Central copper deposit, Atacama Desert, Chile. Miner Deposita, 53, 775-795. Retrieved from https://doi.org/10.1007/s00126-017-0780-2

Harlan, S. S., (1993). Paleomagnetism of Middle Proterozoic diabase sheets from central Arizona. Canadian Journal of Earth Sciences, 30(7), 1415-1426.

Kreis, (1978). A Structural and Related Mineral Reinterpretation of the Santa Cruz Horst Block. Internal report.

Leveille, R. A., & Stegen, R. J., (2012). The southwestern North America porphyry copper province.

Lipske, J. L., & Dilles, J. H., (2000). Advanced argillic and sericitic alteration in the subvolcanic environment of the Yerington porphyry copper system, Buckskin Range, Nevada.

Lowell, J., & Guilbert, J., (1970). Lateral and vertical alteration-mineralization zoning in porphyry ore deposits. Economic Geology, 65, 373-408.

Mote, T., Becker, T., Renne, P., & Brimhall, G., (2001). Chronology of Exotic Mineralization at El Salvador, Chile, by 40Ar/39Ar Dating of Copper Wad and Supergene Alunite. Economic Geology, 351-366. doi:10.2113/96.2.351

Münchmeyer, C., (1998). Exotic Deposits - Products of Lateral Migration of Supergene Solutions from Porphyry Copper Deposits. Andean Copper Deposits: New Discoveries, Mineralization, Styles and Metallogeny. Francisco Camus, Richard M. Sillitoe, Richard Petersen.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	164	Nordmin Engineering Ltd.

Tosdal, R. M., & Wooden, J. L., (2015). Construction of the Jurassic magmatic arc, southeast California and southwest Arizona. Geological Society of America Special Papers, 513, 189-221.

Scarborough, R., & Meader, N., (1989). Geologic Map of the Northern Plomosa Mountains, Yuma [La Paz] County, Arizona.

Sell, J.D., (1976). A Structural and Related Mineral Reinterpretation of the Santa Cruz Horst Block - Santa Cruz Project Studies, Pinal County, Arizona, internal report from Sell to F.T. Greybeal.

Sillitoe, R. H., (2010). Porphyry Copper Systems. Economic Geology. Retrieved from https://doi.org/10.2113/gsecongeo.105.1.3

Vikre, P., Graybeal, F., & Koutz, F., (2014). Concealed Basalt-Matrix Diatremes with Cu-Au-Ag-(Mo)-Mineralized Xenoliths, Santa Cruz Porphyry Cu-(Mo) System, Pinal County, Arizona. Economic Geology. doi:10.2113/econgeo.109.5.1271

Watts, A. B., Karner, G., & Steckler, M. S., (1982). Lithospheric flexure and the evolution of sedimentary basins. Philosophical Transactions of the Royal Society of London. Series A, Mathematical and Physical Sciences, 305(1489), 249-281.

Watts Griffis McQuat, Evoy, E.F., (1982). Casa Grande Copper Company Ore Reserve Study for the Hanna Mining Company.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	165	Nordmin Engineering Ltd.

25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

This Technical Report Summary has been prepared by Nordmin for IVNE. The information, conclusions, opinions, and estimates contained herein are based on:

•	Information available to Nordmin at the time of preparation of this report,

•	Assumptions, conditions, and qualifications as set forth in this report, and

•	Data, reports, and other information supplied by IVNE.

For the purpose of the Summary and Section 3 of this report, Nordmin has relied on ownership information provided in an internal Title Opinion and Reliance letter by Marian Lalonde dated October 29, 2021, of Fennemore Law, Tucson, Arizona.

Nordmin has not researched property title or mineral rights for the Santa Cruz Project as we consider it reasonable to rely on IVNEs legal counsel who is responsible for maintaining this information.

Nordmin has taken all appropriate steps, in their professional opinion, to ensure that the above information from IVNE is sound.

Except for the purposes legislated under US federal securities laws and the Canadian provincial securities laws, any use of this Technical Report Summary by any third party is at that party’s sole risk.

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	166	Nordmin Engineering Ltd.

26	DATE AND SIGNATURE PAGE

This report titled “Technical Report Summary on the Santa Cruz Project, Arizona, USA” with an effective date of December 8, 2021 was prepared and signed by:

Nordmin Engineering Ltd.	(Signed) Nordmin Engineering Ltd.
Dated at Thunder Bay, ON
May 18, 2022

Technical Report Summary – December 8, 2021 Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	167	Nordmin Engineering Ltd.

Appendix A: Property and Rights

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Nordmin Engineering Ltd. Appendix A

Owner	Claim Name	Serial Number	Dispostion	Case Type	Last Assmt Year	Location Date	Acreage	Meridian Township Range Section	Subdiv	Lead Case Serial Number
Central Arizona Resources LLC	SCX 1	AMC460163	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 2	AMC460164	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 3	AMC460165	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 4	AMC460166	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 5	AMC460167	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 6	AMC460168	ACTIVE	LODE	2020	2020-03-01	20.66	14 0060S 0040E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 7	AMC460169	ACTIVE	LODE	2020	2020-03-01	20.66	14 0060S 0040E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 8	AMC460170	ACTIVE	LODE	2020	2020-03-01	20.66	14 0060S 0040E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 9	AMC460171	ACTIVE	LODE	2020	2020-03-01	20.66	14 0060S 0040E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 10	AMC460172	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 004	SE	AMC460163
Central Arizona Resources LLC	SCX 11	AMC460173	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 12	AMC460174	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 003	SW	AMC460163
Central Arizona Resources LLC	SCX 13	AMC460175	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 010	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 14	AMC460176	ACTIVE	LODE	2020	2020-03-01	20.66	14 0060S 0040E 003	SE	AMC460163
Central Arizona Resources LLC	SCX 15	AMC460177	ACTIVE	LODE	2020	2020-03-01	12.4	14 0060S 0040E 003	SE	AMC460163
Central Arizona Resources LLC	SCX 16	AMC460178	ACTIVE	LODE	2020	2020-03-01	20.66	14 0060S 0040E 003	SE	AMC460163
Central Arizona Resources LLC	SCX 17	AMC460179	ACTIVE	LODE	2020	2020-03-01	12.4	14 0060S 0040E 002	SW	AMC460163
Central Arizona Resources LLC	SCX 18	AMC460180	ACTIVE	LODE	2020	2020-02-26	20.66	14 0060S 0040E 034	SE	AMC460163
Central Arizona Resources LLC	SCX 19	AMC460181	ACTIVE	LODE	2020	2020-02-26	20.66	14 0070S 0040E 002	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 20	AMC460182	ACTIVE	LODE	2020	2020-02-26	20.66	14 0070S 0040E 002	SE	AMC460163
Central Arizona Resources LLC	SCX 21	AMC460183	ACTIVE	LODE	2020	2020-02-26	20.66	14 0070S 0040E 001	SW	AMC460163
Central Arizona Resources LLC	SCX 22	AMC460184	ACTIVE	LODE	2020	2020-02-26	20.66	14 0070S 0040E 001	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 23	AMC460185	ACTIVE	LODE	2020	2020-02-26	12.4	14 0070S 0040E 001	SW	AMC460163
Central Arizona Resources LLC	SCX 24	AMC460186	ACTIVE	LODE	2020	2020-02-26	20.66	14 0070S 0040E 001	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 25	AMC460187	ACTIVE	LODE	2020	2020-02-26	12.4	14 0070S 0040E 001	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 26	AMC460188	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NW	AMC460163
Central Arizona Resources LLC	SCX 27	AMC460189	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 032	NE	AMC460163
Central Arizona Resources LLC	SCX 28	AMC460190	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NW	AMC460163
Central Arizona Resources LLC	SCX 29	AMC460191	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NW	AMC460163
Central Arizona Resources LLC	SCX 30	AMC460192	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 032	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 31	AMC460193	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NW	AMC460163
Central Arizona Resources LLC	SCX 32	AMC460194	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 33	AMC460195	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 34	AMC460196	ACTIVE	LODE	2020	2020-03-08	20.66	14 0060S 0030E 033	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 35	AMC460197	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 032	SE	AMC460163
Central Arizona Resources LLC	SCX 36	AMC460198	ACTIVE	LODE	2020	2020-03-09	20.66	14 0070S 0030E 003	NW	AMC460163
Central Arizona Resources LLC	SCX 37	AMC460199	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SW	AMC460163
Central Arizona Resources LLC	SCX 38	AMC460200	ACTIVE	LODE	2020	2020-03-09	20.66	14 0070S 0030E 003	NW	AMC460163
Central Arizona Resources LLC	SCX 39	AMC460201	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SW	AMC460163
Central Arizona Resources LLC	SCX 40	AMC460202	ACTIVE	LODE	2020	2020-03-09	20.66	14 0070S 0030E 003	NW	AMC460163
Central Arizona Resources LLC	SCX 41	AMC460203	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SW	AMC460163
Central Arizona Resources LLC	SCX 42	AMC460204	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SW	AMC460163
Central Arizona Resources LLC	SCX 43	AMC460205	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 44	AMC460206	ACTIVE	LODE	2020	2020-03-09	20.66	14 0070S 0030E 003	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 45	AMC460207	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SE	AMC460163

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 1 of 7

Owner	Claim Name	Serial Number	Dispostion	Case Type	Last Assmt Year	Location Date	Acreage	Meridian Township Range Section	Subdiv	Lead Case Serial Number
Central Arizona Resources LLC	SCX 46	AMC460208	ACTIVE	LODE	2020	2020-03-09	20.66	14 0070S 0030E 003	NE	AMC460163
Central Arizona Resources LLC	SCX 47	AMC460209	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SE	AMC460163
Central Arizona Resources LLC	SCX 48	AMC460210	ACTIVE	LODE	2020	2020-03-09	20.66	14 0070S 0030E 003	NE	AMC460163
Central Arizona Resources LLC	SCX 49	AMC460211	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SE	AMC460163
Central Arizona Resources LLC	SCX 50	AMC460212	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SE	AMC460163
Central Arizona Resources LLC	SCX 51	AMC460213	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 034	SW	AMC460163
Central Arizona Resources LLC	SCX 52	AMC460214	ACTIVE	LODE	2020	2020-03-09	20.66	14 0060S 0030E 033	SE	AMC460163
Central Arizona Resources LLC	SCX 53	AMC460215	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 54	AMC460216	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 55	AMC460217	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 56	AMC460218	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 57	AMC460219	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 58	AMC460220	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 59	AMC460221	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 60	AMC460222	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	SW	AMC460163
Central Arizona Resources LLC	SCX 61	AMC460223	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 62	AMC460224	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 63	AMC460225	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 64	AMC460226	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 65	AMC460227	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0030E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 66	AMC460228	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0030E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 67	AMC460229	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0030E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 68	AMC460230	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0030E 003	SE	AMC460163
Central Arizona Resources LLC	SCX 69	AMC460231	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0030E 003	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 70	AMC460232	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0030E 002	SW	AMC460163
Central Arizona Resources LLC	SCX 71	AMC460233	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 72	AMC460234	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 73	AMC460235	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 74	AMC460236	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 75	AMC460237	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 76	AMC460238	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 77	AMC460239	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 78	AMC460240	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 79	AMC460241	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 80	AMC460242	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 81	AMC460243	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 82	AMC460244	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 83	AMC460245	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 84	AMC460246	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 85	AMC460247	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 86	AMC460248	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 87	AMC460249	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 88	AMC460250	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 89	AMC460251	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW	AMC460163
Central Arizona Resources LLC	SCX 90	AMC460252	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW,SW	AMC460163

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 2 of 7

Owner	Claim Name	Serial Number	Dispostion	Case Type	Last Assmt Year	Location Date	Acreage	Meridian Township Range Section	Subdiv	Lead Case Serial Number
Central Arizona Resources LLC	SCX 91	AMC460253	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW	AMC460163
Central Arizona Resources LLC	SCX 92	AMC460254	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 93	AMC460255	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW	AMC460163
Central Arizona Resources LLC	SCX 94	AMC460256	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 95	AMC460257	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW	AMC460163
Central Arizona Resources LLC	SCX 96	AMC460258	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 97	AMC460259	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 98	AMC460260	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 99	AMC460261	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE	AMC460163
Central Arizona Resources LLC	SCX 100	AMC460262	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 101	AMC460263	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE	AMC460163
Central Arizona Resources LLC	SCX 102	AMC460264	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE	AMC460163
Central Arizona Resources LLC	SCX 103	AMC460265	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE	AMC460163
Central Arizona Resources LLC	SCX 104	AMC460266	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE	AMC460163
Central Arizona Resources LLC	SCX 105	AMC460267	ACTIVE	LODE	2020	2020-02-29	20.66	14 0070S 0030E 011	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 106	AMC460268	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0040E 003	SW	AMC460163
Central Arizona Resources LLC	SCX 107	AMC460269	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 108	AMC460270	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0040E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 109	AMC460271	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 110	AMC460272	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0040E 003	SW	AMC460163
Central Arizona Resources LLC	SCX 111	AMC460273	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 112	AMC460274	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0040E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 113	AMC460275	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW	AMC460163
Central Arizona Resources LLC	SCX 114	AMC460276	ACTIVE	LODE	2020	2020-03-08	20.66	14 0070S 0040E 003	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 118	AMC460277	ACTIVE	LODE	2020	2020-03-06	18.6	14 0070S 0040E 021	SW	AMC460163
Central Arizona Resources LLC	SCX 119	AMC460278	ACTIVE	LODE	2020	2020-03-06	18.6	14 0070S 0040E 021	SW	AMC460163
Central Arizona Resources LLC	SCX 120	AMC460279	ACTIVE	LODE	2020	2020-03-06	18.6	14 0070S 0040E 020	SE	AMC460163
Central Arizona Resources LLC	SCX 121	AMC460280	ACTIVE	LODE	2020	2020-03-06	18.6	14 0070S 0040E 021	SW	AMC460163
Central Arizona Resources LLC	SCX 122	AMC460281	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 020	SE	AMC460163
Central Arizona Resources LLC	SCX 123	AMC460282	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 029	NE	AMC460163
Central Arizona Resources LLC	SCX 124	AMC460283	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 029	NE	AMC460163
Central Arizona Resources LLC	SCX 125	AMC460284	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	NW	AMC460163
Central Arizona Resources LLC	SCX 126	AMC460285	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 127	AMC460286	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	SW	AMC460163
Central Arizona Resources LLC	SCX 128	AMC460287	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	SW	AMC460163
Central Arizona Resources LLC	SCX 129	AMC460288	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	SW	AMC460163
Central Arizona Resources LLC	SCX 130	AMC460289	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	SW	AMC460163
Central Arizona Resources LLC	SCX 131	AMC460290	ACTIVE	LODE	2020	2020-03-06	9.99	14 0070S 0040E 028	NW	AMC460163
Central Arizona Resources LLC	SCX 132	AMC460291	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	NW	AMC460163
Central Arizona Resources LLC	SCX 133	AMC460292	ACTIVE	LODE	2020	2020-03-06	9.99	14 0070S 0040E 028	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 134	AMC460293	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 135	AMC460294	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 136	AMC460295	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	SW	AMC460163
Central Arizona Resources LLC	SCX 137	AMC460296	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 138	AMC460297	ACTIVE	LODE	2020	2020-03-06	20.66	14 0070S 0040E 028	SW,SE	AMC460163

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 3 of 7

Owner	Claim Name	Serial Number	Dispostion	Case Type	Last Assmt Year	Location Date	Acreage	Meridian Township Range Section	Subdiv	Lead Case Serial Number
Central Arizona Resources LLC	SCX 139	AMC460298	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW	AMC460163
Central Arizona Resources LLC	SCX 140	AMC460299	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 141	AMC460300	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW	AMC460163
Central Arizona Resources LLC	SCX 142	AMC460301	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 143	AMC460302	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW	AMC460163
Central Arizona Resources LLC	SCX 144	AMC460303	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 145	AMC460304	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW	AMC460163
Central Arizona Resources LLC	SCX 146	AMC460305	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 147	AMC460306	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 148	AMC460307	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 149	AMC460308	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE	AMC460163
Central Arizona Resources LLC	SCX 150	AMC460309	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 151	AMC460310	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE	AMC460163
Central Arizona Resources LLC	SCX 152	AMC460311	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 153	AMC460312	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE	AMC460163
Central Arizona Resources LLC	SCX 154	AMC460313	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 155	AMC460314	ACTIVE	LODE	2020	2020-03-03	16.7	14 0070S 0040E 026	NW	AMC460163
Central Arizona Resources LLC	SCX 156	AMC460315	ACTIVE	LODE	2020	2020-03-03	16.7	14 0070S 0040E 027	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 157	AMC460316	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW	AMC460163
Central Arizona Resources LLC	SCX 158	AMC460317	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW	AMC460163
Central Arizona Resources LLC	SCX 159	AMC460318	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW	AMC460163
Central Arizona Resources LLC	SCX 160	AMC460319	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW	AMC460163
Central Arizona Resources LLC	SCX 161	AMC460320	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW	AMC460163
Central Arizona Resources LLC	SCX 162	AMC460321	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW	AMC460163
Central Arizona Resources LLC	SCX 163	AMC460322	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW	AMC460163
Central Arizona Resources LLC	SCX 164	AMC460323	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW	AMC460163
Central Arizona Resources LLC	SCX 165	AMC460324	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 166	AMC460325	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 167	AMC460326	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SE	AMC460163
Central Arizona Resources LLC	SCX 168	AMC460327	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SE	AMC460163
Central Arizona Resources LLC	SCX 169	AMC460328	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 027	SE	AMC460163
Central Arizona Resources LLC	SCX 170	AMC460329	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE	AMC460163
Central Arizona Resources LLC	SCX 171	AMC460330	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	SE	AMC460163
Central Arizona Resources LLC	SCX 172	AMC460331	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 027	SE	AMC460163
Central Arizona Resources LLC	SCX 173	AMC460332	ACTIVE	LODE	2020	2020-03-03	16.7	14 0070S 0040E 027	SE	AMC460163
Central Arizona Resources LLC	SCX 174	AMC460333	ACTIVE	LODE	2020	2020-03-03	10.02	14 0070S 0040E 026	SW	AMC460163
Central Arizona Resources LLC	SCX 175	AMC460334	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW	AMC460163
Central Arizona Resources LLC	SCX 176	AMC460335	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW	AMC460163
Central Arizona Resources LLC	SCX 177	AMC460336	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW	AMC460163
Central Arizona Resources LLC	SCX 178	AMC460337	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 179	AMC460338	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW	AMC460163
Central Arizona Resources LLC	SCX 180	AMC460339	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 181	AMC460340	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW	AMC460163
Central Arizona Resources LLC	SCX 182	AMC460341	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 183	AMC460342	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW	AMC460163

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 4 of 7

Owner	Claim Name	Serial Number	Dispostion	Case Type	Last Assmt Year	Location Date	Acreage	Meridian Township Range Section	Subdiv	Lead Case Serial Number
Central Arizona Resources LLC	SCX 184	AMC460343	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 185	AMC460344	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE,NW	AMC460163
Central Arizona Resources LLC	SCX 186	AMC460345	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE,NW,SW,SE	AMC460163
Central Arizona Resources LLC	SCX 187	AMC460346	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE	AMC460163
Central Arizona Resources LLC	SCX 188	AMC460347	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 189	AMC460348	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE	AMC460163
Central Arizona Resources LLC	SCX 190	AMC460349	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 191	AMC460350	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE	AMC460163
Central Arizona Resources LLC	SCX 192	AMC460351	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE,SE	AMC460163
Central Arizona Resources LLC	SCX 193	AMC460352	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 034	NE	AMC460163
Central Arizona Resources LLC	SCX 194	AMC460353	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 035	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 195	AMC460354	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW	AMC460163
Central Arizona Resources LLC	SCX 196	AMC460355	ACTIVE	LODE	2020	2020-03-04	20.66	14 0070S 0040E 035	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 197	AMC460356	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW	AMC460163
Central Arizona Resources LLC	SCX 198	AMC460357	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 199	AMC460358	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW	AMC460163
Central Arizona Resources LLC	SCX 200	AMC460359	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 201	AMC460360	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW	AMC460163
Central Arizona Resources LLC	SCX 202	AMC460361	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 203	AMC460362	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SW	AMC460163
Central Arizona Resources LLC	SCX 204	AMC460363	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SW	AMC460163
Central Arizona Resources LLC	SCX 205	AMC460364	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SW	AMC460163
Central Arizona Resources LLC	SCX 206	AMC460365	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SW	AMC460163
Central Arizona Resources LLC	SCX 207	AMC460366	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SW,SE	AMC460163
Central Arizona Resources LLC	SCX 208	AMC460367	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SE	AMC460163
Central Arizona Resources LLC	SCX 209	AMC460368	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SE	AMC460163
Central Arizona Resources LLC	SCX 210	AMC460369	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 034	SE	AMC460163
Central Arizona Resources LLC	SCX 211	AMC460370	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 035	SW	AMC460163
Central Arizona Resources LLC	SCX 212	AMC460371	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 035	SW	AMC460163
Central Arizona Resources LLC	SCX 213	AMC460372	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 035	SW	AMC460163
Central Arizona Resources LLC	SCX 214	AMC460373	ACTIVE	LODE	2020	2020-03-05	20.66	14 0070S 0040E 035	SW	AMC460163
Central Arizona Resources LLC	SCX 215	AMC460374	ACTIVE	LODE	2020	2020-03-03	20.66	14 0070S 0040E 035	SW	AMC460163
Central Arizona Resources LLC	SCX 216	AMC460375	ACTIVE	LODE	2020	2020-04-06	20.66	14 0050S 0050E 022	SE	AMC460163
Central Arizona Resources LLC	SCX 217	AMC460376	ACTIVE	LODE	2020	2020-04-06	9.64	14 0050S 0050E 022	SE	AMC460163
Central Arizona Resources LLC	SCX 218	AMC460377	ACTIVE	LODE	2020	2020-04-06	9.7	14 0050S 0050E 022	SE	AMC460163
Central Arizona Resources LLC	SCX 219	AMC460378	ACTIVE	LODE	2020	2020-03-01	20.66	14 0050S 0050E 022	SE	AMC460163
Central Arizona Resources LLC	SCX 220	AMC460379	ACTIVE	LODE	2020	2020-03-01	9.64	14 0050S 0050E 022	SE	AMC460163
Central Arizona Resources LLC	SCX 221	AMC460380	ACTIVE	LODE	2020	2020-03-01	9.7	14 0050S 0050E 022	SE	AMC460163
Central Arizona Resources LLC	SCX 222	AMC460381	ACTIVE	LODE	2020	2020-04-06	16.53	14 0070S 0040E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 223	AMC460382	ACTIVE	LODE	2020	2020-03-08	17.22	14 0070S 0040E 003	SE	AMC460163
Central Arizona Resources LLC	SCX 224	AMC460383	ACTIVE	LODE	2020	2020-04-06	13.77	14 0070S 0040E 010	NE	AMC460163
Central Arizona Resources LLC	SCX 225	AMC460384	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 226	AMC460385	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 227	AMC460386	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW,SW	AMC460163
Central Arizona Resources LLC	SCX 228	AMC460387	ACTIVE	LODE	2020	2020-03-31	20.66	14 0070S 0040E 010	NW,SW	AMC460163

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 5 of 7

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 6 of 7

Township	Range	Section	Serial No.	Name	Book/Page	Loc. Date
6S	4E	12	47328	CHAVO NO. 55	785/414	1975-04-01
6S	4E	23	47333	NIK NO. 5	761/131	1974-07-02
6S	4E	23	47334	NIK NO. 6	761/132	1974-07-02
6S	4E	23	47335	NIK NO. 7	761/133	1974-07-02
6S	4E	23	47336	NIK NO. 8	761/134	1974-07-02
6S	4E	23	47337	NIK NO. 9	761/135	1974-07-02
6S	4E	23	47338	NIK NO. 10	761/136	1974-07-02
6S	4E	23	47339	NIK NO. 11	761/137	1974-07-02
6S	4E	23	47340	NIK NO. 12	761/138	1974-07-02
6S	4E	23	47341	NIK NO. 13	761/139	1974-07-02
6S	4E	23	47342	NIK NO. 14	761/140	1974-07-02
6S	4E	24	47347	NIK NO. 19	761/145	1974-07-02
6S	4E	24	47348	NIK NO. 20	761/146	1974-07-02
6S	4E	24	47349	NIK NO. 21	761/147	1974-07-02
6S	4E	24	47350	NIK NO. 22	761/148	1974-07-02
6S	4E	24	47351	NIK NO. 23	761/149	1974-07-02
6S	4E	24	47352	NIK NO. 24	761/150	1974-07-02
6S	4E	24	47353	NIK NO. 25	761/151	1974-07-02
6S	4E	24	47354	NIK NO. 26	761/152	1974-07-02
6S	4E	24	47355	NIK NO. 27	761/153	1974-07-02
6S	4E	24	47356	NIK NO. 28	761/154	1974-07-02
6S	4E	24	47357	NIK NO. 29	761/155	1974-07-02
6S	4E	24	47358	NIK NO. 30	761/156	1974-07-02
6S	4E	24	47359	NIK NO. 31	761/157	1974-07-02
6S	4E	24	47360	NIK NO. 32	761/158	1974-07-02
6S	4E	24	47361	NIK NO. 33	761/159	1974-07-02
6S	4E	24	47362	NIK NO. 34	761/160	1974-07-02
6S	4E	24	47363	NIK NO. 35	761/161	1974-07-02
6S	4E	24	47364	NIK NO. 36	761/162	1974-07-02
6S	4E	12	47365	NIK NO. 37	761/163	1974-07-02
6S	4E	12	47366	NIK NO. 38	761/164	1974-07-02
6S	4E	12	47367	NIK NO. 39	761/165	1974-07-02
6S	4E	12	47368	NIK NO. 40	761/166	1974-07-02
6S	4E	12	47369	NIK NO. 41	761/167	1974-07-02
6S	4E	12	47370	NIK NO. 50	761/176	1974-07-02
6S	4E	12	47371	NIK NO. 51	761/177	1974-07-02
6S	4E	12	47372	NIK NO. 52	761/178	1974-07-02
6S	4E	12	47373	NIK NO. 53	761/179	1974-07-02
6S	4E	12	47374	NIK NO. 54	761/180	1974-07-02

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix A | Page 7 of 7

Appendix B: Standard, Blank and duplicate Charts

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Nordmin Engineering Ltd. Appendix B

Oreas 501d

Cu Process Performance Chart

0.40
0.38
0.36
0.34
0.32
0.30
0.28
0.26
0.24
0.22
0.20
1
2
3
4
5
Sample
Mean
LCL
UCL
Production data
Standard
Failure

Cu Moving Range Chart

Absolute Diff Range
0.00
1
2
3
4
5
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 1 of 26

Cu Process Performance Chart
Oreas 504c
0.80
0.75
0.70
0.65
0.60
0.55
0.50
0.45
0.40
1
2
3
4
Sample
Mean
LCL
UCL
Production data
Standard
Failure

Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 2 of 26

Cu Process Performance Chart
Oreas 504c
Mean
LCL
UCL
Production data
Standard
Failure
1.40
1.30
1.20
1.10
1.00
0.90
0.80
1
2
3
Sample

Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 3 of 26

Cu Process Performance Chart
Oreas 906
Mean
LCL
UCL
Production data
Standard
Failure
0.40
0.38
0.36
0.34
0.32
0.30
0.28
0.26
0.24
0.22
0.20
1
2
3
4
Sample

Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 4 of 26

Cu Process Performance Chart
Oreas 907
0.70
0.69
0.68
0.67
0.66
0.65
0.64
0.63
0.62
0.61
0.60
Mean
LCL
UCL
Production data
Standard
Failure
1
2
3
4
5
Sample

Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 5 of 26

Cu Process Performance Chart
Oreas 907
0.70
0.69
0.68
0.67
0.66
0.65
0.64
0.63
0.62
0.61
0.60
Mean
LCL
UCL
Production data
Standard
Failure
1
2
3
4
5
Sample

Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 6 of 26

Cu Process Performance Chart
Oreas 908
Mean
LCL
UCL
Production data
Standard
Failure
1.50
1.45
1.40
1.35
1.30
1.25
1.20
1.15
1.10
1.05
1.00
1
2
3
4
5
6
7
8
9
Sample

Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
6
7
8
9
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 7 of 26

Cu Process Performance Chart
Oreas 908
Mean
LCL
UCL
Production data
Standard
Failure
1.50
1.45
1.40
1.35
1.30
1.25
1.20
1.15
1.10
1.05
1.00
1
2
3
4
5
6
7
8
9
Sample
Cu Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
6
7
8
9
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 8 of 26

CuAS Process Performance Chart

Oreas 907

Mean
LCL
UCL
Production data
Standard
Failure
1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
1
2
3
4
Sample

CuAS Moving Range Chart

Absolute Diff Range
0.00
1
2
3
4
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 9 of 26

CuAS Process Performance Chart
Oreas 907
Mean
LCL
UCL
Production data
Standard
Failure
1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
1
2
3
4
Sample

CuAS Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 10 of 26

CuAS Process Performance Chart
Oreas 908
Mean
LCL
UCL
Production data
Standard
Failure
1.40
1.30
1.20
1.10
1.00
0.90
0.80
1
2
3
4
5
6
7
8
9
Sample

CuAS Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
6
7
8
9
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 11 of 26

CuAS Process Performance Chart
Oreas 908
Mean
LCL
UCL
Production data
Standard
Failure
1.40
1.30
1.20
1.10
1.00
0.90
0.80
1
2
3
4
5
6
7
8
9
Sample

CuAS Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
6
7
8
9
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 12 of 26

CuCN Process Performance Chart
Oreas 907
Mean
LCL
UCL
Production data
Standard
Failure
0.04
0.04
0.03
0.03
0.02
0.02
0.01
0.01
0.00
1
2
3
4
Sample

CuCN Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 13 of 26

CuCN Process Performance Chart
Oreas 907
Mean
LCL
UCL
Production data
Standard
Failure
0.04
0.04
0.03
0.03
0.02
0.02
0.01
0.01
0.00
1
2
3
4
Sample

CuCN Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 14 of 26

CuCN Process Performance Chart
Oreas 908
Mean
LCL
UCL
Production data
Standard
Failure
0.05
0.05
0.04
0.04
0.03
0.03
0.02
0.02
0.01
1
2
3
4
5
6
7
8
9
10
Sample

CuCN Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
6
7
8
9
10
Sample

American Assay Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 15 of 26

CuCN Process Performance Chart
Oreas 908
Mean
LCL
UCL
Production data
Standard
Failure
0.05
0.05
0.04
0.04
0.03
0.03
0.02
0.02
0.01
1
2
3
4
5
6
7
8
9
Sample
CuCN Moving Range Chart
Absolute Diff Range
0.00
1
2
3
4
5
6
7
8
9
Sample

Skyline Labs

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 16 of 26

AMERICAN ASSAY LABS SANTA CRUZ CU BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
CU (G/T)
0.05
0.045
0.04
0.035
0.03
0.025
0.02
0.015
0.01
0.005
1
21

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 17 of 26

SKYLINE LABS SANTA CRUZ CU BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
2.505
2.005
1.505
1.005
0.505
0.005
CU (G/T)
1
21

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 18 of 26

AMERICAN ASSAY LABS SANTA CRUZ CUAS BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
CUAS(G/T)
0.05
0.045
0.04
0.035
0.03
0.025
0.02
0.015
0.01
0.005
1
21

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 19 of 26

SKYLINE LABS SANTA CRUZ CUAS BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
2.505
2.005
1.505
1.005
0.505
0.005
CUAS(G/T)
1
21

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 20 of 26

AMERICAN ASSAY LABS SANTA CRUZ CUCN BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
CUCN(G/T)
0.03
0.025
0.02
0.015
0.01
0.005
1
21

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 21 of 26

SKYLINE LABS SANTA CRUZ CUCN BLANK
Use in QAQC
Mean
Detection Limit
Failure Limit
Failure
CUCN(G/T)
0.04
0.035
0.03
0.025
0.02
0.015
0.01
0.005
1
21

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 22 of 26

American Assay Laboratories Field Duplicates Cu Total (%)
y = 1.1693x - 0.1035
R² = 0.9715
Cu T (%) Duplicate
Cu T (%) Original
0
1
2
3
4
5
6
7
8
9
10

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 23 of 26

American Assay Laboratories Cu T (%) Duplicates
Cu T (%) Duplicate
Cu T (%) Original
0
1
1
2
2
3
3
4

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 24 of 26

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 25 of 26

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix B | Page 26 of 26

Appendix C: Data Analysis Grade Domains

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Nordmin Engineering Ltd. Appendix C

0.001 0.01 0.1 1 CU_PCT 0 1 2 3 4 5 6 7 8 9 10 11 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 2 7 4 6 ) WF-AS_BIN-2 = 1 Log CU_PCT Histogram 0.001 0.01 0.1 1 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-AS_BIN-2 = 1 Log Probability Plot CU_PCT mgm25 50 75 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2.2 CU_PCT 0.0 0.5 1.0 1.5 2.0 0 100 200 300 400 500 600 700 800 900 1000 1100 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 1 0 8 3 ) C U _ P C T WF-AS_BIN-2 = 1 CU_PCT Mean Above CU_PCT Count Above CU_PCT Copper Oxide 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 1 of 20

0.001 0.01 0.1 1 CU_PCT 0 2 4 6 8 10 12 14 16 18 20 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 9 2 2 ) WF-AS_BIN-2 = 2 Log CU_PCT Histogram 0.001 0.01 0.1 1 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-AS_BIN-2 = 2 Log Probability Plot CU_PCT mgm25 50 75 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 CU_PCT 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 0 100 200 300 400 500 600 700 800 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 8 2 3 ) C U _ P C T WF-AS_BIN-2 = 2 CU_PCT Mean Above CU_PCT Count Above CU_PCT Copper Oxide 1.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 2 of 20

0.01 0.1 1 10 CU_PCT 0 5 10 15 20 25 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 7 5 6 ) WF-AS_BIN-2 = 3 Log CU_PCT Histogram 0.01 0.1 1 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-AS_BIN-2 = 3 Log Probability Plot CU_PCT mgm25 50 75 0 1 2 3 4 5 6 7 8 9 10 CU_PCT 0 1 2 3 4 5 6 7 8 9 10 0 100 200 300 400 500 600 700 800 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 8 0 2 ) C U _ P C T WF-AS_BIN-2 = 3 CU_PCT Mean Above CU_PCT Count Above CU_PCT Copper Oxide 2.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 3 of 20

0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 CU_PCT 0 5 10 15 20 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 5 8 4 9 ) WF-PR_BIN = 1 CU_PCT Histogram mgm25 50 75 0.005 0.01 0.05 0.1 0.5 1 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-PR_BIN = 1 Log Probability Plot CU_PCT mgm25 50 75 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 CU_PCT 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 0 500 1000 1500 2000 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 2 2 4 1 ) C U _ P C T WF-PR_BIN = 1 CU_PCT Mean Above CU_PCT Count Above CU_PCT Primary Cu 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 4 of 20

0 1 2 3 4 5 CU_PCT 0 2 4 6 8 10 12 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 2 5 2 7 ) WF-PR_BIN = 2 CU_PCT Histogram mgm25 50 75 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-PR_BIN = 2 Log Probability Plot CU_PCT mgm25 50 75 0 1 2 3 4 5 CU_PCT 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 0 100 200 300 400 500 600 700 800 900 1000 1100 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 1 0 3 9 ) C U _ P C T WF-PR_BIN = 2 CU_PCT Mean Above CU_PCT Count Above CU_PCT Primary Cu 1.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 5 of 20

2 4 6 8 10 CU_PCT 0 1 2 3 4 5 6 7 8 9 10 11 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 5 4 3 . 9 ) WF-PR_BIN = 3 CU_PCT Histogram mgm2550 75 0.5 1 2 5 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-PR_BIN = 3 Log Probability Plot CU_PCT mgm25 50 75 0 2 4 6 8 10 CU_PCT 0 2 4 6 8 10 12 0 50 100 150 200 250 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 2 4 4 ) C U _ P C T WF-PR_BIN = 3 CU_PCT Mean Above CU_PCT Count Above CU_PCT Primary Cu 1.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 6 of 20

0.001 0.01 0.1 1 10 CU_PCT 0 5 10 15 20 25 30 35 40 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 0 0 6 ) WF-CN BIN IN 1 Log CU_PCT Histogram 0.001 0.01 0.1 1 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-CN BIN IN 1 Log Probability Plot CU_PCT mgm25 5075 0 1 2 3 4 5 6 CU_PCT 0 1 2 3 4 5 6 7 0 50 100 150 200 250 300 350 400 450 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 4 4 0 ) C U _ P C T WF-CN BIN IN 1 CU_PCT Mean Above CU_PCT Count Above CU_PCT Chalcocite Enrichment 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 7 of 20

0.05 0.1 0.5 1 5 10 CU_PCT 0 5 10 15 20 25 30 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 0 3 9 ) WF-CN BIN IN 2 Log CU_PCT Histogram 0.05 0.1 0.5 1 5 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-CN BIN IN 2 Log Probability Plot CU_PCT mgm25 50 75 0 2 4 6 8 10 CU_PCT 0 2 4 6 8 10 12 0 50 100 150 200 250 300 350 400 450 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 4 3 7 ) C U _ P C T WF-CN BIN IN 2 CU_PCT Mean Above CU_PCT Count Above CU_PCT Chalcocite Enrichment – 1.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 8 of 20

0.01 0.02 0.05 0.1 0.2 0.5 1 2 CU_PCT 0 5 10 15 20 25 30 35 40 45 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 2 1 1 . 8 ) WF-EX BIN IN 1 Log CU_PCT Histogram 0.01 0.02 0.05 0.1 0.2 0.5 1 2 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-EX BIN IN 1 Log Probability Plot CU_PCT mgm25 50 75 0.0 0.5 1.0 1.5 2.0 CU_PCT 0.0 0.5 1.0 1.5 2.0 2.5 0 10 20 30 40 50 60 70 80 90 100 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 9 4 ) C U _ P C T WF-EX BIN IN 1 CU_PCT Mean Above CU_PCT Count Above CU_PCT Exotic Copper – 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 9 of 20

2 5 10 CU_PCT 0 10 20 30 40 50 60 70 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 9 3 . 5 7 ) WF-EX BIN IN 3 Log CU_PCT Histogram 2 5 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-EX BIN IN 3 Log Probability Plot CU_PCT mgm25 50 75 2 4 6 8 10 12 CU_PCT 5 6 7 8 9 10 11 12 13 0 5 10 15 20 25 30 35 L E N G T H W e i g h t e d M e a n A b o v e C U _ P C T C o u n t A b o v e ( o f 3 5 ) C U _ P C T WF-EX BIN IN 3 CU_PCT Mean Above CU_PCT Count Above CU_PCT Exotic Copper – 2.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 10 of 20

Capping Charts

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 11 of 20

0.8 0.9 1 2 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-AS_BIN-2 = 1 Cap=2.23 Capped=0 CV=0.88 Total Lost=0% Log Probability Plot CU_PCT 0.85 90% 0.87 91% 0.89 92% 0.91 93% 0.94 94% 0.96 95% 0.983 96% 1.1 97% 1.24 98% 2.23 100% Max 0.001 0.01 0.1 1 CU_PCT 0 1 2 3 4 5 6 7 8 9 10 11 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 2 7 4 6 ) WF-AS_BIN-2 = 1 Log CU_PCT Histogram Copper Oxide 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 12 of 20

5 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-AS_BIN-2 = 3 Cap=10.1 Capped=0 CV=0.62 Total Lost=0% Log Probability Plot CU_PCT 3.9 90% 4.095 91% 4.202 92% 4.3 93% 4.46 94% 4.64 95% 4.995 96% 5.536 97% 6.247 98% 10.1 100% Max 0.001 0.01 0.1 1 10 CU_PCT 0 5 10 15 20 25 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 7 5 6 ) WF-AS_BIN-2 = 3 Log CU_PCT Histogram Copper Oxide 2.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 13 of 20

0.8 0.9 1 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-PR_BIN = 1 Cap=1.5 Capped=1 CV=0.4 Total Lost=0.04% Log Probability Plot CU_PCT 0.84 90% 0.85 91% 0.87 92% 0.88 93% 0.9 94% 0.92 95% 0.94 96% 0.97 97% 0.99 98% 1.5 99.9% Max 0.005 0.01 0.05 0.1 0.5 1 CU_PCT 0 1 2 3 4 5 6 7 8 9 10 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 5 8 4 9 ) WF-PR_BIN = 1 Log CU_PCT Histogram Primary Cu 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 14 of 20

2 3 4 5 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-PR_BIN = 2 Cap=3 Capped=5 CV=0.46 Total Lost=0.5% Log Probability Plot CU_PCT 1.429 90% 1.46 91% 1.47 92% 1.5 93% 1.569 94% 1.652 95% 1.736 96% 1.888 97% 1.985 98% 3 99.7% Max 0.01 0.02 0.05 0.1 0.2 0.5 1 2 CU_PCT 0 1 2 3 4 5 6 7 8 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 2 5 2 7 ) WF-PR_BIN = 2 Log CU_PCT Histogram Primary Cu 1.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 15 of 20

5 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-PR_BIN = 3 Cap=11.648 Capped=0 CV=0.6 Total Lost=0% Log Probability Plot CU_PCT 3.267 90% 3.343 91% 3.416 92% 3.491 93% 3.751 94% 4.031 95% 4.227 96% 4.818 97% 5.781 98% 11.65 100% Max 0.5 1 2 5 10 CU_PCT 0 2 4 6 8 10 12 14 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 5 4 3 . 9 ) WF-PR_BIN = 3 Log CU_PCT Histogram Primary Cu 1.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 16 of 20

2 5 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-CN BIN IN 1 Cap=6.93 Capped=0 CV=0.74 Total Lost=0% Log Probability Plot CU_PCT 1.76 90% 1.839 91% 1.89 92% 2 93% 2.046 94% 2.13 95% 2.394 96% 2.45 97% 2.816 98% 6.93 100% Max 0.001 0.01 0.1 1 10 CU_PCT 0 5 10 15 20 25 30 35 40 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 0 0 6 ) WF-CN BIN IN 1 Log CU_PCT Histogram Chalcocite Enrichment 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 17 of 20

5 10 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-CN BIN IN 2 Cap=11.648 Capped=0 CV=0.73 Total Lost=0% Log Probability Plot CU_PCT 2.847 90% 3.012 91% 3.153 92% 3.24 93% 3.38 94% 3.464 95% 3.79 96% 4.097 97% 4.819 98% 11.65 100% Max 0.05 0.1 0.5 1 5 10 CU_PCT 0 5 10 15 20 25 30 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 1 0 3 9 ) WF-CN BIN IN 2 Log CU_PCT Histogram Chalcocite Enrichment 1.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 18 of 20

1.4 1.5 1.6 1.7 1.8 1.9 2.0 2.1 2.2 2.3 2.4 CU_PCT 0.01 0.02 0.05 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.95 99.98 99.99 C u m u l a ti v e % WF-EX BIN IN 1 Cap=2.04 Capped=1 CV=0.72 Total Lost=0.3% Log Probability Plot CU_PCT 1.561 90% 1.61 91% 1.619 92% 1.634 93% 1.676 94% 1.693 95% 1.771 96% 1.847 97% 1.951 98% 2.04 99% Max 0.01 0.05 0.1 0.5 1 5 10 50 CU_PCT 0 2 4 6 8 10 12 14 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 2 1 1 . 8 ) WF-EX BIN IN 1 Log CU_PCT Histogram Exotic Copper – 0.5%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 19 of 20

6 7 8 9 10 CU_PCT 0.01 0.1 0.2 0.5 1 2 5 10 20 30 40 50 60 70 80 90 95 98 99 99.5 99.8 99.9 99.99 C u m u l a ti v e % WF-EX BIN IN 3 Cap=12.6 Capped=0 CV=0.49 Total Lost=0% Log Probability Plot CU_PCT 6.697 90% 7.126 91% 7.68 92% 8.234 93% 8.572 94% 8.71 95% 8.848 96% 9.241 97% 10.36 98% 12.6 100% Max 0.01 0.050.1 0.5 1 5 10 50 CU_PCT 0 5 10 15 20 25 30 L E N G T H W e i g h t e d F r e q u e n c y ( % o f 9 3 . 5 7 ) WF-EX BIN IN 3 Log CU_PCT Histogram Exotic Copper – 2.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix C | Page 20 of 20

Appendix D: Block Model CLASSIFICATION IMAGES

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Nordmin Engineering Ltd. Appendix D

Classification, Plan Section

Plan Section, -260m

500 Elev
250 Elev
0 Elev
-250 Elev
-500 Elev
-750 Elev
SURFACE
N
90m
Resource Category
Indicated
Inferred

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 1 of 8

Classification, Plan Section

Plan Section, -475m
500 Elev
250 Elev
0 Elev
-250 Elev
-500 Elev
-750 Elev
CG-013
CG-092
CG-018A
CG-053
CG-036
CG-084
CG-035
CG-030
CG-091
CG-016
CG-051
CG-103
CG-032
CG-098
CG-045
CG-109
CG-080
CG-029
CG-078
CG-034
CG-038
CG-094
CG-057
CG-020
CG-054
CG-082
CG-110
CG-037
CG-099
CG-042
CG-090
CG-033
CG-088
CG-050
CG-028
CG-023
CG-093
CG-100
CG-061
CG-087
CG-062
CG-031
CG-068
CG-074
CG-063
CG-055
CG-024
N
75m
Resource Category
Indicated
Inferred

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 2 of 8

Classification, Plan Section

CG-045
CG-109
CG-094
CG-057
CG-038
CG-034
CG-110
CG-027
CG-099
CG-037
CG-033
CG-088
CG-050
CG-100
CG-061
CG-023
CG-031
CG-068
CG-062
CG-055
CG-024
N
100m
500 Elev
250 Elev
0 Elev
-250 Elev
-500 Elev
-750 Elev
SURFACE
Resource Category
Indicated
Inferred

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 3 of 8

Classification, Cross Section

600 Elev
Surface
400 Elev
400 Elev
200 Elev
200 Elev
CG-096
CG-011
CG-079
CG-102
CG-029
0 Elev
0 Elev
-200 Elev
-200 Elev
-400 Elev
-400 Elev
N
100m
Resource Category
Indicated
Inferred
-600 Elev
-600 Elev

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 4 of 8

Classification, Cross Section

600 Elev
Surface
400 Elev
200 Elev
0 Elev
-200 Elev
-400 Elev
-600 Elev
CG-096
CG-011
CG-079
CG-102
CG-029
N
100m
Resource Category
Indicated
Inferred

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 5 of 8

Classification, Cross Section

600 Elev
400 Elev
200 Elev
0 Elev
-200 Elev
-400 Elev
-600 Elev
Surface
CG-078
CG-035
CG-077
CG-040
CG-101
CG-065
CG-093
CG-042
N
100m
Resource Category
Indicated
Inferred

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 6 of 8

Classification, Cross Section

Surface
400 Elev
200 Elev
0 Elev
-200 Elev
-400 Elev
-600 Elev
-800 Elev
CG-109
CG-037
CG-030
CG-083
CG-008
CG-089
CG-062
Resource Category
Indicated
Inferred
N
100m

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 7 of 8

Classification, Cross Section

600 Elev
Surface
400 Elev
200 Elev
0 Elev
-200 Elev
-400 Elev
-600 Elev
-800 Elev
CG-027
SCC-001
CG-094
CG-016
CG-100
N
100m
Resource Category
Indicated
Inferred

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix D | Page 8 of 8

Appendix E: Block Model VALIDATION IMAGES

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Nordmin Engineering Ltd. Appendix E

Cross Section 1:
Total Copper

N
50m
Total Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 1 of 15

Cross Section 1:
Acid Soluble Copper

50m
N
Acid Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 2 of 15

Cross Section 1:
Cyanide Soluble Copper

N
50m
Cyanide Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 3 of 15

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 4 of 15

Cross Section 2:
Acid Soluble Copper

50m
N
Acid Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
>10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 5 of 15

Cross Section 2:
Cyanide Soluble Copper

50m
N
Cyanide Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 6 of 15

Cross Section 3:
Total Copper

75m
N
Total Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 7 of 15

Cross Section 3:
Acid Soluble Copper

Acid Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%
50m
N

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 8 of 15

Cross Section 3:
Cyanide Soluble Copper

50m
Cyanide Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 9 of 15

Cross Section 4:
Total Copper

70m
N
Total Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 10 of 15

Cross Section 4:
Acid Soluble Copper

70m
N
Acid Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 11 of 15

Cross Section 4:
Cyanide Soluble Copper

70m
N
Cyanide Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 12 of 15

Cross Section 5:
Total Copper

N
55m
Total Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 13 of 15

Cross Section 5:
Acid Soluble Copper

55m
Acid Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 14 of 15

Cross Section 5:
Cyanide Soluble Copper

55m
N
Cyanide Soluble Cu %
0.0-0.1%
0.1-0.5%
0.5-1.0%
1.0-1.5%
1.5-2.0%
2.0-2.5%
2.5-3.0%
3.0-5.0%
5.0-10.0%
> 10.0%

Technical Report Summary Santa Cruz Project, Arizona, USA Ivanhoe Electric Inc.	Appendix E | Page 15 of 15